Exhibit 4.9.1

HERTZ VEHICLE FINANCING LLC,
as Issuer

and

BNY MIDWEST TRUST COMPANY,
as Trustee

AMENDED AND RESTATED BASE INDENTURE

Dated as of December 21, 2005

Rental Car Asset Backed Notes
(Issuable in Series)

AMENDED AND RESTATED BASE INDENTURE, dated as of December 21, 2005, between HERTZ VEHICLE FINANCING LLC, a special purpose limited liability company established under the laws of Delaware, as issuer (“HVF”), and BNY MIDWEST TRUST COMPANY, an Illinois trust company, as trustee (in such capacity, the “Trustee”).

W I T N E S S E T H:

WHEREAS, HVF and the Trustee entered into a Base Indenture dated as of September 18, 2002, as amended pursuant to the First Supplemental Indenture dated as of March 31, 2004 (the “Prior Indenture”);

WHEREAS, HVF and the Trustee desire to amend and restate the Prior Indenture in its entirety as herein set forth;

WHEREAS, HVF has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of one or more series of Rental Car Asset Backed Notes (the “Notes”), issuable as provided in this Indenture; and

WHEREAS, all things necessary to make this Indenture a legal, valid and binding agreement of HVF, in accordance with its terms, have been done, and HVF proposes to do all the things necessary to make the Notes, when executed by HVF and authenticated and delivered by the Trustee hereunder and duly issued by HVF, the legal, valid and binding obligations of HVF as hereinafter provided;

NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders, as follows:

ARTICLE I   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions.

Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached hereto as Schedule I (the “Definitions List”), as such Definitions List may be amended or modified from time to time in accordance with the provisions hereof.

Section 1.2. Cross-References.

Unless otherwise specified, references in this Indenture and in each other Related Document to any Article or Section are references to such Article or Section of this Indenture or such other Related Document, as the case may be and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.3. Accounting and Financial Determinations; No Duplication.

Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Indenture, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Indenture, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Related Documents shall be made without duplication.

Section 1.4. Rules of Construction.

In this Indenture, unless the context otherwise requires:

(a)          the singular includes the plural and vice versa;

(b)         reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Indenture, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(c)          reference to any gender includes the other gender;

(d)         reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(e)          “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and

(f)            with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”.

ARTICLE II   THE NOTES

Section 2.1. Designation and Terms of Notes.

Each Series of Notes shall be substantially in the form specified in the applicable Series Supplement and shall bear, upon its face, the designation for such Series to which it belongs as selected by HVF, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the applicable Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officer executing such Notes, as evidenced by his execution of the Notes. All Notes of any Series shall, except as specified in the applicable Series Supplement, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture and the applicable Series Supplement. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes of each Series shall be issued in the denominations set forth in the applicable Series Supplement.

Section 2.2. Notes Issuable in Series.

(a) The Notes may be issued in one or more Series. Each Series of Notes shall be created by a Series Supplement.

(b) Notes of a new Series may from time to time be executed by HVF and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Request at least two (2) Business Days (or such shorter time as is acceptable to the Trustee) in advance of the related Series Closing Date and upon delivery by HVF to the Trustee, and receipt by the Trustee, of the following:

(i)                                     a Company Order authorizing and directing the authentication and delivery of the Notes of such new Series by the Trustee and specifying the designation of such new Series, the Initial Principal Amount (or the method for calculating the Initial Principal Amount) of such new Series to be authenticated and the Note Rate with respect to such new Series;

(ii)                                  a Series Supplement satisfying the criteria set forth in Section 2.3 executed by HVF and the Trustee and specifying the Principal Terms of such new Series;

(iii)                               the related Enhancement Agreement, if any, executed by each of the parties thereto, other than the Trustee;

(iv)                              written confirmation from each Rating Agency that the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such issuance;

(v)                                 an Officer’s Certificate of HVF dated as of the applicable Series Closing Date to the effect that (A) no Amortization Event, Limited Liquidation Event of Default, Potential Amortization Event or Enhancement Deficiency with respect to any Series of Notes Outstanding is continuing or will occur as a result of the issuance of the new Series of Notes, (B) no Liquidation Event of Default, Aggregate Asset Amount Deficiency, Manufacturer Event of Default, Operating Lease Event of Default, Potential Operating Lease Event of Default or Potential Manufacturer Event of Default is continuing or will occur as a result of the issuance of the new Series of Notes and (C) all conditions precedent provided in this Base Indenture and the related Series Supplement with respect to the authentication and delivery of the new Series of Notes have been satisfied;

(vi)                              a Tax Opinion;

(vii)                           evidence that each of the parties to the Related Documents with respect to the new Series of Notes has covenanted and agreed in the Related Documents that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against Hertz Vehicles LLC, HGI, HVF or the Intermediary any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;

(viii)                        unless otherwise specified in the related Series Supplement, an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form substantially acceptable to the Trustee, dated the applicable Closing Date, substantially to the effect that:

(A)                              all instruments furnished to the Trustee conform to the requirements of this Base Indenture and the related Series Supplement and constitute all the documents required to be delivered hereunder and thereunder for the Trustee to authenticate and deliver the new Series of Notes, and all conditions precedent provided for in this Base Indenture and the related Series Supplement with respect to the authentication and delivery of the new Series of Notes have been complied with;

(B)                                the related Series Supplement has been duly authorized, executed and delivered by HVF;

(C)                                the new Series of Notes has been duly authorized and executed and, when authenticated and delivered in accordance with the provisions of this Base Indenture and the related Series Supplement, will constitute valid, binding and enforceable obligations of HVF entitled to the benefits of this Base Indenture and the related Series Supplement, subject, in the case of enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity; and

(D)                               the related Series Supplement is a legal, valid and binding agreement of HVF, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity; and

(ix)                                such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.

Upon satisfaction of such conditions, the Trustee shall authenticate and deliver, as provided above, such Series of Notes upon execution thereof by HVF.

Section 2.3. Series Supplement for Each Series.

In conjunction with the issuance of a new Series, the parties hereto shall execute a Series Supplement, which shall specify the relevant terms with respect to such new Series of Notes, which may include without limitation:

(a) its name or designation;

(b) the Initial Principal Amount or the method of calculating the Initial Principal Amount with respect to such Series;

(c) the Note Rate with respect to such Series;

(d) the Series Closing Date;

(e) each Rating Agency rating such Series;

(f) the name of the Clearing Agency, if any;

(g) the interest payment date or dates and the date or dates from which interest shall accrue;

(h) the method of allocating Collections allocated to such Series;

(i) whether the Notes of such Series will be issued in multiple Classes and, if so, the method of allocating Collections allocated to such Series among such Classes and the rights and priorities of each such Class;

(j) the method by which the principal amount of the Notes of such Series shall amortize or accrete;

(k) the names of any Series Accounts to be used by such Series and the terms governing the operation of any such account and the use of moneys therein;

(l) any deposit of funds to be made in any Series Account on the Series Closing Date;

(m) the terms of any related Enhancement and the Enhancement Provider thereof, if any;

(n) whether the Notes of such Series may be issued in bearer form and any limitations imposed thereon;

(o) the Series Termination Date of such Series; and

(p) any other relevant terms of such Series of Notes (including whether or not such Series will be pledged as collateral for an issuance by an Affiliate Issuer) that do not change the terms of any Series of Notes Outstanding and that do not prevent the satisfaction of the

Rating Agency Condition with respect to each Series of Notes Outstanding with respect to the issuance of such new Series (all such terms, the “Principal Terms” of such Series).

Section 2.4. Execution and Authentication.

(a) The Notes shall, upon issue pursuant to Section 2.2, be executed on behalf of HVF by an Authorized Officer and delivered by HVF to the Trustee for authentication and redelivery as provided herein. If an Authorized Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

(b) At any time and from time to time after the execution and delivery of this Indenture, HVF may deliver Notes of any particular Series executed by HVF to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order and this Indenture, shall authenticate and deliver such Notes.

(c) No Note shall be entitled to any benefit under this Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein, duly executed by the Trustee by the manual signature of a Trust Officer (and the Luxembourg agent (the “Luxembourg Agent”), if the Notes of the Series to which such Note belongs are listed on the Luxembourg Stock Exchange). Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Indenture. The Trustee may appoint an authenticating agent acceptable to HVF to authenticate Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Notes of a Series issued under the within mentioned Indenture.

BNY MIDWEST TRUST COMPANY, as Trustee

By:
Authorized Signatory

(d) Each Note shall be dated and issued as of the date of its authentication by the Trustee.

(e) Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by HVF, and HVF shall deliver such Note to the Trustee for cancellation as provided in Section 2.14 together with a written statement (which need not comply with Section 13.3 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by HVF, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.4 if the Trustee, based on the written advice of counsel, determines that such action may not lawfully be taken.

Section 2.5. Registrar and Paying Agent.

(a) HVF shall (i) maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) appoint a paying agent (which shall satisfy the eligibility criteria set forth in Section 10.8(a)) (“Paying Agent”) at whose office or agency Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”). HVF may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrars. HVF may change any Paying Agent or Registrar without prior notice to any Noteholder. HVF shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Trustee is hereby initially appointed as the Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

(b) HVF shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. Such agency agreement shall implement the provisions of this Indenture that relate to such Agent. If HVF fails to maintain a Registrar or Paying Agent, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with this Indenture until HVF shall appoint a replacement Registrar or Paying Agent, as applicable.

Section 2.6. Paying Agent to Hold Money in Trust.

(a) HVF will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

(i)                                     hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)                                  give the Trustee notice of any default by HVF of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)                               at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

(iv)                              immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

(v)                                 comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b) HVF may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Company Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(c) Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to HVF on Company Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to HVF for payment thereof (but only to the extent of the amounts so paid to HVF), and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of HVF, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, and in a newspaper customarily published on each Business Day and of general circulation in London and Luxembourg (if the related Series of Notes has been listed on the Luxembourg Stock Exchange), if applicable, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to HVF. The Trustee may also adopt and employ, at the expense of HVF, any other reasonable means of notification of such repayment.

Section 2.7. Noteholder List.

The Trustee will furnish or cause to be furnished by the Registrar to HVF or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from HVF or the Paying Agent, respectively, in writing, a list in such form as HVF or the Paying Agent may reasonably require, of the names and addresses of the Noteholders of each Series as of the most recent Record Date for payments to such Noteholders. Unless otherwise provided in the applicable Series Supplement, holders of Notes of any Series having an aggregate Principal Amount of not less than 10% of the aggregate Principal Amount of such Series (the “Applicants”) may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Noteholders of any Series with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by the Trustee and shall give HVF notice that such request has been made, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants’ request. Every Noteholder, by receiving and holding a Note, agrees with the Trustee that neither the Trustee, the Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the source from which such information was obtained.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Registrar, HVF shall furnish to the Trustee at least seven Business Days before each Payment Date and at such other time as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

Section 2.8. Transfer and Exchange.

(a) Upon surrender for registration of transfer of any Note at the office or agency of the Registrar, if the requirements of Section 2.8(f) and Section 8-401(a) of the UCC are met, HVF shall execute and after HVF has executed, the Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Class and a like Initial Principal Amount. At the option of any Noteholder, Notes may be exchanged for other Notes of the same Series and Class in authorized denominations of like Initial Principal Amount, upon surrender of the Notes to be exchanged at any office or agency of the Registrar maintained for such purpose. Whenever Notes of any Series are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met, HVF shall execute and after HVF has executed, the Trustee shall authenticate and deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.

(b) Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, with a medallion signature guarantee, and (ii) accompanied by such other documents as the Trustee may require. HVF shall execute and deliver to the Trustee or the Registrar, as applicable, Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Indenture and the Notes.

(c) All Notes issued upon any registration of transfer or exchange of the Notes shall be the valid obligations of HVF, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(d) The preceding provisions of this Section 2.8 notwithstanding, the Trustee or the Registrar, as the case may be, shall not be required to register the transfer or exchange of any Note of any Series for a period of 15 days preceding the due date for payment in full of the Notes of such Series.

(e) Unless otherwise provided in the applicable Series Supplement, no service charge shall be payable for any registration of transfer or exchange of Notes, but HVF or the

Registrar may require payment by the Noteholder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(f) Unless otherwise provided in the applicable Series Supplement, registration of transfer of Notes containing a legend relating to the restrictions on transfer of such Notes (which legend shall be set forth in the applicable Series Supplement) shall be effected only if the conditions set forth in such applicable Series Supplement are satisfied. Notwithstanding any other provision of this Section 2.8 and except as otherwise provided in Section 2.13, the typewritten Note or Notes representing Book-Entry Notes for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency for such Series, or to a successor Clearing Agency for such Series selected or approved by HVF or to a nominee of such successor Clearing Agency, only if in accordance with this Section 2.8 and Section 2.12.

(g) If the Notes are listed on the Luxembourg Stock Exchange, the Trustee or the Luxembourg Agent, as the case may be, shall send to HVF upon any transfer or exchange of any Note information reflected in the copy of the register for the Notes maintained by the Registrar or the Luxembourg Agent, as the case may be.

Section 2.9. Persons Deemed Owners.

Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and HVF may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent nor HVF shall be affected by notice to the contrary.

Section 2.10. Replacement Notes.

(a) If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to hold HVF and the Trustee harmless then, provided that the requirements of Section 8-405 of the UCC are met, HVF shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, HVF may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser (within the meaning of Section 8-303 of the UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, HVF and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by HVF or the Trustee in connection therewith.

(b) Upon the issuance of any replacement Note under this Section 2.10, HVF may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

(c) Every replacement Note issued pursuant to this Section 2.10 in replacement of any mutilated, destroyed, lost or stolen Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(d) The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11. Treasury Notes.

In determining whether the Noteholders of the required Principal Amount of Notes have concurred in any direction, waiver or consent, Notes owned by HVF or any Affiliate of HVF (other than an Affiliate Issuer) shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Trust Officer has received written notice of such ownership shall be so disregarded. Absent written notice to the Trustee of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual owners of the Notes.

Section 2.12. Book-Entry Notes.

(a) Unless otherwise provided in any applicable Series Supplement, the Notes of each Series, upon original issuance, shall be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to the depository specified in such Series Supplement (the “Depository”) which shall be the Clearing Agency on behalf of such Series. The Notes of each Series shall, unless otherwise provided in the applicable Series Supplement, initially be registered on the Note Register in the name of the Clearing Agency or the nominee of the Clearing Agency. No Note Owner will receive a definitive note representing such Note Owner’s interest in the related Series of Notes, except as provided in Section 2.13. Unless and until definitive, fully registered Notes of any Series (“Definitive Notes”) have been issued to Note Owners pursuant to Section 2.13:

(i)                                     the provisions of this Section 2.12 shall be in full force and effect with respect to each such Series;

(ii)                                  HVF, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency and the applicable Clearing Agency Participants for all purposes (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

(iii)                               to the extent that the provisions of this Section 2.12 conflict with any other provisions of this Indenture, the provisions of this Section 2.12 shall control with respect to each such Series;

(iv)                              the rights of Note Owners of each such Series shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Indenture to actions by the Noteholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Indenture to distributions, notices, reports and statements to the Noteholders shall refer to distributions, notices, reports and statements to the Clearing Agency, as registered holder of the Notes of such Series for distribution to the Note Owners in accordance with the procedures of the Clearing Agency; and

(v)                                 whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the principal amount of the Outstanding Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Outstanding Notes and has delivered such instructions to the Trustee.

Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Notes to such Clearing Agency Participants.

(b) Whenever notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.13, the Trustee and HVF shall give all such notices and communications specified herein to be given to Noteholders to the applicable Clearing Agency for distribution to the Note Owners.

Section 2.13. Definitive Notes.

(a)                                  The Notes of any Series, to the extent provided in the related Series Supplement, upon original issuance, may be issued in the form of Definitive Notes. The applicable Series Supplement shall set forth the legend relating to the restrictions on transfer of such Definitive Notes and such other restrictions as may be applicable.

(b)                                 With respect to the Notes of any Series issued in the form of typewritten Notes representing the Book-Entry Notes, if (i) (A) HVF advises the Trustee in writing that the Clearing Agency with respect to any Series of Notes is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement and (B) the Trustee or HVF is unable to locate a qualified successor, (ii) HVF, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to any Series of Notes Outstanding or (iii) after the occurrence of an Amortization Event with respect to any Series of Notes Outstanding, Note Owners holding a beneficial interest in excess of 50% of the aggregate Principal Amount of such Series of Notes advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of such Note Owners, the Trustee shall notify all Note Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners of such Series. Upon surrender to the Trustee of the Notes of such Series by the applicable Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, HVF shall execute and the Trustee shall authenticate, upon receipt of a Company Order, and deliver the Definitive Notes in accordance with the instructions of the Clearing Agency. Neither HVF nor the Trustee shall be liable for any delay in delivery of such instructions and may each conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series of Notes all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Notes, and the Trustee shall recognize the Holders of the Definitive Notes of such Series as Noteholders of such Series hereunder.

Section 2.14. Cancellation.

HVF may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which HVF may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. HVF may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard disposition procedures unless HVF shall direct that cancelled Notes be returned to it pursuant to a Company Order.

Section 2.15. Principal and Interest.

(a) The principal of each Series of Notes shall be payable at the times and in the amount set forth in the applicable Series Supplement and in accordance with Section 6.1.

(b) Each Series of Notes shall accrue interest as provided in the applicable Series Supplement and such interest shall be payable on each Payment Date for such Series in accordance with Section 6.1 and the applicable Series Supplement.

(c) Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Payment Date for such Note shall be entitled to receive the principal and interest payable on such Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

(d) If HVF defaults in the payment of interest on the Notes of any Series, such interest, to the extent paid on any date that is more than five (5) Business Days after the applicable due date, shall, at the option of HVF, cease to be payable to the Persons who were Noteholders of such Series on the applicable Record Date and HVF shall pay the defaulted interest in any lawful manner, plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Noteholders of such Series on a subsequent special record date which date shall be at least five (5) Business Days prior to the payment date, at the rate provided in this Indenture and in the Notes of such Series. HVF shall fix or cause to be fixed each such special record date and payment date, and at least 15 days before the special record date, HVF (or the Trustee, in the name of and at the expense of HVF) shall mail to Noteholders of such Series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.16. Tax Treatment.

HVF has structured this Indenture and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner’s acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interests therein) for purposes of Federal, state and local and income or franchise taxes and any other tax imposed on or measured by income, as indebtedness.

ARTICLE III   SECURITY

Section 3.1. Grant of Security Interest.

(a) To secure the Note Obligations, HVF hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Noteholders, and hereby grants to the Trustee, for the benefit of the Noteholders, a security interest in, all of the following property now owned or at any time hereafter acquired by HVF or in which HVF now has or at any time in the future may acquire any right, title or interest (collectively, the “Indenture Collateral”):

(i)                                     the Collateral Agreements, including, without limitation, all monies due and to become due to HVF under or in connection with the Collateral Agreements, whether payable as Rent, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Collateral Agreements or otherwise, all security for amounts payable thereunder and all rights, remedies, powers, privileges and claims of HVF against any other party under or with respect to the Collateral Agreements (whether arising pursuant to the terms of such Collateral Agreements or otherwise available to HVF at law or in equity), the right to enforce any of the Collateral Agreements and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Collateral Agreements or the obligations of any party thereunder;

(ii)                                  the Collection Account and each HVF Exchange Account, all monies on deposit from time to time in the Collection Account and each HVF Exchange Account and all proceeds thereof; provided, however, that in the case of any funds held in the accounts maintained pursuant to the Escrow Agreement that constitute Relinquished Property Proceeds, such funds shall not constitute HVF Vehicle Collateral unless such funds are or become Additional Subsidies;

(iii)                               each Series Account, all monies on deposit from time to time in such Series Account and all proceeds thereof;

(iv)                              all Investment Property;

(v)                                 all additional property that may from time to time hereafter (pursuant to the terms of any Series Supplement or otherwise) be subjected to the grant and pledge hereof by HVF or by anyone on its behalf; and

(vi)                              to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(b) To secure the Note Obligations, HVF hereby confirms the grant, pledge, hypothecation, assignment, conveyance, delivery and transfer to the Collateral Agent under the Collateral Agency Agreement for the benefit of the Trustee, on behalf of the Noteholders, of a continuing first priority perfected Lien on all right, title and interest of HVF in, to and under the HVF Vehicle Collateral.

(c) The foregoing grant is made in trust to secure the Note Obligations and to secure compliance with the provisions of this Indenture and any Series Supplement, all as provided in this Indenture. The Trustee, as trustee on behalf of the Noteholders, acknowledges such grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and subject to Section 10.1 and 10.2, agrees to perform its duties required in this Indenture. The Collateral shall secure the Notes equally and ratably without prejudice, priority or distinction (except, with respect to any Series of Notes, as otherwise stated in the applicable Series Supplement).

Section 3.2. Certain Rights and Obligations of HVF Unaffected.

(a) Notwithstanding the assignment and security interest so granted to the Trustee on behalf of the Noteholders, HVF shall nevertheless be permitted, subject to the Trustee’s right to revoke such permission in the event of an Amortization Event with respect to any Series of Notes Outstanding and subject to the provisions of Section 3.3, to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required to be given in the normal course of business (which does not include waivers of default under any of the Collateral Agreements or any of the Manufacturer Programs).

(b) The assignment of the Collateral to the Trustee on behalf of the Noteholders shall not (i) relieve HVF from the performance of any term, covenant, condition or agreement on HVF’s part to be performed or observed under or in connection with any of the Collateral

Agreements or any of the Manufacturer Programs or (ii) impose any obligation on the Trustee or any of the Noteholders to perform or observe any such term, covenant, condition or agreement on HVF’s part to be so performed or observed or impose any liability on the Trustee or any of the Noteholders for any act or omission on the part of HVF or from any breach of any representation or warranty on the part of HVF.

(c) HVF hereby agrees to indemnify and hold harmless the Trustee (including its directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable out-of-pocket costs and expenses arising out of or resulting from the assignment granted hereby or by the Collateral Agency Agreement or any Assignment Agreement, whether arising by virtue of any act or omission on the part of HVF or otherwise, including, without limitation, the reasonable out-of-pocket costs, expenses, and disbursements (including reasonable attorneys’ fees and expenses) incurred by the Trustee in enforcing this Indenture or preserving any of its rights to, or realizing upon, any of the Collateral; provided, however, the foregoing indemnification shall not extend to any action by the Trustee which constitutes gross negligence or willful misconduct by the Trustee or any other indemnified person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Indenture, any Series Supplement, the Collateral Agency Agreement or any Assignment Agreement.

Section 3.3. Performance of Collateral Agreements..

Upon the occurrence of a default or breach by any Person party to a Collateral Agreement or a Manufacturer Program, promptly following a request from the Trustee or the Collateral Agent to do so and at HVF’s expense, HVF agrees to take all such lawful action as permitted under this Indenture as the Trustee or the Collateral Agent may request to compel or secure the performance and observance by:  (i) the Hertz Nominee, the HFC Nominee, Hertz Vehicles LLC, HGI, the Administrator, the Servicer, the Lessee, the Intermediary or the Escrow Agent or any other party to any of the Collateral Agreements of its obligations to HVF and (ii) a Manufacturer under a Manufacturer Program of its obligations to HVF, including, without limitation, any obligations of such Manufacturer to HGI or Hertz, as applicable, that have been assigned to HVF, in each case in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to HVF to the extent and in the manner directed by the Trustee or the Collateral Agent, as applicable, including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by the Hertz Nominee, the HFC Nominee, Hertz Vehicles LLC, HGI, the Administrator, the Servicer, the Lessee, the Intermediary or the Escrow Agent (or such other party to any of the Collateral Agreements) or by a Manufacturer under a Manufacturer Program, of their respective obligations thereunder. If (i) HVF shall have failed, within 30 days of receiving the direction of the Trustee or the Collateral Agent, as applicable, to take commercially reasonable action to accomplish such directions of the Trustee or the Collateral Agent, as applicable, (ii) HVF refuses to take any such action or (iii) the Trustee or the Collateral Agent, as applicable, reasonably determines that such action must be taken immediately, in any such case the Trustee or the Collateral Agent, as applicable, may, but shall not be obligated to, take, at the expense of HVF, such previously directed action and any related action permitted under this Indenture which the Trustee or the Collateral Agent, as applicable, thereafter determines is appropriate (without the need under this provision or any other provision under this Indenture to direct HVF to take such action), on behalf of HVF and the Noteholders.

Section 3.4. Release of Indenture Collateral.

(a) The Trustee shall, when required by the provisions of this Indenture, execute instruments to release property from the lien of this Indenture, or convey the Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this Section 3.4 shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b) In accordance with the Collateral Agency Agreement, from and after the earliest of (i) in the case of a Program Vehicle subject to a Repurchase Program, the Turnback Date for such Program Vehicle, (ii) in the case of a Program Vehicle subject to a Guaranteed Depreciation Program, the date of sale of such Program Vehicle by an auction dealer to a third party, (iii) in the case of a Non-Program Vehicle, the date of the deposit of the Disposition Proceeds of such Non-Program Vehicle by or on behalf of HVF into the Collection Account or an HVF Exchange Account, (iv) in the case of a Transferred HVF Vehicle, the date the related Transfer Payment is deposited into the Collection Account or an HVF Exchange Account, (v) in the case of a Casualty, the date the related Casualty Payment is deposited into the Collection Account and (vi) in the case of a Rejected Vehicle, the date the related Rejected Vehicle Payment is deposited into the Collection Account, such HVF Vehicle and the related Certificate of Title shall automatically be released from the lien of the Collateral Agency Agreement. Any Lien of the Trustee on the HVF Vehicles shall automatically be deemed to be released concurrently with any release of the Lien of the Collateral Agent as provided in the Collateral Agency Agreement.

(c) The Trustee shall, at such time as there is no Note Outstanding, release any remaining portion of the Indenture Collateral from the lien of this Indenture and release to HVF any funds then on deposit in the Collection Account and any Series Accounts. The Trustee shall release property from the lien of this Indenture pursuant to this Section 3.4(c) only upon receipt of a Company Order accompanied by an Officer’s Certificate and an Opinion of Counsel meeting the applicable requirements of Section 13.3.

Section 3.5. Opinions of Counsel.

The Trustee shall receive at least seven days’ notice when requested by HVF to take any action pursuant to Section 3.4(a), accompanied by copies of any instruments involved, and the Trustee may also require as a condition of such action, an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders; provided, however that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Indenture Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action.

Section 3.6. Stamp, Other Similar Taxes and Filing Fees.

HVF shall indemnify and hold harmless the Trustee, the Collateral Agent and each Noteholder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Indenture or any Collateral. HVF shall pay any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of this Indenture.

ARTICLE IV   REPORTS

Section 4.1. Reports and Instructions to Trustee.

(a) Daily Collection Reports. On each Business Day commencing on the Initial Closing Date, HVF shall prepare and maintain, or cause to be prepared and maintained, a record (each, a “Daily Collection Report”) setting forth the aggregate of the amounts deposited in the Collection Account or an HVF Exchange Account on the immediately preceding Business Day, which shall consist of:  (A) the aggregate amount of payments received from Manufacturers and/or auction dealers under Manufacturer Programs related to Program Vehicles and in each case deposited in the Collection Account or an HVF Exchange Account, plus (B) the aggregate amount of proceeds received from third parties (other than Manufacturers and auction dealers) with respect to the sale of HVF Vehicles and in each case deposited in the Collection Account or an HVF Exchange Account, plus (C) the aggregate amount of other Collections deposited in the Collection Account or an HVF Exchange Account. HVF shall deliver a copy of the Daily Collection Report for each Business Day to the Trustee.

(b) Reports and Certificates. Promptly following delivery to HVF, HVF shall forward to the Trustee copies of all reports, certificates, information or other materials delivered to HVF pursuant to the HVF Lease.

(c) Monthly Servicing Certificate. On or before the fourth Business Day prior to each Payment Date (unless otherwise agreed by the Trustee), HVF shall furnish to the Trustee and the Paying Agent a certificate substantially in the form of Exhibit A (each a “Monthly Servicing Certificate”).

(d) Monthly Noteholders’ Statement. On or before the fourth Business Day prior to each Payment Date (unless otherwise agreed by the Trustee), HVF shall furnish to the Trustee a Monthly Noteholders’ Statement with respect to each Series of Notes substantially in the form provided in the applicable Series Supplement.

(e) Monthly Collateral Certificate. On or before each Payment Date, HVF shall furnish to the Trustee and the Collateral Agent an Officer’s Certificate of HVF to the effect that, except as stated therein, (i) the HVF Vehicles and all other Collateral is free and clear of all Liens, other than Permitted Liens, and (ii) the aggregate amount of all vicarious liability claims outstanding against HVF as of the immediately preceding Determination Date is less than $5 million. If the aggregate amount of vicarious liability claims outstanding against HVF exceeds $5 million, the Officer’s Certificate delivered pursuant to this Section 4.1(e) shall also contain a schedule describing all of the vicarious liability claims then outstanding against HVF.

(f) Quarterly Compliance Certificates. On the Payment Date in each of March, June, September and December, commencing in December 2002, HVF shall deliver to the Trustee an Officer’s Certificate of HVF to the effect that, except as provided in a notice delivered pursuant to Section 8.8, no Amortization Event or Potential Amortization Event with respect to any Series of Notes Outstanding has occurred or is continuing and no Operating Lease Event of Default or Potential Operating Lease Event of Default has occurred or is continuing.

(g) Non-Program Vehicle Report. On the Payment Date in May of each year, commencing in May 2003, HVF shall cause a nationally recognized firm of independent certified public accountants to furnish a report to the Trustee and the Rating Agencies to the effect that they have performed certain agreed upon procedures with respect to the calculations of (i) the Disposition Proceeds received by HVF from the sale or other disposition of all Non-Program Vehicles (other than Casualties) sold or otherwise disposed of during the Related Month, (ii) the respective Net Book Values of such Non-Program Vehicles and (iii) the Market Values of such Non-Program Vehicles on the date of such sale or other disposition.

(h) Verification of Title. On or prior to May 30 of each year, commencing May 30, 2003, HVF shall cause a nationally recognized firm of independent certified public accountants to furnish a report to the Trustee and the Rating Agencies to the effect that they have performed certain agreed upon procedures on a statistical sample of the Certificates of Title of the HVF Vehicles designed to provide a ninety-five percent (95%) confidence level confirming that the HVF Vehicles are titled in the name of Hertz Vehicles LLC and the Certificates of Title show a first lien in the name of the Collateral Agent, except for such exceptions as shall be set forth in such report (which exceptions may include the existence of the Initial Hertz Vehicles and the Service Vehicles).

(i) Additional Information. From time to time such additional information regarding the financial position, results of operations or business of Hertz, Hertz Vehicles LLC, HGI or HVF as the Trustee may reasonably request to the extent that such information is available to HVF pursuant to the Related Documents.

(j) Instructions as to Withdrawals and Payments. HVF will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable, written instructions to make withdrawals and payments from the Collection Account, any HVF Exchange Account and any other accounts specified in a Series Supplement and to make drawings under any Enhancement, as contemplated herein and in any Series Supplement. The Trustee and the Paying Agent shall promptly follow any such written instructions.

Section 4.2. Reports to Noteholders.

(a) On each Payment Date, the Paying Agent shall forward to each Noteholder of record as of the immediately preceding Record Date of each Series of Notes Outstanding the

Monthly Noteholders’ Statement with respect to such Series, with a copy to the Rating Agencies and any Enhancement Provider with respect to such Series.

(b) Annual Noteholders’ Tax Statement. Unless otherwise specified in the applicable Series Supplement, on or before January 31 of each calendar year, beginning with calendar year 2003, the Paying Agent shall furnish to each Person who at any time during the preceding calendar year was a Noteholder a statement prepared by HVF containing the information which is required to be contained in the Monthly Noteholders’ Statements with respect to each Series of Notes aggregated for such calendar year or the applicable portion thereof during which such Person was a Noteholder, together with such other customary information (consistent with the treatment of the Notes as debt) as HVF deems necessary or desirable to enable the Noteholders to prepare their tax returns (each such statement, an “Annual Noteholders’ Tax Statement”). Such obligations of HVF to prepare and the Paying Agent to distribute the Annual Noteholders’ Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

Section 4.3. Rule 144A Information.

For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, HVF agrees to provide to any Noteholder or Note Owner and to any prospective purchaser of Notes designated by such Noteholder or Note Owner upon the request of such Noteholder or Note Owner or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.

Section 4.4. Administrator.

Pursuant to the Administration Agreement, the Administrator has agreed to provide certain reports, instructions and other services on behalf of HVF. The Noteholders by their acceptance of the Notes consent to the provision of such reports by the Administrator in lieu of HVF.

ARTICLE V   ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.1. Collection Account.

(a) Establishment of Collection Account. On or prior to the Initial Closing Date, HVF, the Collection Account Securities Intermediary and the Trustee shall have entered into the Collection Account Control Agreement pursuant to which the Collection Account shall be established and maintained for the benefit of the Noteholders. If at any time a Trust Officer obtains knowledge that the Collection Account is no longer an Eligible Deposit Account, the Trustee shall, within ten (10) Business Days of obtaining such knowledge, cause the Collection Account to be moved to a Qualified Institution or a Qualified Trust Institution and cause the depositary maintaining the new Collection Account to assume the obligations of the existing Collection Account Securities Intermediary under the Collection Account Control Agreement.

(b) Administration of the Collection Account. All amounts held in the Collection Account shall be invested in Permitted Investments in accordance with the Collection Account Control Agreement at the written direction of HVF. Investments of funds on deposit in administrative sub-accounts of the Collection Account established in respect of a particular Series of Notes shall be required to mature on or before the dates specified in the applicable Series Supplement. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account shall remain uninvested. HVF shall not direct the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(c) Earnings from Collection Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account shall be deemed to be available and on deposit for distribution.

(d) Establishment of Series Accounts. To the extent specified in the Series Supplement with respect to any Series of Notes, the Trustee may establish and maintain one or more Series Accounts and/or administrative sub-accounts of the Collection Account to facilitate the proper allocation of Collections in accordance with the terms of such Series Supplement.

Section 5.2. Collections and Allocations.

(a) Collections in General. Until this Indenture is terminated pursuant to Section 11.1, HVF shall, and the Trustee is authorized (upon written instructions) to, cause all Collections due and to become due to HVF or the Trustee, as the case may be, to be deposited in the following manner:

(i)                                     all amounts due under or in connection with the HVF Vehicle Collateral, including, without limitation, amounts due from Manufacturers and their related auctions dealers under their Manufacturer Programs with respect to the HVF Vehicles, other than Excluded Payments and Permitted Check Payments, shall be deposited directly into a Collateral Account by the Manufacturers and the related auction dealers and shall be withdrawn from such Collateral Account and deposited either into the Collection Account or, in the case of Relinquished Property Proceeds, an HVF Exchange Account for application in accordance with Section 4.2 of the Master Exchange Agreement within seven Business Days of the deposit thereof into such Collateral Account;

(ii)                                  all amounts representing the proceeds from sales of HVF Vehicles to third parties, other than the Manufacturers or their auction dealers, and all amounts received by the Servicer in the form of Permitted Check Payments shall be deposited into a Collateral Account within two Business Days of receipt by the Servicer and shall be withdrawn from a Collateral Account and either deposited into the Collection Account or, in the case of Relinquished Property Proceeds, an HFV Exchange Account for application in accordance with Section 4.2 of the Master Exchange Agreement within seven Business Days of the deposit thereof into a Collateral Account;

(iii)                               all insurance proceeds and warranty payments in respect of the HVF Vehicles, other than Excluded Payments, shall be deposited into a Collateral Account within two Business Days of receipt by the Servicer and shall be withdrawn from a Collateral Account and deposited into the Collection Account within seven Business Days of the deposit thereof into a Collateral Account;

(iv)                              all amounts payable to HVF pursuant to the HVF Lease shall be paid directly to the Trustee for deposit into the Collection Account;

(v)                                 all payments of Transfer Price by HGI in respect of Transferred HVF Vehicles and Manufacturer Receivables, all Rejected Vehicle Payments by HGI or the Servicer and all other amounts payable by HGI to HVF pursuant to the Purchase Agreement shall be paid directly to the Trustee for deposit into the Collection Account;

(vi)                              all amounts payable by the Nominee pursuant to Section 11(b) of the Nominee Agreement shall be deposited directly into a Collateral Account by the Nominee and shall be withdrawn from a Collateral Account and deposited into the Collection Account within seven Business Days of the deposit thereof into a Collateral Account;

(vii)                           all amounts payable by the Hertz Nominee pursuant to Section 10 of the Hertz Nominee Agreement shall be deposited directly into a Collateral Account by the Hertz Nominee and shall be withdrawn from a Collateral Account and deposited into the Collection Account within seven Business Days of the deposit thereof into a Collateral Account;

(viii)                        all amounts payable by the HFC Nominee pursuant to Section 10 of the HFC Nominee Agreement shall be deposited directly into a Collateral Account by the HFC Nominee and shall be withdrawn from a Collateral Account and deposited into the Collection Account within seven Business Days of the deposit thereof into a Collateral Account; and

(ix)                                all Collections from any other source shall be either paid directly into the Collection Account at such times as such amounts are due or deposited by the Servicer into the Collection Account within seven Business Days after deposit thereof into a Collateral Account.

Notwithstanding the foregoing, (x) unless an Amortization Event with respect to any Series of Notes Outstanding has occurred and is continuing, insurance proceeds and warranty payments with respect to the HVF Vehicles shall not be required to be deposited in a Collateral Account or the Collection Account, and may be held by HVF or paid to Hertz and (y) unless there has been a failure by HGI to make a payment to HVF on account of an Invoice Adjustment when due in accordance with Section 1.05(d) of the Purchase Agreement and such failure is continuing, payments by Manufacturers on account of Invoice Adjustments shall not be required to be deposited in a Collateral Account or the Collection Account and may be held by HGI. HVF agrees that if any Collections shall be received by HVF in an account other than a Collateral Account, an HVF Exchange Account or the Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by HVF with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by HVF for, and immediately paid over to the Trustee or the Collateral Agent, as applicable, with any necessary endorsement. All Collections deposited into a Collateral Account shall be allocated and distributed to the Trustee as provided in the Collateral Agency Agreement. All monies, instruments, cash and other proceeds received by the Trustee pursuant to this Indenture (including amounts received from the Collateral Agent) shall be immediately deposited in the Collection Account or an HVF Exchange Account and shall be applied as provided in this Article 5 or Article 5A.

(b) Allocations for Noteholders. On each day on which Collections are deposited into the Collection Account, HVF shall allocate Collections deposited into the Collection Account in accordance with this Article 5 and shall instruct the Trustee in writing to withdraw the required amounts from the Collection Account and make the required deposits in any Series Account in accordance with this Article 5, as modified by any Series Supplement. HVF shall make such deposits or payments on the date indicated therein in immediately available funds or as otherwise provided in the applicable Series Supplement. If, on any date on which Collections are deposited into the Collection Account or Collections are otherwise on deposit in the Collection Account, there are unpaid Ford Reimbursement Obligations, HVF shall apply any such Collections not allocable to any Series pursuant to a Series Supplement to pay such unpaid Ford Reimbursement Obligations by instructing the Trustee in writing to withdraw from the Collection Account and pay to Ford an amount equal to the lesser of such unpaid Ford Reimbursement Obligations and the amount of Collections deposited into or on deposit in the Collection Account on such date that are not allocable to any Series pursuant to any Series Supplement.

(c) Sharing Collections. In the manner described in the applicable Series Supplement, to the extent that Principal Collections that are allocated to any Series on a Payment Date are not needed to make payments to Noteholders of such Series or required to be deposited in a Series Account for such Series on such Payment Date, such Principal Collections may, at the direction of HVF, be applied to cover principal payments due to or for the benefit of Noteholders of another Series. Any such reallocation will not result in a reduction in the Principal Amount of the Series to which such Principal Collections were initially allocated.

(d) Unallocated Principal Collections. If, after giving effect to Section 5.2(c), Principal Collections allocated to any Series on any Payment Date are in excess of the amount required to be paid in respect of such Series on such Payment Date, then any such excess Principal Collections shall be allocated to HVF or such other party as may be entitled thereto as set forth in any Series Supplement. If, on any date on which Principal Collections are allocated to HVF pursuant to this Section 5.2(d), there are unpaid Ford Reimbursement Obligations, HVF shall apply any such Principal Collections to pay such unpaid Ford Reimbursement Obligations by instructing the Trustee in writing to withdraw from the applicable Series Account and pay to Ford an amount equal to the lesser of such unpaid Ford Reimbursement Obligations and the amount of such Principal Collections allocated to HVF pursuant to this Section 5.2(d).

Section 5.3. Determination of Monthly Interest.

Monthly payments of interest on each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.4. Determination of Monthly Principal.

Monthly payments of principal of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement. However, all principal of or interest on any Series of Notes shall be due and payable no later than the Series Termination Date with respect to such Series.

[THE REMAINDER OF ARTICLE 5 IS RESERVED AND MAY BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES.]

ARTICLE 5A. HVF EXCHANGE ACCOUNT

Section 5A.1. HVF Exchange Account. On or prior to the Restatement Effective Date, the Trustee shall establish and maintain for the benefit of the Noteholders one or more HVF Exchange Accounts, each in the name of the Trustee or, prior to the date of termination of the Master Exchange Agreement pursuant to Section 7.01(b) thereof, the joint name of the Trustee and the Intermediary, that shall be administered and operated as provided in the Master Exchange Agreement. Each HVF Exchange Account shall be maintained (i) with a Qualified Institution or (ii) as a segregated trust account with a Qualified Trust Institution. If any HVF Exchange Account is not maintained in accordance with the previous sentence, then within ten (10) Business Days of obtaining knowledge of such fact, the Trustee and the Intermediary shall establish a new HVF Exchange Account which complies with such sentence and transfer into the new HVF Exchange Account all funds from the non-qualifying HVF Exchange Account. Initially, each HVF Exchange Account will be established with the Trustee.

ARTICLE VI   DISTRIBUTIONS

Section 6.1. Distributions in General.

(a) Unless otherwise specified in the applicable Series Supplement, on each Payment Date, the Paying Agent shall pay to the Noteholders of each Series of record on the preceding Record Date the amounts payable thereto hereunder by check mailed first-class postage prepaid to such Noteholder at the address for such Noteholder appearing in the Note Register except that with respect to Notes registered in the name of a Clearing Agency or its nominee, such amounts shall be payable by wire transfer of immediately available funds released by the Paying Agent from the applicable Series Account no later than Noon (New York City time) on the Payment Date for credit to the account designated by such Clearing Agency or its nominee, as applicable; provided, however, that, the final principal payment due on a Note shall only be paid to the Noteholder of a Definitive Note on due presentment of such Definitive Note for cancellation in accordance with the provisions of the Note.

(b) Unless otherwise specified in the applicable Series Supplement (i) all distributions to Noteholders of all Classes within a Series of Notes will have the same priority and (ii) in the event that on any date of determination the amount available to make payments to the Noteholders of a Series is not sufficient to pay all sums required to be paid to such Noteholders on such date, then each Class of Noteholders will receive its ratable share (based upon the aggregate amount due to such Class of Noteholders) of the aggregate amount available to be distributed in respect of the Notes of such Series.

ARTICLE VII   REPRESENTATIONS AND WARRANTIES

HVF hereby represents and warrants, for the benefit of the Trustee and the Noteholders, as follows as of the Restatement Effective Date and each Series Closing Date:

Section 7.1. Existence and Power.

HVF (a) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as a foreign limited liability company and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Related Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect, and (c) has all limited liability company powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Indenture and the other Related Documents.

Section 7.2. Limited Liability Company and Governmental Authorization.

The execution, delivery and performance by HVF of this Indenture, the applicable Series Supplement and the other Related Documents to which it is a party (a) is within HVF’s limited liability company powers and has been duly authorized by all necessary limited liability company action, (b) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained and (c) does not contravene, or constitute a default under, any Requirements of Law with respect to HVF or any Contractual Obligation with respect to HVF or result in the creation or imposition of any Lien on any property of HVF, except for Liens created by this Indenture or the other Related Documents. This Indenture and each of the other Related Documents to which HVF is a party has been executed and delivered by a duly authorized officer of HVF.

Section 7.3. No Consent.

No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by HVF of this Base Indenture, any Series Supplement or any Related Document or for the performance of any of HVF’s obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by HVF prior to the Restatement Effective Date or as contemplated in Section 7.13.

Section 7.4. Binding Effect.

This Indenture and each other Related Document is a legal, valid and binding obligation of HVF enforceable against HVF in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

Section 7.5. Litigation.

There is no action, suit or proceeding pending against or, to the knowledge of HVF, threatened against or affecting HVF before any court or arbitrator or any Governmental Authority with respect to which there is a reasonable possibility of an adverse decision that would materially adversely affect the financial condition, business, assets or operations of HVF or which in any manner draws into question the validity or enforceability of this Indenture, any Series Supplement or any other Related Document or the ability of HVF to perform its obligations hereunder or thereunder.

Section 7.6. No ERISA Plan.

HVF has not established and does not maintain or contribute to any Plan that is covered by Title IV of ERISA.

Section 7.7. Tax Filings and Expenses.

HVF has filed all federal, state and local tax returns and all other tax returns which, to the knowledge of HVF, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by HVF, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books. HVF has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign limited liability company authorized to do business in each State in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Material Adverse Effect.

Section 7.8. Disclosure.

All certificates, reports, statements, documents and other information furnished to the Trustee by or on behalf of HVF pursuant to any provision of this Indenture or any Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Indenture or any Related Document, shall, at the time the same are so furnished, be complete and correct to the extent necessary to give the Trustee true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee shall constitute a representation and warranty by HVF made on the date the same are furnished to the Trustee to the effect specified herein.

Section 7.9. Investment Company Act.

HVF is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act.

Section 7.10. Regulations T, U and X.

The proceeds of the Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof). HVF is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 7.11. Solvency.

Both before and after giving effect to the transactions contemplated by this Indenture and the other Related Documents, HVF is solvent within the meaning of the Bankruptcy Code and HVF is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to HVF.

Section 7.12. Ownership of Limited Liability Company Interests; Subsidiary.

All of the issued and outstanding limited liability company interests of HVF are owned by Hertz, all of which limited liability company interests have been validly issued, are fully paid and non-assessable and are owned of record by Hertz, free and clear of all Liens other than Permitted Liens; provided, however, that such limited liability company interests may be pledged to the ABL Collateral Agent pursuant to the ABL Guarantee and Collateral Agreement for the benefit of the secured parties thereunder. HVF has no subsidiaries and owns no capital stock of, or other equity interest in, any other Person, other than Hertz Vehicles LLC.

Section 7.13. Security Interests.

(a) HVF owns and has good and marketable title to the Collateral, free and clear of all Liens other than Permitted Liens. The Manufacturer Receivables and HVF’s rights under the Collateral Agreements constitute general intangibles under the applicable UCC. This Indenture constitutes a valid and continuing Lien on the Indenture Collateral in favor of the Trustee on behalf of the Noteholders, which Lien on the Indenture Collateral has been perfected and is prior to all other Liens (other than Permitted Liens), and the Collateral Agency Agreement constitutes a valid and continuing Lien on the HVF Vehicle Collateral in favor of the Collateral Agent, which Lien on the HVF Vehicle Collateral has been perfected and is prior to all other Liens (other than Permitted Liens) and, in each case, is enforceable as such as against creditors of and purchasers from HVF in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. HVF has received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee or the Collateral Agent, as the case may be.

(b) Other than the security interest granted to the Trustee hereunder and the Collateral Agent under the Collateral Agency Agreement, HVF has not pledged, assigned, sold or granted a security interest in the Collateral, the Account Collateral, the Investment Property or the General Intangibles Collateral. All action necessary (including the filing of UCC-1 financing statements, the assignment of rights under the Manufacturer Programs to the Collateral Agent under the Assignment Agreements and the notation on the Certificates of Title for all HVF Vehicles (other than the Initial Hertz Vehicles and the Service Vehicles) of the Collateral Agent’s Lien for the benefit of the Noteholders) to protect and perfect the Trustee’s security interest in the Indenture Collateral and the Collateral Agent’s security interests in the HVF Vehicle Collateral has been duly and effectively taken. No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing HVF as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by HVF in favor of the Trustee on behalf of the Noteholders in connection with this Indenture or the Collateral Agent in connection with the Collateral Agency Agreement, and HVF has not authorized any such filing.

(c) HVF’s legal name is Hertz Vehicle Financing LLC and its location within the meaning of Section 9-307 of the applicable UCC is the State of Delaware.

(d) Except for a change made pursuant to Section 8.19, (i) HVF’s sole place of business and chief executive office shall be at, and the place where its records concerning the Collateral are kept is at: 225 Brae Boulevard, Park Ridge, New Jersey 07656 and (ii) HVF’s jurisdiction of organization is Delaware. HVF does not transact, and has not transacted, business under any other name.

(e) All authorizations in this Indenture for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Indenture Collateral and to take such other actions with respect to the Indenture Collateral authorized by this Indenture are powers coupled with an interest and are irrevocable.

(f) This Base Indenture creates a valid and continuing Lien (as defined in the New York UCC) in the Account Collateral, the Investment Property and the General Intangibles Collateral in favor of the Trustee on behalf of the Trustee for the benefit of the Noteholders, which Lien is prior to all other Liens (other than Permitted Liens) and is enforceable as such as against creditors of and purchasers from HVF in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. All action necessary to perfect such first-priority security interest has been duly taken.

(g) The General Intangibles Collateral constitutes “general intangibles” within the meaning of the New York UCC.

(h) HVF owns and has good and marketable title to the Account Collateral, the Investment Property and the General Intangibles Collateral free and clear of any Liens (other than Permitted Liens), claim or encumbrance of any Person.

(i) HVF has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the General Intangibles Collateral and the Investment Property granted to the Trustee in favor of the Secured Parties hereunder.

(j) HVF has not authorized the filing of and is not aware of any financing statements against HVF that include a description of collateral covering the Account Collateral, the Investment Property or the General Intangibles Collateral other than any financing statement relating to the security interest granted to the Trustee in favor of the Trustee for the benefit of the Noteholders hereunder or that has been terminated. HVF is not aware of any judgment or tax lien filings against HVF.

(k) HVF is a Registered Organization.

Section 7.14. Related Documents.

The Collateral Agreements are in full force and effect. There are no outstanding Servicer Defaults or Operating Lease Events of Default nor have events occurred which, with the giving of notice, the passage of time or both, would constitute a Servicer Default or Operating Lease Event of Default.

Section 7.15. No Manufacturer Events of Default.

There are no outstanding Manufacturer Events of Default with respect to any Manufacturer of an Eligible Program Vehicle, nor have any events occurred which, with the giving of notice, the passage of time or both, would constitute such a Manufacturer Event of Default.

Section 7.16. Non-Existence of Other Agreements.

Other than as permitted by Section 8.22, (i) HVF is not a party to any contract or agreement of any kind or nature and (ii) HVF is not subject to any material obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations. HVF has not engaged in any activities since its formation (other than those incidental to its formation, the authorization and the issue of the initial Series of Notes, the execution of the Related Documents to which it is a party and the performance of the activities referred to in or contemplated by such agreements).

Section 7.17. Compliance with Contractual Obligations and Laws.

HVF is not (i) in violation of the HVF LLC Agreement, (ii) in violation of any Requirement of Law with respect to HVF or (iii) in violation of any Contractual Obligation with respect to HVF.

Section 7.18. Other Representations.

All representations and warranties of HVF made in each Related Document to which it is a party are true and correct and are repeated herein as though fully set forth herein.

ARTICLE VIII   COVENANTS

Section 8.1. Payment of Notes.

HVF shall pay the principal of (and premium, if any) and interest on the Notes when due pursuant to the provisions of this Indenture and any applicable Series Supplement. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due.

Section 8.2. Maintenance of Office or Agency.

HVF will maintain an office or agency (which may be an office of the Trustee, the Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon HVF in respect of the Notes and this Indenture may be served, and where, at any time when HVF is obligated to make a payment of principal of, and premium, if any, upon, the Notes, the Notes may be surrendered for payment. HVF will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time HVF shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

HVF may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. HVF will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

HVF hereby designates the Corporate Trust Office as one such office or agency of HVF.

Section 8.3. Payment of Obligations.

HVF will pay and discharge, at or before maturity, all of its respective material obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

Section 8.4. Conduct of Business and Maintenance of Existence.

HVF will maintain its existence as a limited liability company validly existing, and in good standing under the laws of the State of Delaware and duly qualified as a foreign limited liability company licensed under the laws of each state in which the failure to so qualify would be reasonably likely to result in a Material Adverse Effect.

Section 8.5. Compliance with Laws.

HVF will comply in all respects with all Requirements of Law with respect to HVF and all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and where such noncompliance would not materially and adversely affect the business, financial condition, operations or properties of HVF or the ability of HVF to perform its obligations under this Indenture or under any other Related Document to which it is a party; provided, however, such noncompliance will not result in a Lien (other than a Permitted Lien) on any of the Collateral.

Section 8.6. Inspection of Property, Books and Records.

HVF will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions, business and activities in accordance with GAAP. HVF will permit the Trustee or any Person appointed by it to act as its agent to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, employees and independent certified public accountants, all at such reasonable times upon reasonable notice and as often as may reasonably be requested.

Section 8.7. Actions under the Collateral Agreements.

(a) HVF will comply in all material respects with all of its obligations under the Manufacturer Programs. HVF will not take any action which would permit Hertz, the Hertz Nominee, the HFC Nominee, Hertz Vehicles LLC, HGI, the Intermediary, the Escrow Agent or any other Person to have the right to refuse to perform any of its respective obligations under any of the Collateral Agreements, the Manufacturer Programs or any other instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Collateral Agreement, Manufacturer Program or any such instrument or agreement.

(b) Except as otherwise provided in Section 3.2(a), HVF agrees that it will not, without the prior written consent of the Trustee acting at the direction of the Requisite Investors, exercise any right, remedy, power or privilege available to it with respect to any obligor under a Collateral Agreement or under any instrument or agreement included in the Collateral, take any action to compel or secure performance or observance by any such obligor of its obligations to HVF or give any consent, request, notice, direction, approval, extension or waiver with respect to any such obligor. HVF agrees that it will not, without the prior written consent of the Trustee, acting at the direction of the Requisite Investors, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Related Documents or consent to the assignment of any of the Related Documents by any other party thereto. Upon the occurrence of a Servicer Default, HVF will not, without the prior written consent of the Trustee acting at the direction of the

Requisite Investors, terminate the Servicer and appoint a successor Servicer in accordance with the HVF Lease and will terminate the Servicer and appoint a successor Servicer in accordance with the HVF Lease if and when so directed by the Trustee acting at the direction of the Requisite Investors. Notwithstanding the foregoing, HVF may terminate the Master Exchange Agreement and the Escrow Agreement pursuant to their respective terms at any time.

Section 8.8. Notice of Defaults.

Promptly (and in any event within five (5) Business Days) upon becoming aware of (i) any Potential Amortization Event or Amortization Event with respect to any Series of Notes Outstanding, any Potential Operating Lease Event of Default, any Operating Lease Event of Default or any Servicer Default or (ii) any default under any other Collateral Agreement, any Related Document or under any Manufacturer Program, HVF shall give the Trustee and the Rating Agencies with respect to each Series of Notes Outstanding notice thereof, together with an Officer’s Certificate of HVF setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by HVF.

Section 8.9. Notice of Material Proceedings.

Promptly (and in any event within five (5) Business Days) upon becoming aware thereof, HVF shall give the Trustee and the Rating Agencies written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting HVF which is reasonably likely to have a material adverse effect on the financial condition, business, assets or operations of HVF or the ability of HVF to perform its obligations under this Indenture or under any other Related Document to which it is a party.

Section 8.10. Further Requests.

HVF will promptly furnish to the Trustee such other information as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated hereby or by any Series Supplement.

Section 8.11. Further Assurances.

(a) HVF shall do such further acts and things, and execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as are necessary or desirable to maintain the security interest of the Trustee in the Indenture Collateral on behalf of the Noteholders and of the Collateral Agent in the HVF Vehicle Collateral as a perfected security interest subject to no prior Liens (other than Permitted Liens), to carry into effect the purposes of this Indenture or the other Related Documents or to better assure and confirm unto the Trustee or the Noteholders their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby or pursuant to the Collateral Agency Agreement. Without limiting the generality of the foregoing provisions of this Section 8.11(a), HVF shall take all actions that are required to maintain the security interest of the Trustee in the Indenture Collateral and of the Collateral Agent in the HVF Vehicle Collateral as a perfected security interest subject to no prior Liens (other than Permitted Liens), including, without limitation (i) filing all UCC financing statements, continuation statements and amendments thereto necessary to achieve the foregoing, (ii) causing the Lien of the Collateral Agent to be noted on all Certificates of Title and (iii) causing the Servicer, as agent for the Collateral Agent, to maintain possession of the applicable Certificates of Title for the benefit of the Collateral Agent pursuant to Section 2.6(a) of the Collateral Agency Agreement. If HVF fails to perform any of its agreements or obligations under this Section 8.11(a), the Trustee shall, at the direction of the Required Noteholders of any Series of Notes, itself perform such agreement or obligation, and the expenses of the Trustee incurred in connection therewith shall be payable by HVF upon the Trustee’s demand therefor. The Trustee is hereby authorized to execute and file any financing statements, continuation statements or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Indenture Collateral.

(b) If any amount payable under or in connection with any of the Indenture Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.

(c) HVF will warrant and defend the Trustee’s right, title and interest in and to the Indenture Collateral and the income, distributions and proceeds thereof, for the benefit of the Trustee on behalf of the Noteholders, against the claims and demands of all Persons whomsoever.

(d) On or before March 31 of each calendar year, commencing with March 31, 2003, HVF shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the perfection of the lien and security interest created by this Indenture or the Collateral Agency Agreement in the Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Indenture in the Collateral until March 31 in the following calendar year.

Section 8.12. Liens.

HVF will not create, incur, assume or permit to exist any Lien upon any of its property (including the Collateral), other than (i) Liens in favor of the Trustee for the benefit of the Noteholders and (ii) other Permitted Liens.

Section 8.13. Other Indebtedness.

(a) HVF will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder or under any other Related Document and (ii) Indebtedness under the HVF Credit Facility, the form of which is attached as Exhibit B hereto.

(b) HVF will not enter into the HVF Credit Facility unless, as a condition to the effectiveness of the HVF Credit Facility, the Trustee shall have received one or more Opinions of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Trustee, substantially to the effect that (i) the HVF Credit Facility has been duly authorized, executed and delivered by the parties thereto, and (ii) the HVF Credit Facility is a legal, valid and binding agreement of the parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principals of equity.

Section 8.14. No ERISA Plan.

HVF shall not establish or maintain or contribute to any Plan that is covered by Title IV of ERISA.

Section 8.15. Mergers.

HVF will not merge or consolidate with or into any other Person.

Section 8.16. Sales of Assets.

HVF will not sell, lease, transfer, liquidate or otherwise dispose of any of its property except as contemplated by the Related Documents.

Section 8.17. Acquisition of Assets.

HVF will not acquire, by long-term or operating lease or otherwise, any property except in accordance with the terms of the Related Documents.

Section 8.18. Dividends, Officers’ Compensation, etc.

HVF will not declare or pay any distributions on any of its limited liability company interests; provided, however, that so long as no Amortization Event or Potential Amortization Event has occurred and is continuing with respect to any Series of Notes Outstanding or would result therefrom, HVF may declare and pay distributions to the extent permitted under Section 18-607 of the Delaware Limited Liability Company Act. HVF will not pay any wages or salaries or other compensation to its officers, directors, employees or others except out of earnings computed in accordance with GAAP.

Section 8.19. Legal Name; Location Under Section 9-301.

HVF will neither change its location (within the meaning of Section 9-301 of the applicable UCC) or its legal name without at least 30 days’ prior written notice to the Trustee and the Collateral Agent. In the event that HVF desires to so change its location or change its legal name, HVF will make any required filings and prior to actually changing its location or its legal name HVF will deliver to the Trustee and the Collateral Agent (i) an Officer’s Certificate of HVF and an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee on behalf of the Noteholders in the Indenture Collateral and the perfected interest of the Collateral Agent in the HVF Vehicle Collateral in respect of the new location or new legal name of HVF and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

Section 8.20. HVF LLC Agreement.

HVF will not amend the HVF LLC Agreement or its certificate of formation unless, prior to such amendment, the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such amendment.

Section 8.21. Investments.

HVF will not make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than in accordance with the Related Documents and, in addition, without limiting the generality of the foregoing, HVF will not direct the investment of funds in the Collection Account or any HVF Exchange Account in a manner that would have the effect of causing HVF to be an “investment company” within the meaning of the Investment Company Act.

Section 8.22. No Other Agreements.

HVF will not enter into or be a party to any agreement or instrument other than any Related Document, as the same may be amended, modified or supplemented from time to time, any documents related to any Enhancement or any documents and agreements incidental thereto.

Section 8.23. Other Business.

HVF will not engage in any business or enterprise or enter into any transaction other than the acquisition, financing, leasing and disposition of the HVF Vehicles pursuant to the Related Documents, the related exercise of its rights thereunder, the borrowing of funds under the HVF Credit Facility, the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to any of the foregoing.

Section 8.24. Maintenance of Separate Existence.

HVF will:

(a) maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions and ensure that the funds of HVF will not be diverted to any other Person or for other than the use of HVF, nor will such funds be commingled with the funds of Hertz or any other Subsidiary or Affiliate of Hertz other than as provided in the Related Documents;

(b) ensure that all transactions between HVF and any of its Affiliates, whether currently existing or hereafter entered into, shall be only on an arm’s length basis, it being understood and agreed that the transactions contemplated in the Related Documents meet the requirements of this clause (b);

(c) to the extent that it requires an office to conduct its business, conduct its business from an office at a separate address from that of Hertz and its Affiliates (other than Hertz Vehicles LLC or any other affiliated special purpose company (other than HGI)); provided, that segregated offices in the same building shall constitute separate addresses for purposes of this clause (c). To the extent that HVF and any of its members or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

(d) issue separate financial statements prepared at least annually and prepared in accordance with GAAP;

(e) conduct its affairs in its own name and in accordance with the HVF LLC Agreement and observe all necessary, appropriate and customary limited liability company formalities, including, but not limited to, holding all regular and special meetings appropriate to authorize all actions of HVF, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(f) not assume or guarantee any of the liabilities of Hertz or any Affiliate thereof;

(g) take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to HVF and (y) comply in all material respects with those procedures described in such provisions which are applicable to HVF; and

(h) maintain at least one Independent Director on its Board of Directors.

Section 8.25. Manufacturer Programs.

(a) Prior to the leasing of any Program Vehicles under the HVF Lease for any model year after the 2002 model year, HVF will (i) cause the Lessee to deliver to the Trustee, the Lessor and the Rating Agencies an Officer’s Certificate of the Lessee substantially in the form of Exhibit C and (ii) have satisfied the Rating Agency Condition with respect to each Series of Notes Outstanding with respect to the leasing of Program Vehicles subject to such Manufacturer Program under the HVF Lease.

(b) No later than six months following the leasing of any Program Vehicles under the HVF Lease for any model year after the 2002 model year, HVF will (x) deliver to the Trustee and the Rating Agencies an executed copy of the Manufacturer Program for such model year and (y) have received an executed Assignment Agreement with respect to such Manufacturer Program for such model year.

(c) Prior to the leasing of any Program Vehicles under the HVF Lease subject to a Manufacturer Program of a new Manufacturer, HVF will (i) have received an executed Assignment Agreement with respect to such Manufacturer Program and (ii) have satisfied the Rating Agency Condition with respect to each Series of Notes Outstanding with respect to the leasing of Program Vehicles subject to such Manufacturer Program under the HVF Lease.

(d) HVF shall deliver to the Trustee, the Lessor and the Rating Agencies promptly following the introduction of any prospective material change in any existing Manufacturer Program or the introduction of any new Manufacturer Program by an existing Manufacturer (other than a Manufacturer Program for a new model year by an existing Manufacturer) notice of the same describing the principal terms thereof. If there is a material change to a Manufacturer Program during a model year, HVF will satisfy the Rating Agency Condition with respect to each Series of Notes Outstanding with respect to the leasing of Program Vehicles subject to such Manufacturer Program, as so changed, pursuant to the HVF Lease.

(e) HVF shall deliver to the Trustee a copy of any rating confirmations required to be obtained pursuant to this Section 8.25.

(f) In no event shall HVF agree, to the extent any consent of HVF is solicited or required by the Manufacturer or any assignor of such Manufacturer Program, to any change in any Manufacturer Program that is reasonably likely to materially adversely affect its rights or the rights of the Noteholders with respect to any Program Vehicle previously purchased or financed under such Manufacturer Program.

Section 8.26. Disposition of HVF Vehicles.

(a) HVF will turn in, or cause to be turned in, each Program Vehicle (subject to the right to redesignate a Program Vehicle as a Non-Program Vehicle pursuant to Section 2.6 of the HVF Lease) to the relevant Manufacturer within the Repurchase Period therefor in accordance with the applicable Manufacturer Program unless, prior to the end of such Repurchase Period, HVF sells such Program Vehicle and receives sales proceeds thereof in cash plus, if the related Manufacturer is an Eligible Program Manufacturer, non-return incentives payable by such Manufacturer to HVF, in an amount at least equal to the Repurchase Price that HVF would have received with respect to such Program Vehicle if it had turned such Program Vehicle back to the Manufacturer.

(b) If a Non-Program Vehicle is returned to HVF pursuant to Section 2.5(c) of the HVF Lease, HVF will use commercially reasonable efforts to arrange for the prompt sale of such Non-Program Vehicle and to maximize the sale price thereof.

Section 8.27. Insurance.

HVF will obtain and maintain, or cause to be obtained and maintained, with respect to the HVF Vehicles (i) comprehensive public liability and property damage protection in respect of the possession, condition, maintenance, operation and use of the HVF Vehicles, in the amount required to meet the minimum financial responsibility requirements mandated by applicable state law for each occurrence and (ii) catastrophic physical damage insurance, in an amount not less than $50,000,000; provided, however that HVF may rely on the Indemnification Agreement in lieu of obtaining and maintaining the insurance required by clauses (i) and (ii) hereof for so long as the Lessee is permitted to self-insure by applicable law. All insurance policies obtained pursuant to this Section 8.27 shall name the Collateral Agent as a loss payee as its interest may appear. HVF shall provide that the Trustee and the Collateral Agent will receive at least 30 days’ prior written notice of any change or cancellation of such insurance policies or arrangements. Any insurance, as opposed to self-insurance, obtained by HVF shall be obtained from a Qualified Insurer only.

ARTICLE IX   AMORTIZATION EVENTS AND REMEDIES

Section 9.1. Amortization Events.

If any one of the following events shall occur during the Revolving Period, the Accumulation Period or the Controlled Amortization Period with respect to any Series of Notes (each, an “Amortization Event”):

(a) the occurrence of an Event of Bankruptcy with respect to Hertz Vehicles LLC, HGI, HVF or Hertz;

(b) the Securities and Exchange Commission or other regulatory body having jurisdiction reaches a final determination that Hertz Vehicles LLC, HGI or HVF is an “investment company” or is under the “control” of an “investment company” under the Investment Company Act;

(c) the HVF Lease is terminated for any reason;

(d) any Lease Payment Default shall have occurred;

(e) any Aggregate Asset Amount Deficiency exists and continues for a period of three Business Days;

(f) any Operating Lease Event of Default (other than a Lease Payment Default) shall have occurred and be continuing;

(g) there shall have been filed against Hertz, Hertz Vehicles LLC, HGI or HVF (i) a notice of a federal tax lien from the Internal Revenue Service, (ii) a notice of a Lien from the Pension Benefit Guaranty Corporation under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a Plan to which either of such sections applies or (iii) a notice of any other Lien (other than a Permitted Lien) that could reasonably be expected to attach to the assets of Hertz Vehicles LLC, HVF or any HVF

Exchange Account and 30 days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged;

(h) subject to Section 8.7(b) herein, any of the Related Documents or any material portion thereof shall cease, for any reason, to be in full force and effect, enforceable in accordance with its terms or Hertz, the Hertz Nominee, the HFC Nominee, Hertz Vehicles LLC, HGI or HVF shall so assert in writing;

(i) any Servicer Default or any Administrator Default shall have occurred; or

(j) any other event shall occur which may be specified in any Series Supplement as an “Amortization Event”;

then (i) in the case of any event described in clause (f), (g), (h), (i) or (j) above (with respect to clause (j) above, only to the extent such Amortization Event is subject to waiver as set forth in the applicable Series Supplement), either the Trustee, by written notice to HVF, or the Required Noteholders of the applicable Series of Notes, by written notice to HVF and the Trustee, may declare that an Amortization Event has occurred with respect to such Series as of the date of the notice or (ii) in the case of any event described in clause (a), (b), (c), (d) or (e) above, an Amortization Event with respect to all Series of Notes then outstanding shall immediately occur without any notice or other action on the part of the Trustee or any Noteholder or (iii) in the case of any event described in clause (j) above (only to the extent such Amortization Event is not subject to waiver as set forth in the applicable Series Supplement), an Amortization Event with respect to the related Series of Notes shall immediately occur without any notice or other action on the part of the Trustee or any Noteholder.

Section 9.2. Rights of the Trustee upon Amortization Event or Certain Other Events of Default.

(a) General. If and whenever an Amortization Event with respect to any Series of Notes Outstanding shall have occurred and be continuing, the Trustee may and, at the written direction of the Requisite Investors shall, exercise (or direct the Collateral Agent to exercise) from time to time any rights and remedies available to it under applicable law or any Related Document; provided, however, that if such Amortization Event is with respect to less than all Series of Notes Outstanding, then the Trustee’s rights and remedies pursuant to the provisions of this Section 9.2 shall, to the extent not detrimental to the rights of the holders of the Series of Notes Outstanding with respect to which no Amortization Event shall have occurred, be limited to rights and remedies pertaining only to those Series of Notes with respect to which such Amortization Event has occurred and the Trustee shall exercise such rights and remedies at the written direction of Noteholders holding in excess of 50% of the aggregate Principal Amount of all such Series of Notes with respect to which such Amortization Event has occurred. Any amounts obtained by the Trustee (or by the Collateral Agent at the direction of the Trustee) on account of or as a result of the exercise by the Trustee of any right shall be held by the Trustee as additional collateral for the repayment of Note Obligations and shall be applied as provided in Article 5. If so specified in the applicable Series Supplement, the Trustee may agree not to exercise any rights or remedies available to it as a result of the occurrence of an Amortization Event with respect to a Series of Notes to the extent set forth therein.

(b) Liquidation Event of Default; Limited Liquidation Event of Default. If a Liquidation Event of Default or a Limited Liquidation Event of Default shall have occurred and be continuing, the Trustee, at the written direction of the Requisite Investors (in the case of a Liquidation Event of Default) or the Required Noteholders of the applicable Series of Notes (in the case of a Limited Liquidation Event of Default), shall direct HVF and the Collateral Agent to exercise (and HVF agrees to exercise) all rights, remedies, powers, privileges and claims of HVF against any party to any Related Document arising as a result of the occurrence of such Liquidation Event of Default or Limited Liquidation Event of Default, as the case may be, or otherwise, including the right or power to take any action to compel performance or observance by any such party of its obligations to HVF and the right to terminate all or a portion of the HVF Lease and take possession of HVF Vehicles and to give any consent, request, notice, direction, approval, extension or waiver in respect of such HVF Lease, and any right of HVF to take such action independent of such direction shall be suspended. If and whenever a Liquidation Event of Default or a Limited Liquidation Event of Default with respect to any Series of Notes Outstanding shall have occurred and be continuing, the Trustee may and, at the written direction of the Requisite Investors (in the case of a Liquidation Event of Default) or the Required Noteholders of the applicable Series of Notes (in the case of a Limited Liquidation Event of Default), shall direct HVF to terminate (a) the Nominee Power of Attorney granted to Hertz and direct the Nominee to grant a Nominee Power of Attorney to HVF, the Collateral Agent or the Trustee, as specified by the Trustee, pursuant to Section 2(c) of the Nominee Agreement, (b) the Power of Attorney granted to Hertz pursuant to Section 2.6(b) of the Collateral Agency Agreement, (c) the Hertz Nominee Power of Attorney granted to Hertz and direct the Hertz Nominee to grant a Hertz Nominee Power of Attorney to the Trustee or the Collateral Agent and/or (d) the HFC Nominee Power of Attorney granted to HFC and direct the HFC Nominee to grant a HFC Nominee Power of Attorney to the Trustee or the Collateral Agent.

(c) Manufacturer Programs and HVF Vehicles. (i)  Upon the occurrence of a Liquidation Event of Default, the Trustee, at the written direction of the Requisite Investors, shall promptly (and in any event within any reasonably practicable period specified in such written direction) instruct the Collateral Agent to return or cause HVF to return the Program Vehicles to the related Manufacturers (after the minimum holding period specified in the Manufacturer’s Manufacturer Program and so long as a Manufacturer Event of Default has not occurred with respect to the related Manufacturer) and then, to the extent any Manufacturer fails to accept any such Program Vehicles under the terms of the applicable Manufacturer Program (or if a Manufacturer Event of Default has occurred with respect to any Manufacturer), to direct the Collateral Agent to liquidate or cause HVF to liquidate the Program Vehicles in accordance with the rights of HVF under the Related Documents and to otherwise sell or cause to be sold to third parties all Non-Program Vehicles. Upon the occurrence of a Limited Liquidation Event of Default with respect to any Series of Notes, the Trustee, acting at the written direction of the Required Noteholders of the applicable Series of Notes, shall promptly (and in any event within any reasonably practicable period specified in such written direction) instruct the Collateral Agent to return or cause HVF to return Program Vehicles to the related Manufacturers (after the minimum holding period specified in the Manufacturer’s Manufacturer Program and so long as a Manufacturer Event of Default has not occurred with respect to the related Manufacturer) and then, to the extent any Manufacturer fails to accept any such Program Vehicles under the terms of the applicable Manufacturer Program (or if a Manufacturer Event of Default has occurred with respect to any Manufacturer), to direct the Collateral Agent to liquidate or cause HVF to liquidate Program Vehicles in accordance with the rights of HVF under the Related Documents and to sell Non-Program Vehicles or cause Non-Program Vehicles to be sold to third parties in an amount sufficient to pay all interest and principal on such Series of Notes; provided, however, that the Collateral Agent, the Trustee and HVF shall select the Program Vehicles to be returned to the related Manufacturers and the Non-Program Vehicles to be sold to third parties in a manner that does not adversely affect in any material respect the interests of the Noteholders of any Series of Notes Outstanding or any Enhancement Provider.

(i)                                     In addition to, and not in limitation of, the remedies and duties of the Trustee set forth in subsection (i) above or (iii) below, if a Liquidation Event of Default or a Limited Liquidation Event of Default shall have occurred and be continuing, the Trustee may, and at the written direction of the Requisite Investors (in the case of a Liquidation Event of Default) or at the direction of the Required Noteholders of the applicable Series of Notes (in the case of a Limited Liquidation Event of Default) shall direct the Collateral Agent to exercise, or cause HVF to exercise, to the extent necessary, all rights, remedies, powers, privileges and claims of HVF or the Collateral Agent against the Manufacturers under or in connection with the Manufacturer Programs.

(ii)                                  In the event that either (A) an Event of Bankruptcy with respect to any Manufacturer of Program Vehicles shall have occurred and such Manufacturer shall fail to repurchase any Program Vehicles in accordance with the terms of the related Manufacturer Program and a Trust Officer has actual knowledge thereof or (B) if there has occurred any other Manufacturer Event of Default and a Trust Officer has knowledge thereof, the Trustee shall direct the Collateral Agent to sell or cause HVF to sell any and all Program Vehicles covered by the related Manufacturer Program of such Manufacturer for the highest purchase price offered and, promptly upon receipt, to deposit the proceeds of such sale into the Collection Account for allocation hereunder; provided, however, that if any event described in clause (A) or (B) above occurs, HVF shall have three Business Days from such occurrence to redesignate such Program Vehicles as Non-Program Vehicles in accordance with, and subject to the terms and conditions of, Section 2.6 of the HVF Lease before the Trustee may direct the Collateral Agent to sell any such Program Vehicles.

(d) Failure of HVF or the Collateral Agent to Take Action. If (i) HVF or the Collateral Agent shall have failed, within 10 Business Days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish directions of the Trustee given pursuant to clauses (b) or (c) above, (ii) HVF or the Collateral Agent refuses to take such action or (iii) the Trustee reasonably determines that such action must be taken immediately, the Trustee may (and at the written direction of the Required Noteholders of the affected Series of Notes (with respect to any Limited Liquidation Event of Default) or the Requisite Investors (with respect to any Liquidation Event of Default) shall), take such previously directed action (and any related action as permitted under this Indenture thereafter determined by the Trustee to be appropriate without the need under this provision or any other provision under this Indenture to direct HVF or the Collateral Agent to take such action). The Trustee may direct the Collateral Agent to institute legal proceedings for the appointment of a receiver or receivers to take possession of the HVF Vehicles pending the sale thereof pursuant either to the powers of sale granted by this Indenture, the Collateral Agency Agreement and the other Related Documents or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Indenture.

(e) Sale of Collateral. Upon any sale of any of the Collateral directly by the Trustee, or by the Collateral Agent at the direction of the Trustee, whether made under the power of sale given under this Section 9.2 or under judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of this Indenture:

(i)                                     the Trustee, any Noteholder and/or any Enhancement Provider may bid for and purchase the property being sold, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in its own absolute right without further accountability;

(ii)                                  the Trustee, or the Collateral Agent at the direction of the Trustee, may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii)                               all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of HVF of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against HVF, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under HVF or its successors or assigns;

(iv)                              the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof; and

(v)                                 to the extent that it may lawfully do so, HVF agrees that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the HVF Vehicles shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Indenture.

(f) Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall (subject to the foregoing provisions in respect of the HVF Vehicles) have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

(g) Amortization Event. Upon the occurrence of an Amortization Event with respect to one or more, but not all, Series of Notes Outstanding, the Trustee shall exercise all remedies hereunder to the extent necessary to pay all interest and principal on the related Series of Notes, provided that any such actions shall not adversely affect in any material respect the interests of the Noteholders of any Series of Notes Outstanding with respect to which no Amortization Event shall have occurred.

Section 9.3. Other Remedies.

Subject to the terms and conditions of this Indenture, if an Amortization Event occurs and is continuing, the Trustee may pursue any remedy available under applicable law or in equity to collect the payment of principal or interest on the Notes (or the applicable Series of Notes, in the case of an Amortization Event that affects less than all Series of Notes) or to enforce the performance of any provision of the Notes, this Indenture or any Series Supplement with respect such Series of Notes. In addition, the Trustee may, or shall at the written direction of the Requisite Investors (or the Required Noteholders of one or more Series of Notes, in the case of an Amortization Event that affects only such Series of Notes), direct the Collateral Agent or HVF to exercise any rights or remedies available under any Related Document or under applicable law or in equity with respect to that Series of Notes, provided that any such actions shall not adversely affect in any material respect the interests of the Noteholders of any Series of Notes Outstanding with respect to which no Amortization Event shall have occurred.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

Section 9.4. Waiver of Past Events.

Subject to Section 12.2, the Noteholders of any Series owning an aggregate Principal Amount of Notes in excess of 66 2/3% of the aggregate Principal Amount of the Outstanding Notes of such Series, by notice to the Trustee, may waive any existing Potential Amortization Event or Amortization Event described in clause (f), (g), (h), (i) or (j) of Section 9.1 (with respect to clause (j), only to the extent subject to waiver as provided in the applicable Series Supplement) which relate to such Series and its consequences. Upon any such waiver, such Potential Amortization Event shall cease to exist with respect to such Series, and any Amortization Event with respect to such Series arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Potential Amortization Event or impair any right consequent thereon. A Potential Amortization Event or an Amortization Event described in clause (a), (b), (c), (d), (e) or (j) of Section 9.1 (with respect to clause (j), only to the extent not subject to waiver as set forth in the applicable Series Supplement) shall not be subject to waiver. The Trustee shall provide notice to each Rating Agency of any waiver by the Noteholders of any Series pursuant to Section 9.4.

Section 9.5. Control by Requisite Investors.

The Requisite Investors (or, to the extent such remedy relates only to a particular Series of Notes, the Required Noteholders of such Series) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, subject to Section 10.1, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Noteholders, or that may involve the Trustee in personal liability.

Section 9.6. Limitation on Suits.

Any other provision of this Indenture to the contrary notwithstanding, a Holder of Notes of any Series may pursue a remedy with respect to this Indenture or the Notes of such Series only if:

(a) the Noteholder gives to the Trustee written notice of a continuing Amortization Event with respect to such Series;

(b) the Noteholders of at least 25% of the aggregate Principal Amount of all then Outstanding Notes of such Series make a written request to the Trustee to pursue the remedy;

(c) such Noteholder or Noteholders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 60-day period the Required Noteholders of such Series of Notes do not give the Trustee a direction inconsistent with the request.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 9.7. Unconditional Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Noteholder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Noteholder.

Section 9.8. Collection Suit by the Trustee.

If any Amortization Event arising from the failure to make a payment in respect of a Series of Notes occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against HVF for the whole amount of principal and interest remaining unpaid on the Notes of such Series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 9.9. The Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to HVF (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which the Noteholders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 9.10. Priorities.

If the Trustee collects any money pursuant to this Article, the Trustee shall pay out the money in accordance with the provisions of Article 5.

Section 9.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 9.7, or a suit by Noteholders of more than 10% of the aggregate Principal Amount of all then Outstanding Notes.

Section 9.12. Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the holders of Notes is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Indenture or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.13. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any holder of any Note to exercise any right or remedy accruing upon any Amortization Event shall impair any such right or remedy or constitute a waiver of any such Amortization Event or an acquiescence therein. Every right and remedy given by this Article 9 or by law to the Trustee or to the holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Notes, as the case may be.

Section 9.14. Reassignment of Surplus.

After termination of this Indenture and the payment in full of the Note Obligations, any proceeds of the Collateral received or held by the Trustee shall be turned over to HVF and the Indenture Collateral shall be reassigned to HVF by the Trustee without recourse to the Trustee and without any representations, warranties or agreements of any kind.

ARTICLE X   THE TRUSTEE

Section 10.1. Duties of the Trustee.

(a) If an Amortization Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Amortization Event of which a Trust Officer has not received written notice. The preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence or willful misconduct.

(b) Except during the occurrence and continuance of an Amortization Event:

(i)                                     The Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates or opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Except as otherwise provided, the delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including HVF’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     This clause does not limit the effect of clause (b) of this Section 10.1.

(ii)                                  The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)                               The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 9.3.

(iv)                              The Trustee shall not be charged with knowledge of any default by any Person in the performance of its obligations under any Related Document, unless a Trust Officer receives written notice of such failure from HVF, Hertz or any Noteholder or otherwise has actual knowledge thereof.

(d) Notwithstanding anything to the contrary contained in this Indenture or any of the Related Documents, no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability (financial or otherwise) if there are reasonable grounds (as determined by the Trustee in its sole discretion) for believing that the repayment of such funds is not reasonably assured to it by the security afforded to it by the terms of this Indenture. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any risk, loss, liability or expense.

(e) In the event that the Paying Agent or the Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Registrar, as the case may be, under this Indenture, the Trustee shall be obligated as soon as practicable upon actual knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

(f) Subject to Section 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Related Documents.

(g) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct of, affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 10.1.

(h) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto and, unless directed by the Required Noteholders of any Series of Notes Outstanding, the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any securities interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission or any carrier, forwarding agency or other agent or bailee selected by the Trustee with due care in good faith.

(i) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of HVF to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Except as otherwise provided herein, the Trustee shall have no duty to inquire as to the performance or observance of any of the terms of this Indenture or the Related Documents by HVF or the Collateral Agent.

Section 10.2. Rights of the Trustee.

Except as otherwise provided by Section 10.1:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any document believed by it to be genuine and to have been signed by or presented by the proper person.

(b) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care. The appointment of agents (other than legal counsel) pursuant to this subsection (c) shall be subject to the prior consent of HVF, which consent shall not be unreasonably withheld.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any Series Supplement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture or any Series Supplement, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of a default by the Lessee, the Servicer, the Hertz Nominee, the HFC Nominee, Hertz Vehicles LLC, HGI or HVF (which has not been cured), to exercise such of the rights and powers vested in it by this Indenture or any Series Supplement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(f) The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Required Noteholders of any Series of Notes. If the Trustee is so requested by the Required Noteholders or determines in its own discretion to make such further inquiry or investigation into such facts or matters as it sees fit, the Trustee shall be entitled to examine the books, records and premises of HVF, personally or by agent or attorney, at the sole cost of HVF and the Trustee shall incur no liability by reason of such inquiry or investigation.

(g) The Trustee shall not be liable for any losses or liquidation penalties in connection with Permitted Investments, unless such losses or liquidation penalties were incurred through the Trustee’s own willful misconduct, negligence or bad faith.

(h) The Trustee shall not be liable for the acts or omissions of any successor to the Trustee so long as such acts or omissions were not the result of the negligence, bad faith or willful misconduct of the predecessor Trustee.

(i) The Trustee shall not be required to take any action pursuant to any request or direction of HVF unless such request or direction is sufficiently evidenced by a Company Request or Company Order.

(j) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate.

(k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

(l) The Trustee may request that HVF deliver an incumbency certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which incumbency certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 10.3. Individual Rights of the Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with HVF or an Affiliate of HVF with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.4. Notice of Amortization Events and Potential Amortization Events.

If an Amortization Event or a Potential Amortization Event with respect to any Series of Notes Outstanding occurs and is continuing of which a Trust Officer shall have received written notice, the Trustee shall promptly (and in any event within five (5) Business Days) provide the Noteholders, HVF and each Rating Agency with notice of such Amortization Event or Potential Amortization Event, to the extent that the Notes of such Series are Book-Entry Notes, by telephone and facsimile and otherwise by first class mail.

Section 10.5. Compensation.

(a) HVF shall promptly pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as the Trustee and HVF shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. HVF shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include (i) the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel and (ii) the reasonable expenses of the Trustee’s agents.

(b) HVF shall not be required to reimburse any expense or indemnify the Trustee against any loss, liability, or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

(c) When the Trustee incurs expenses or renders services after an Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

(d) The provisions of this Section 10.5 shall survive the termination of this Indenture and the resignation and removal of the Trustee.

Section 10.6. Replacement of the Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 10.6.

(b) The Trustee may, after giving forty-five (45) days prior written notice to HVF, each Noteholder and each Rating Agency, resign at any time and be discharged from the trust hereby created; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Requisite Investors may remove the Trustee at any time by so notifying the Trustee and HVF. So long as no Amortization Event has occurred and is continuing with respect to any Series of Outstanding Notes, HVF may remove the Trustee at any time. HVF shall remove the Trustee if:

(i)                                     the Trustee fails to comply with Section 10.8;

(ii)                                  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

(iii)                               a custodian or public officer takes charge of the Trustee or its property; or

(iv)                              the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, HVF shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Requisite Investors may appoint a successor Trustee to replace the successor Trustee appointed by HVF.

(c) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of HVF, HVF or any Noteholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If the Trustee after written request by any Noteholder fails to comply with Section 10.8, such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee or removed Trustee and to HVF. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and any Series Supplement. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 10.6, HVF’s obligations under Section 10.5 shall continue for the benefit of the retiring Trustee.

Section 10.7. Successor Trustee by Merger, etc.

Subject to Section 10.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 10.8. Eligibility Disqualification.

(a) There shall at all times be a Trustee hereunder which shall (i) be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power and (ii) be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

(b) At any time the Trustee shall cease to satisfy the eligibility requirements of Section 10.8(a) above, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.6.

Section 10.9. Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Indenture or any Series Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Indenture Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Indenture Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Indenture Collateral, or any part thereof, and, subject to the other provisions of this Section 10.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.8 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.6. No co-trustee shall be appointed without the consent of HVF unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)                                     The Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

(ii)                                  All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Indenture Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(iii)                               No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iv)                              The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 10. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture and any Series Supplement, specifically including every provision of this Indenture or any Series Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to HVF.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Indenture or any Series Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 10.10. Representations and Warranties of Trustee.

The Trustee represents and warrants to HVF and the Noteholders that:

(i)                                     The Trustee is an Illinois trust company, organized, existing and in good standing under the laws of the State of Illinois;

(ii)                                  The Trustee has full power, authority and right to execute, deliver and perform this Indenture and any Series Supplement issued concurrently with this Indenture and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and any Series Supplement issued concurrently with this Indenture and to authenticate the Notes;

(iii)                               This Indenture has been duly executed and delivered by the Trustee; and

(iv)                              The Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 10.8.

Section 10.11. HVF Indemnification of the Trustee.

HVF shall indemnify and hold harmless the Trustee or any predecessor Trustee and their respective directors, officers, agents and employees from and against any loss, liability,

claim, expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee or such predecessor Trustee), damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with the activities of the Trustee or such predecessor Trustee pursuant to this Indenture or any Series Supplement, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual or threatened action, proceeding, claim (whether asserted by HVF or any Noteholder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 10.11; provided, however, that HVF shall not indemnify the Trustee, any predecessor Trustee or their respective directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute bad faith or negligence by the Trustee or such predecessor Trustee, as the case may be. The indemnity provided herein shall survive the termination of this Indenture and the resignation and removal of the Trustee.

ARTICLE XI   DISCHARGE OF INDENTURE

Section 11.1. Termination of HVF’s Obligations.

(a) This Indenture shall cease to be of further effect (except that (i) HVF’s obligations under Section 10.5 and Section 10.11, (ii) the Trustee’s and Paying Agent’s obligations under Section 11.3 and (iii) the Noteholders’ and the Trustee’s obligations under Section 13.15 shall survive) when all Outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and HVF has paid all sums payable hereunder.

(b) In addition, except as may be provided to the contrary in any Series Supplement, HVF may terminate all of its obligations under this Indenture if:

(i)                                     HVF irrevocably deposits in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and HVF under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay, when due, principal and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; provided, however, that (1) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (2) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes;

(ii)                                  HVF delivers to the Trustee an Officer’s Certificate of HVF stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect;

(iii)                               HVF delivers to the Trustee an Officer’s Certificate of HVF stating that no Potential Amortization Event or Amortization Event shall have occurred and be continuing on the date of such deposit; and

(iv)                              the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such deposit and termination of obligations pursuant to this Section 11.1.

Then, this Indenture shall cease to be of further effect (except as provided in this Section 11.1), and the Trustee, on demand of HVF, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture.

(c) After such irrevocable deposit made pursuant to Section 11.1(b) and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of HVF’s obligations under this Indenture except for those surviving obligations specified above.

In order to have money available on a payment date to pay principal or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer’s option.

(d) The representations and warranties set forth in Article 7 of this Indenture shall survive for so long as any Series of Notes are Outstanding, and may not be waived with respect to any Series of Notes Outstanding.

Section 11.2. Application of Trust Money.

The Trustee or a trustee satisfactory to the Trustee and HVF shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 11.1. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent in accordance with this Indenture to the payment of principal and interest on the Notes. The provisions of this Section 11.2 shall survive the expiration or earlier termination of this Indenture.

Section 11.3. Repayment to HVF.

The Trustee and the Paying Agent shall promptly pay to HVF upon written request any excess money or, pursuant to Sections 2.10 and 2.14, return any Notes held by them at any time.

Subject to Section 2.6(c), the Trustee and the Paying Agent shall pay to HVF upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due.

The provisions of this Section 11.3 shall survive the expiration or earlier termination of this Indenture.

ARTICLE XII   AMENDMENTS

Section 12.1. Without Consent of the Noteholders.

(a) Without the consent of any Noteholder, HVF and the Trustee, at any time and from time to time, may enter into one or more Supplements hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i)                                     to create a new Series of Notes;

(ii)                                  to add to the covenants of HVF for the benefit of any Noteholders (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender any right or power herein conferred upon HVF (provided, however, that HVF will not pursuant to this subsection 12.1(a)(ii) surrender any right or power it has under the Related Documents);

(iii)                               to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Notes and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with the provisions of the Indenture, be deemed appropriate by HVF and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee;

(iv)                              to cure any ambiguity, defect, or inconsistency or to correct or supplement any provision contained herein or in any Series Supplement or in any Notes issued hereunder;

(v)                                 to provide for uncertificated Notes in addition to certificated Notes;

(vi)                              to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(vii)                           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

(viii)                        to correct or supplement any provision herein or in any Series Supplement which may be inconsistent with any other provision herein or therein or to make any other provisions with respect to matters or questions arising under this Indenture or in any Series Supplement;

provided, however, that, as evidenced by an Officer’s Certificate of HVF, such action shall not adversely affect in any material respect the interests of any Noteholder or Enhancement Provider.

(b) Upon the request of HVF and receipt by the Trustee of the documents described in Section 2.2, the Trustee shall join with HVF in the execution of any Series Supplement authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Series Supplement which affects its own rights, duties or immunities under this Indenture or otherwise.

Section 12.2. With Consent of the Noteholders.

Except as provided in Section 12.1, the provisions of this Indenture and any Series Supplement (unless otherwise provided in such Series Supplement) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by HVF, the Trustee and the Requisite Investors (or the Required Noteholders of a Series of Notes, in respect of any amendment to the Series Supplement with respect to such Series of Notes or any amendment to the Indenture which affects only the Noteholders of such Series of Notes and does not affect the Noteholders of any other Series of Notes, as substantiated by a Officer’s Certificate of HVF to such effect); provided, however that this Indenture, any Series Supplement and any Related Document may be amended without the consent of any Noteholder, but subject to any consents specified in a Series Supplement, in order to permit HVF to provide financing in the form of one or more rated and/or unrated asset backed securities and/or one or more credit facilities to PR Borrower for the purpose of acquiring vehicles for its car rental fleet in Puerto Rico or to make payments in reduction of the principal amount of other indebtedness of PR Borrower or for any other purpose which is permitted in the consents, if any, obtained pursuant to the Series Supplements; provided that the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such amendment; provided, further that this Indenture may be amended by HVF without the consent of any Noteholder for the purpose of amending the definition of the term “Ineligible Non-Investment Grade Manufacturer Receivable Amount”; provided that the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such amendment. Notwithstanding the foregoing (but subject to the proviso in the immediately preceding sentence):

(i)                                     any modification of this Section 12.2, any requirement hereunder that any particular action be taken by Noteholders holding the relevant percentage in Principal Amount of the Notes or any change in the definition of the terms “Aggregate Asset Amount”, “Aggregate Asset Amount Deficiency”, “Eligible Manufacturer Program”, “Eligible Manufacturer”, “Eligible Program Manufacturer”, “Ineligible Asset Amount”, “Limited Liquidation Event of Default”, “Liquidation Event of Default” or “Manufacturer Program” or the applicable amount of Enhancement shall require the consent of each affected Noteholder;

(ii)                                  any amendment, waiver or other modification that would (A) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Note (or reduce the principal amount of or rate of interest on any Note) shall require the consent of each affected Noteholder; (B) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder shall require the consent of such Noteholder; or (C) amend or otherwise modify any Amortization Event shall require the consent of each affected Noteholder; and

(iii)                               any amendment, waiver or other modification that would (A) approve the assignment or transfer by HVF of any of its rights or obligations hereunder or under any other Related Document to which it is a party, except pursuant to the express terms hereof or thereof; (B) release any obligor under any Related Document to which it is a party, except pursuant to the express terms of such Related Document; or (C) amend or otherwise modify any Servicer Default, shall require in each case the consent of Noteholders holding not less than 66 2/3% of the Aggregate Principal Amount (or Noteholders holding not less than 66 2/3% of the aggregate Principal Amount Outstanding of any Series of Notes, in respect of any amendment to a Series Supplement with respect to such Series of Notes or any amendment to the Indenture which affects only the Noteholders of such Series of Notes and does not affect the Noteholders of any other Series of Notes, as substantiated by an Officer’s Certificate of HVF to such effect).

No failure or delay on the part of any Noteholder or the Trustee in exercising any power or right under this Indenture or any other Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

Section 12.3. Supplements.

Each amendment or other modification to this Indenture or the Notes shall be set forth in a Supplement. The initial effectiveness of each Supplement shall be subject to the satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding and the delivery to the Trustee of an Opinion of Counsel that such Supplement is authorized by this Indenture and the conditions precedent set forth herein and in such Series Supplement with respect thereto have been satisfied. In addition to the manner provided in Sections 12.1 and 12.2, each Series Supplement may be amended as provided in such Series Supplement.

Section 12.4. Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. HVF may fix a record date for determining which Noteholders must consent to such amendment or waiver.

Section 12.5. Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. HVF, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 12.6. The Trustee to Sign Amendments, etc.

The Trustee shall sign any Supplement authorized pursuant to this Article 12 if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 10.1, shall be fully protected in relying upon, an Officer’s Certificate of HVF and an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by this Indenture and that all conditions precedent have been satisfied, and that it will be valid and binding upon HVF in accordance with its terms.

ARTICLE XIII   MISCELLANEOUS

Section 13.1. Notices.

(a) Any notice or communication by HVF or the Trustee to the other shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other’s address:

If to HVF:

Hertz Vehicle Financing LLC

c/o                               The Hertz Corporation

225 Brae Boulevard

Park Ridge, NJ 07656

Attn:                    Treasury Department

Phone:                     (201) 307-2000

Fax:                      (201) 307-2746

with a copy to the Administrator:

The Hertz Corporation

225 Brae Boulevard

Park Ridge, NJ 07656

Attn:                    Treasury Department

Phone:                     (201) 307-2000

Fax:                      (201) 307-2746

If to the Trustee:

BNY Midwest Trust Company

2 North LaSalle

Chicago, IL 60602

Attn:                    Corporate Trust Administration – Structured Finance

Phone:                     (312) 827-8569

Fax:                      (312) 827-8562

If to an Enhancement Provider, at the address provided in the applicable Enhancement Agreement.

HVF or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications; provided, however, HVF may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier.

Notwithstanding any provisions of this Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Indenture or the Notes.

If HVF mails a notice or communication to Noteholders, it shall mail a copy to the Trustee at the same time.

(b) Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to a Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 13.2. Communication by Noteholders With Other Noteholders.

Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or the Notes.

Section 13.3. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by HVF to the Trustee to take any action under this Indenture, HVF shall furnish to the Trustee an Officer’s Certificate of HVF in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.4) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 13.4. Statements Required in Certificate.

Each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the Person giving such certificate has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.5. Rules by the Trustee.

The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

Section 13.6. Duplicate Originals.

The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 13.7. Benefits of Indenture.

Except as set forth in a Series Supplement, nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 13.8. Payment on Business Day.

In any case where any Payment Date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Payment Date, redemption date, or maturity date; provided, however. that no interest shall accrue for the period from and after such Payment Date, redemption date, or maturity date, as the case may be.

Section 13.9. Governing Law.

THIS INDENTURE, AND ALL MATTERS ARISING FROM OR IN ANY MANNER RELATING TO THIS INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.10. Successors.

All agreements of HVF in this Indenture and the Notes shall bind its successor; provided, however, HVF may not assign its obligations or rights under this Indenture or any Related Document. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.11. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13. Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14. Termination; Indenture Collateral.

This Indenture, and any grants, pledges and assignments hereunder, shall become effective concurrently with the issuance of the first Series of Notes and shall terminate when (a) all Note Obligations shall have been fully paid and satisfied, (b) the obligations of each

Enhancement Provider under any Enhancement and related documents have terminated, and (c) any Enhancement shall have terminated, at which time the Trustee, at the request of HVF and upon receipt of an Officer’s Certificate of HVF to the effect that the conditions in clauses (a), (b) and (c) above have been complied with and upon receipt of a certificate from the Trustee and each Enhancement Provider to the effect that the conditions in clauses (a), (b) and (c) above have been complied with, shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Indenture Collateral and documents then in the custody or possession of the Trustee promptly to HVF.

HVF and the Noteholders hereby agree that, if any funds remain on deposit in the Collection Account after the termination of this Indenture, such amounts shall be released by the Trustee and paid to HVF.

Section 13.15. No Bankruptcy Petition Against HVF.

Each of the Noteholders and the Trustee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against HVF, Hertz Vehicles LLC, HGI or the Intermediary any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law; provided, however, that nothing in this Section 13.15 shall constitute a waiver of any right to indemnification, reimbursement or other payment from HVF pursuant to this Indenture. In the event that any such Noteholder or the Trustee takes action in violation of this Section 13.15, HVF, Hertz Vehicles LLC, HGI or the Intermediary, as the case may be, shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Noteholder or the Trustee against HVF, Hertz Vehicles LLC, HGI or the Intermediary, as the case may be, or the commencement of such action and raising the defense that such Noteholder or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 13.15 shall survive the termination of this Indenture, and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Noteholder or the Trustee in the assertion or defense of its claims in any such proceeding involving HVF, Hertz Vehicles LLC, HGI or the Intermediary.

Section 13.16. No Recourse.

The obligations of HVF under this Indenture are solely the obligations of HVF. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Indenture against any member, employee, officer or director of HVF. Fees, expenses or costs payable by HVF hereunder shall be payable by HVF to the extent and only to the extent that HVF is reimbursed therefor pursuant to any of the Related Documents, or funds are then available or thereafter become available for such purpose pursuant to Article 5. In the event that HVF is not reimbursed for such fees, expenses or costs or that sufficient funds are not available for their payment pursuant to Article 5, the excess unpaid amount of such fees, expenses or costs shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, HVF.

Nothing in this Section 13.16 shall be construed to limit the Trustee from exercising its rights hereunder with respect to the Collateral.

Section 13.17. Waiver of Jury Trial.

EACH OF HVF AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the Trustee and HVF have caused this Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.

HERTZ VEHICLE FINANCING LLC,
as Issuer

By:	/s/ Robert H. Rillings
Name:	Robert H. Rillings
Title:	Vice President and Treasurer

BNY MIDWEST TRUST COMPANY,
as Trustee

By:	/s/ Eric A. Lindahl
Name:	Eric A. Lindahl
Title:	Vice President

SCHEDULE 1

TO THE

AMENDED AND RESTATED

BASE INDENTURE

DEFINITIONS LIST

“ABL Collateral Agent” means Deutsche Bank AG, New York Branch, in its capacity as Collateral Agent under the ABL Guarantee and Collateral Agreement.

“ABL Guarantee and Collateral Agreement” means that certain Guarantee and Collateral Agreement, dated as of the Restatement Effective Date, by and among, Hertz, certain of its subsidiaries, CCMG Corporation, and Deutsche Bank AG, New York Branch, as collateral agent.

“Account Collateral” means HVF’s right, title and interest in, to and under all of the assets, property and interests in property, whether now owned or hereafter acquired or created, in Section 3.1(a)(ii) and (iii) of this Base Indenture.

“Accrued Amounts” means, with respect to any Series of Notes (or any class of such Series of Notes), the amount, if any, specified in the applicable Series Supplement.

“Accumulation Period” means, with respect to any Series of Notes, the period, if any, specified in the applicable Supplement.

“Acquisition Date” the date on which CCMG Acquisition, Corporation, a company formed by Clayton Dubilier & Rice, Inc., The Carlyle Group, and Merrill Lynch Global Partners, Inc. or an affiliate thereof consummates the acquisition of Hertz, directly or through one or more subsidiaries.

“Additional Subsidies” has the meaning specified in Section 1.1 of the Master Exchange Agreement.

“Adjusted Aggregate Asset Amount” with respect to any Series of Notes, has the meaning specified in the applicable Series Supplement.

“Administration Agreement” means the Amended and Restated Administration Agreement, dated as of the Restatement Effective Date, by and among the Administrator, HVF and the Trustee, as amended, modified or supplemented from time to time in accordance with its terms.

“Administrator” means Hertz, in its capacity as the administrator under the Administration Agreement, or any successor Administrator thereunder.

“Administrator Default” means any of the events described in Section 8(d) of the Administration Agreement.

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.

“Affiliate Issuer” means any special purpose entity that is an Affiliate of Hertz that has entered into financing arrangements secured by one or more Series of Notes.

“Agent” means any Registrar or Paying Agent.

“Aggregate Asset Amount” means, as of any date, the amount equal to the sum, rounded to the nearest $100,000, of (i) the Net Book Value of all Program Vehicles that are Eligible Vehicles as of such date and not turned in to and accepted by the Manufacturer thereof pursuant to its Manufacturer Program, not delivered and accepted for Auction pursuant to a Manufacturer Program or not otherwise sold or deemed to be sold under the Related Documents, plus (ii) the Net Book Value of all Non-Program Vehicles that are Eligible Vehicles as of such date not sold or deemed to be sold under the Related Documents, plus (iii) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by Manufacturers with respect to Vehicles that are Eligible Vehicles and Eligible Program Vehicles when turned in to and accepted by such Manufacturers or delivered and accepted for Auction, plus (iv) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by Manufacturers with respect to Vehicles that were Eligible Vehicles but not Eligible Program Vehicles when turned in to and accepted by such Manufacturers or delivered and accepted for Auction, plus (v) with respect to Eligible Vehicles that have been delivered and accepted for Auction pursuant to a Manufacturer Program, all amounts receivable (other than amounts specified in clauses (iii) and (iv) above) from any Person in connection with the Auction of such Eligible Vehicles as of such date, plus (vi) with respect to Eligible Vehicles that have been turned in to and accepted by the Manufacturer, delivered and accepted for Auction or otherwise sold, any accrued and unpaid Casualty Payments or Termination Payments with respect to such Eligible Vehicles as of such date under the HVF Lease, plus (vii) with respect to Eligible Vehicles that have been turned in to and accepted by the Manufacturer, delivered and accepted for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent with respect to such Eligible Vehicles under the HVF Lease (net of amounts set forth in clauses (iii), (iv), (v) and (vi) above), plus (viii) with respect to Rejected Vehicles, the amount due and payable as of such date by HGI to HVF pursuant to Section 1.05(b) of the Purchase Agreement, plus (ix) with respect to Eligible Vehicles that were Program Vehicles sold by HVF to a third party pursuant to Section 2.5(a) of the HVF Lease, any non-return incentives payable to HVF under a Manufacturer Program by an Eligible Program Manufacturer in respect of the sale of such Vehicles outside of the related Manufacturer Program as of such date, plus (x) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Monthly Base Rent payable on the next Payment Date with respect to all Eligible Vehicles as of such date that have not been turned in to and accepted by the Manufacturer thereof pursuant to its Manufacturer Program, not been delivered and accepted

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for Auction pursuant to a Manufacturer Program and not otherwise been sold or deemed to be sold under the Related Documents, plus (xi) the amount of cash and Permitted Investments on deposit in the Collection Account and the HVF Exchange Accounts, minus (xii) any Ineligible Asset Amount on such date.

“Aggregate Asset Amount Deficiency” means, with respect to any date of determination, the amount, if any, by which the Aggregate Required Asset Amount on such date exceeds the Aggregate Asset Amount on such date.

“Aggregate Principal Amount” means the sum of the Principal Amounts with respect to all Series of Notes then Outstanding.

“Aggregate Required Asset Amount” means, on any date of determination, the sum of the Required Asset Amount with respect to each Series of Notes Outstanding on such date.

“Amortization Commencement Date” means, with respect to a Series of Notes, the date on which an Amortization Event for such Series is deemed to have occurred pursuant to Section 9.1 of the Base Indenture.

“Amortization Event” with respect to each Series of Notes, has the meaning specified in Section 9.1 of the Base Indenture.

“Amortization Period” means, with respect to any Series of Notes, the period following the Revolving Period which shall be the Accumulation Period, the Controlled Amortization Period or the Rapid Amortization Period, each as defined in the applicable Series Supplement.

“Annual Noteholders’ Tax Statement” has the meaning specified in Section 4.2(b) of the Base Indenture.

“Applicants” has the meaning specified in Section 2.7 of the Base Indenture.

“Assignment Agreement” means the agreement with respect to each Manufacturer and its Manufacturer Program, entered into or to be entered into among Hertz, HGI, HVF and the Collateral Agent and acknowledged by such Manufacturer, (a) (x) (i) assigning to HGI certain of Hertz’s rights, title and interest in and to such Manufacturer’s Manufacturer Program as such rights, title and interest relate to passenger automobiles and light-duty trucks purchased and to be purchased by HGI from such Manufacturer under such Manufacturer Program and (ii) assigning from HGI to HVF those rights, title and interest as they relate to passenger automobiles and light-duty trucks purchased by HVF from HGI pursuant to the Purchase Agreement, (y) in the case of the Initial Hertz Vehicles, assigning to HVF certain of Hertz’s rights, title and interest in and to such Manufacturer’s Manufacturer Program as such rights, title and interest relate to passenger automobiles and light-duty trucks purchased by Hertz from such Manufacturer under such Manufacturer Program and contributed by Hertz to HVF and (z) in the case of the Service Vehicles, assigning to HVF certain of HFC’s rights, title and interest in and to such Manufacturer’s Manufacturer Program as such rights, title and interest relate to passenger automobiles and light-duty trucks purchased by HFC from such Manufacturer under such

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Manufacturer Program and purchased by HVF from HFC, (b) assigning to the Collateral Agent on behalf of the Trustee HVF’s rights, title and interest therein and (c) assigning to the Collateral Agent on behalf of Hertz HGI’s rights, title and interest therein.

“Auction” means the set of procedures specified in a Guaranteed Depreciation Program for sale or disposition of Program Vehicles through auctions and at auction sites designated by such Program Vehicles’ Manufacturer pursuant to such Guaranteed Depreciation Program.

“Audi” means Audi of America, Inc., a division of Volkswagen.

“Authorized Officer” means (a) as to HGI, any of the President, any Vice President, the Treasurer or any Assistant Treasurer of HGI, (b) as to HVF, any of the President, any Vice President, the Treasurer or any Assistant Treasurer of HVF and (c) as to the Servicer, the Administrator or the Lessee, any of the President, any Vice President, the Treasurer or any Assistant Treasurer of Hertz.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Base Indenture” means the Amended and Restated Base Indenture, dated as of the Restatement Effective Date, between HVF and the Trustee, as amended, modified or supplemented from time to time, exclusive of Series Supplements.

“BMW” means Bayerische Motoren Werke Aktiengesellschaft, a German corporation, and its successors.

“Board of Directors” means the Board of Directors of the Lessee or the Board of Directors of HVF, as applicable, or, in each case, any authorized committee of the Board of Directors.

“Book-Entry Notes” means beneficial interests in the Notes, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 2.12 of the Base Indenture; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes shall replace Book-Entry Notes.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York.

“Capitalized Cost” means, with respect to each Vehicle, the sum of (a) the price paid for such Vehicle by HGI or the Intermediary (or, in the case of the Initial Hertz Vehicles, Hertz, or, in the case of the Service Vehicles, HFC) to the Manufacturer, dealer or other Person selling such Vehicle, as established by the invoice delivered in connection with the purchase of such Vehicle and reflecting any adjustments made pursuant to Section 1.05(d) of the Purchase Agreement (or, with respect to the Initial Hertz Vehicles or the Service Vehicles, any adjustments made by the related Manufacturer to such invoice price), plus, (b) if not otherwise included therein, with respect to any Program Vehicle, dealer profit to the extent included in the

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capitalized cost of such Program Vehicle under the terms of the applicable Manufacturer Program, or, with respect to any Non-Program Vehicle, dealer profit to the extent included in the capitalized cost of Program Vehicles of the same make, model and model year under the terms of the applicable Manufacturer Program, plus (c) delivery charges for such Vehicle minus, in the case of any Non-Program Vehicle, the amount of any upfront incentive fees paid or payable to HGI or the Intermediary (or, in the case of the Initial Hertz Vehicles, Hertz, or, in the case of the Service Vehicles, HFC) by the Manufacturer of such Vehicle in respect of the purchase of such Vehicle.

“Carrying Charges” means for any Payment Date, without duplication, the sum of (a) all fees, expenses and other amounts payable by HVF to the Trustee under the Indenture or to a Qualified Intermediary under the Master Exchange Agreement, (b) the Monthly Servicing Fee payable by HVF to the Servicer on such Payment Date, (c) $1,500, (d) the sum of (i) all reasonable out-of-pocket costs and expenses of HVF incurred in connection with the issuance of each Series of Notes, including any fees payable to the Rating Agencies in connection with their rating of such Series of Notes and any fees or commissions payable in connection with the sale of such Series of Notes, and (ii) all reasonable out-of-pocket costs and expenses of HVF incurred in connection with the execution, delivery and performance (including the enforcement, waiver or amendment) of the Related Documents, and (e) any amounts owing to a counterparty under a Swap Agreement or a Series-Specific Swap Agreement, less (f) any amounts due from a counterparty under a Swap Agreement or a Series-Specific Swap Agreement. Before issuance of any Series of Notes, HVF will review the estimated out-of-pocket costs and expenses to be incurred in connection with the issuance thereof with the Lessee. If Lessee objects to such estimated costs and expenses, it shall notify HVF prior to the issuance of such Series of Notes, and HVF shall not issue any additional Series of Notes.

“Casualty” means, with respect to any HVF Vehicle, that (a) such HVF Vehicle is destroyed, seized or otherwise rendered permanently unfit or unavailable for use, (b) such HVF Vehicle is lost or stolen and is not recovered for 180 days following the occurrence thereof or (c) in the case of a Program Vehicle not redesignated under Section 2.6 of the HVF Lease, the return of such HVF Vehicle cannot, prior to the end of the applicable Repurchase Period, be effected for any reason or the Manufacturer thereof did not accept such HVF Vehicle for repurchase under the terms of the applicable Manufacturer Program, in either case, for any reason other than the Manufacturer’s willful refusal or inability to comply with its obligations under its Manufacturer Program.

“Casualty Payment” has the meaning specified in Section 6.2 of the HVF Lease.

“Cede” means Cede & Co., a nominee of DTC.

“Certificated Security” means a “certificated security” within the meaning of Section 8-102 of the applicable UCC.

“Certificate of Title” means, with respect to each Vehicle, the certificate of title applicable to such Vehicle duly issued in accordance with the certificate of title act or statute of the jurisdiction applicable to such Vehicle.

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“Chrysler” means DaimlerChrysler Motors Corporation, a Delaware corporation, and its successors.

“Class” means, with respect to any Series of Notes, any one of the classes of Notes of that Series as specified in the applicable Series Supplement.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto or Euroclear or Clearstream.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Banking, societe anonyme.

“Closing Date” means the Restatement Effective Date or any Series Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

“Collateral” means the collective reference to the Indenture Collateral and the HVF Vehicle Collateral.

“Collateral Account” is defined in Section 2.5(a) of the Collateral Agency Agreement.

“Collateral Agency Agreement” means the Amended and Restated Collateral Agency Agreement, dated as of the Restatement Effective Date, among HVF, as grantor, HGI, as grantor, Hertz as servicer, the Collateral Agent, the Trustee, as secured party, and Hertz, as secured party, as amended, restated, modified or supplemented from time to time in accordance with its terms.

“Collateral Agent” means BNY Midwest Trust Company, in its capacity as collateral agent under the Collateral Agency Agreement and any successor thereto or permitted assign in such capacity thereunder.

“Collateral Agreements” means the HVF Lease, the Supplemental Documents, the Assignment Agreements, the Purchase Agreement, the Hertz Contribution Agreement, the Administration Agreement, the Nominee Agreement, the Hertz Nominee Agreement, the HFC Nominee, the Indemnification Agreement, the LLC Agreement, the HVF Credit Facility, any Swap Agreement, any Series-Specific Swap Agreement, any Enhancement Agreement, the Master Exchange Agreement and the Escrow Agreement.

“Collection Account” means securities account no. [account number] entitled “BNY Midwest Trust Company, as Trustee, Securities Account of Hertz Vehicle Financing LLC”

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maintained by the Collection Account Securities Intermediary pursuant to the Collection Account Control Agreement or any successor securities account maintained pursuant to the Collection Account Control Agreement.

“Collection Account Control Agreement” means the agreement among HVF, BNY Midwest Trust Company, as securities intermediary, and the Trustee, dated as of September 18, 2002, relating to the Collection Account, as the same may be amended and supplemented from time to time.

“Collection Account Securities Intermediary” means BNY Midwest Trust Company or any other securities intermediary that maintains the Collection Account pursuant to the Collection Account Control Agreement.

“Collections” means, without duplication, (a) all payments on the Collateral, including, without limitation, (i) all payments by or on behalf of the Lessee under the HVF Lease, (ii) all payments by Hertz to HVF under the Indemnification Agreement, (iii) all proceeds of the HVF Vehicles, including (A) all payments made by or on behalf of any Manufacturer or auction dealer, under the related Manufacturer Program with respect to HVF Vehicles, but excluding Excluded Payments, (B) all payments by or on behalf of any other Person as proceeds from the sale of HVF Vehicles and (C) all insurance proceeds and warranty payments in respect of the HVF Vehicles, but excluding Excluded Payments, whether such payments are in the form of cash, checks, wire transfers or other forms of payment and whether in respect of principal, interest, repurchase price, fees, expenses or otherwise, (iv) all payments by HGI to HVF under the Purchase Agreement, including, without limitation (A) all payments of the Transfer Price by HGI in respect of Transferred HVF Vehicles and Manufacturer Receivables pursuant to Section 1.06 of the Purchase Agreement and (B) all payments of the Rejected Vehicle Payment by HGI or the Servicer pursuant to Section 1.05(b) of the Purchase Agreement, (v) all Swap Payments (vi) all payments made from a Collateral Account (including the Joint Collection Account (as defined in the Master Exchange Agreement)) or an HVF Exchange Account to the Collection Account and (vii) all amounts earned on Permitted Investments of funds in the Collection Account and, to the extent so specified in a Series Supplement, in a Series Account.

“Committed Purchaser” means a special purpose company that has committed to purchase a Series of Notes from HVF from time to time and that finances such purchases with, among other things, the proceeds of commercial paper notes issued by such special purpose company.

“Company Order” and “Company Request” means a written order or request signed in the name of HVF by any one of its Authorized Officers and delivered to the Trustee.

“Condition Report” means a condition report with respect to a Program Vehicle, signed and dated by the Servicer and a Manufacturer or its agent in accordance with the applicable Manufacturer Program.

“Consolidated Subsidiary” means, at any time, any Subsidiary or other entity the accounts of which are consolidated with those of Hertz in its consolidated financial statements as of such time.

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“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Controlled Amortization Period” means, with respect to any Series of Notes, the period specified in the applicable Series Supplement.

“Controlled Distribution Amount” means, with respect to any Class of Notes, the amount (or amounts) specified in any applicable Series Supplement.

“Controlled Group” means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is, along with such Person, a member of a controlled group of corporations or a controlled group of trades or businesses as described in Sections 414(b) and (c), respectively, of the Code.

“Corporate Trust Office” shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Base Indenture is located at 2 North LaSalle, Chicago, Illinois 60602, Attention: Corporate Trust Administration—Structured Finance, or at any other time at such other address as the Trustee may designate from time to time by notice to the Noteholders and HVF.

“Daily Collection Report” has the meaning specified in Section 4.1(a) of the Base Indenture.

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“Defaulting Manufacturer” has the meaning specified in Section 18(a) of the HVF Lease.

“Definitions List” means this Definitions List, as amended or modified from time to time.

“Definitive Notes” has the meaning specified in Section 2.12(a) of the Base Indenture.

“Depository” has the meaning specified in Section 2.12(a) of the Base Indenture.

“Depository Agreement” means, with respect to a Series having Book-Entry Notes, the agreement among HVF, the Trustee and the Clearing Agency, or as otherwise provided in the applicable Series Supplement.

“Depreciation Charge” means, with respect to (a) any Program Vehicle, the applicable depreciation charge set forth in the related Manufacturer Program for such Program Vehicle calculated on a daily basis and (b) any Non-Program Vehicle, the scheduled daily depreciation charge for such Non-Program Vehicle set forth by HVF in the Depreciation Schedule for such Non-Program Vehicle. If such charge is expressed as a percentage, the daily Depreciation Charge for such Vehicle shall be such percentage multiplied by the Capitalized Cost for such Vehicle calculated on a daily basis. For Vehicles not held for a full month in the month of acquisition, the Depreciation Charges shall be prorated by multiplying the applicable depreciation amount by a fraction, the numerator of which is the number of days from the In-Service Date with respect to such Vehicle to the first day of the next month and the denominator of which is the number of days in such month. For the month in which a Program Vehicle is turned back to the applicable Manufacturer pursuant to a Manufacturer Program, the Depreciation Charge shall be prorated by multiplying the applicable depreciation amount by a fraction, the numerator of which is the number of days from the first day of such month to the Turnback Date for such Vehicle and the denominator of which is the number of days in such month. In the event a Vehicle is sold other than pursuant to the Manufacturer Program or suffers a Casualty, the Depreciation Charge shall be prorated by multiplying the applicable depreciation amount by a fraction, the numerator of which is the number of days from the first day of such month to the date of the sale of such Vehicle or the date such Vehicle suffers a Casualty, as the case may be, and the denominator of which is the number of days in such month.

“Depreciation Schedule” means the initial schedule of estimated daily depreciation prepared by HVF with respect to each type of Non-Program Vehicle, as revised from time to time by HVF, subject to Section 24 of the HVF Lease.

“Determination Date” means the date five Business Days prior to each Payment Date.

“Disposition Date” means with respect to any HVF Vehicle, (i) if such HVF Vehicle was sold at Auction pursuant to a Guaranteed Depreciation Program or returned to a Manufacturer for repurchase pursuant to a Repurchase Program, the Turnback Date, (ii) if such HVF Vehicle is sold to HGI in accordance with Section 1.06 of the Purchase Agreement, the date on which the Transfer Price with respect to such Transferred HVF Vehicle is deposited into

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the Collection Account or an HVF Exchange Account, (iii) if such HVF Vehicle was sold to any Person (other than to a Manufacturer pursuant to such Manufacturer’s Repurchase Program, to a third party through an Auction conducted by or through or arranged by the Manufacturer pursuant to its Guaranteed Depreciation Program or to HGI pursuant to the Purchase Agreement) the date on which the proceeds of such sale are deposited in the Collection Account or an HVF Exchange Account, (iv) if such HVF Vehicle becomes a Casualty or an Ineligible Vehicle (except as a result of a sale thereof), the date on which the Casualty Payment is paid by the Lessee to the Trustee or (v) if such HVF Vehicle becomes a Rejected Vehicle pursuant to Section 1.05(b) of the Purchase Agreement, the date on which the Rejected Vehicle Payment is paid by HGI to the Trustee.

“Disposition Proceeds” means the net proceeds (other than the portion of the Repurchase Price payable (i) by the Manufacturer pursuant to a Manufacturer Program or (ii) with respect to Non-Program Vehicles, by the Lessee pursuant to the HVF Lease) from the sale or disposition of an HVF Vehicle to any Person, whether at an Auction or otherwise.

“Distribution Account” means, with respect to any Series of Notes, an account established as such pursuant to the applicable Series Supplement.

“Dollar” and the symbol “$” mean the lawful currency of the United States.

“DTC” means The Depository Trust Company.

“Due Date” means, with respect to any payment due from a Manufacturer or auction dealer in respect of a Program Vehicle turned back for repurchase or sale pursuant to the terms of the related Manufacturer Program, the thirtieth (30th) day after the Disposition Date for such Vehicle.

“Early Termination Payment” has the meaning specified in Section 13.4 of the HVF Lease.

“Eligible Deposit Account” means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution or (b) a separately identifiable deposit account established in the deposit taking department of a Qualified Institution.

“Eligible Manufacturer” means (a) each Eligible Program Manufacturer, Mitsubishi and Subaru and (b) any other Manufacturer with respect to which the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied; unless, in each case, (i) a Manufacturer Event of Default of the type described in clause (i) of the definition thereof has occurred with respect to such Manufacturer and such Manufacturer is not generally paying its debts as they are due or (ii) such Manufacturer has experienced an Event of Bankruptcy.

“Eligible Manufacturer Program” means at any time a Manufacturer Program that is in full force and effect with an Eligible Program Manufacturer; provided that (a) with respect to any new Manufacturer Program (including a new model year Manufacturer Program of an Eligible Program Manufacturer and a Manufacturer Program of a new Eligible Program Manufacturer) that is proposed for consideration after the Initial Closing Date as an Eligible

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Manufacturer Program, prior to such new Manufacturer Program constituting an “Eligible Manufacturer Program” hereunder, the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such Manufacturer Program, and (b) with respect to any material change (other than as specified in clause (a) above) in the terms of any existing Eligible Manufacturer Program, prior to such Manufacturer Program, as changed, constituting an “Eligible Manufacturer Program” hereunder, the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such change.

“Eligible Program Manufacturer” means (a) Ford, GM, Chrysler, Toyota, Honda, Mazda, Nissan, Volvo, Jaguar, Audi, Volkswagen, Land Rover, Hyundai, Kia, Lexus, Mercedes and BMW or (b) a Manufacturer (i) who, at the time that such Manufacturer is proposed for consideration as an Eligible Program Manufacturer, has a long term unsecured debt rating of at least “BBB-” from S&P, at least “Baa3” from Moody’s and, unless otherwise agreed to by Fitch, at least “BBB-” from Fitch, provided, that if a Manufacturer proposed for consideration under the preceding clause (b) does not have a rating from S&P or Moody’s, then the rating of the entity specified by the Rating Agencies shall apply, or (ii) with respect to which the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied; provided, however, that upon the occurrence of a Manufacturer Event of Default with respect to any such Manufacturer, such Manufacturer shall no longer qualify as an Eligible Program Manufacturer.

“Eligible Program Vehicle” means a Program Vehicle that is subject to an Eligible Manufacturer Program on the Vehicle Operating Lease Commencement Date for such Program Vehicle, unless it is redesignated as a Non-Program Vehicle pursuant to Section 2.6 of the HVF Lease.

“Eligible Vehicle” means an HVF Vehicle (i) that is not older than forty-eight (48) months from the date of the original manufacturer invoice therefore, (ii) the Certificate of Title for which is in the name of the Hertz Vehicles LLC, as nominee titleholder for HVF and notes the Collateral Agent as the first lienholder (other than (x) with respect to an Initial Hertz Vehicle, for which the Certificate of Title shall be in the name of Hertz, (y) with respect to a Service Vehicle, for which the Certificate of Title shall be in the name of HFC and (z) in the case of clauses (x) and (y) above, each Certificate of Title described therein shall not note any lien thereon, including, without limitation, the lien of the Collateral Agent) (or, the Certificate of Title has been submitted to the appropriate state authorities for such retitling and notation), (iii) that is owned by HVF free and clear of all Liens other than Permitted Liens and (iv) that is designated as an HVF Vehicle in accordance with the Collateral Agency Agreement.

“Enhancement” means, with respect to any Series of Notes, the rights and benefits provided to the Noteholders of such Series of Notes pursuant to any letter of credit, surety bond, cash collateral account, overcollateralization, issuance of subordinated Notes, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other similar arrangement.

“Enhancement Agreement” means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

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“Enhancement Amount” has the meaning specified, with respect to any Series of Notes, in the applicable Series Supplement.

“Enhancement Deficiency” has the meaning specified, with respect to any Series of Notes, in the applicable Series Supplement.

“Enhancement Provider” means the Person providing any Enhancement as designated in the applicable Series Supplement, other than any Noteholders the Notes of which are subordinated to any Class of the Notes of the same Series.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“Escrow Agent” has the meaning specified in Section 1.1 of the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement, dated as of the Restatement Effective Date, among the Escrow Agent, the Intermediary, Hertz, HVF and HGI, as amended, modified or supplemented from time to time in accordance with its terms, or any replacement escrow agreement entered into pursuant to Section 5.01(e) of such escrow agreement (or the comparable provision of a replacement escrow agreement), as amended, modified or supplemented from time to time in accordance with its terms.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:

(a)  a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)  such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any

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substantial part of its property, or shall make any general assignment for the benefit of creditors; or

(c)  the board of directors of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above.

“Excess Damage Charges” means, with respect to any Program Vehicle, the amount charged or deducted from the Repurchase Price by the Manufacturer of such Vehicle due to (a) damage over a prescribed limit, (b), if applicable, damage not subject to a prescribed limit and (c) missing equipment, in each case with respect to such Vehicle at the time that such Vehicle is turned in to such Manufacturer or its agent for repurchase or Auction pursuant to the applicable Manufacturer Program.

“Excess Mileage Charges” means, with respect to any Program Vehicle, the amount charged or deducted from the Repurchase Price, by the Manufacturer of such Vehicle due to the fact that such Vehicle has mileage over a prescribed limit at the time that such Vehicle is turned in to such Manufacturer or its agent for repurchase or Auction pursuant to the applicable Manufacturer Program.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Payments” means (a) all incentive payments payable by a Manufacturer to purchase Vehicles (but not any amounts payable by a Manufacturer as an incentive for selling Program Vehicles outside of the related Manufacturer Program), (b) all amounts payable by a Manufacturer as compensation for the preparation of newly delivered vehicles, (c) all amounts payable by a Manufacturer as compensation for interest payable after the purchase price for a Vehicle is paid and (d) all amounts payable by a Manufacturer in reimbursement for warranty work performed by or on behalf of HVF on the Vehicles.

“Expected Final Payment Date” means, with respect to any Series of Notes, the date stated in the applicable Series Supplement as the date on which such Series of Notes is expected to be paid in full.

“FDIC” means the Federal Deposit Insurance Corporation.

“Finance Guide” means the Black Book Official Finance/Lease Guide.

“Financial Officer” means, with respect to any Person, the chief financial officer, vice president-finance, principal accounting officer, controller or treasurer of such Person.

“Fitch” means Fitch Ratings.

“Ford” means Ford Motor Company, a Delaware corporation, and its successors.

“Ford Letter of Credit” means an irrevocable letter of credit issued for the account of Ford or an affiliate thereof in favor of the Trustee for the benefit of a Series of Notes or a class of a Series of Notes.

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“Ford Reimbursement Obligations” means any and all obligations of HVF in respect of a Ford Letter of Credit set forth in any Series Supplement; provided, however that no Ford Reimbursement Obligation in respect of a disbursement made under a Ford Letter of Credit shall arise until such time as Ford has reimbursed the provider of such Ford Letter of Credit for such disbursement.

“GAAP” means the generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time.

“General Intangibles” means “general intangible” within the meaning of Section 9-102(a)(42) of Revised Article 9.

“General Intangibles Collateral” means HVF’s right, title and interest in, to and under all of the assets, property and interests in property, whether now owned or hereafter acquired or created, as described in Section 3.1(a)(i) and (v) of this Base Indenture.

“GM” means General Motors Corporation, a Delaware corporation, and its successors.

“Governmental Authority” means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

“Guaranteed Depreciation Program” means a guaranteed depreciation program pursuant to which a Manufacturer has agreed to (a) cause Vehicles manufactured by it or one of its Affiliates that are turned back during the specified Repurchase Period to be sold by an auction dealer, (b) cause the proceeds of any such sale to be deposited in a Collateral Account by such auction dealer promptly following such sale and (c) pay to HVF or the Intermediary the excess, if any, of the guaranteed payment amount with respect to any such Vehicle calculated as of the Turnback Date in accordance with the provisions of such guaranteed depreciation program over the amount deposited in a Collateral Account by an auction dealer pursuant to clause (b) above.

“Hertz” means The Hertz Corporation, a Delaware corporation, and its successors.

“Hertz Contribution Agreement” means the Contribution Agreement, dated as of the Restatement Effective Date, between Hertz and HVF, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“Hertz Nominee” means Hertz, as nominee titleholder for HVF pursuant to the Hertz Nominee Agreement.

“Hertz Nominee Agreement” means the Vehicle Title Nominee Agreement, dated as of the Restatement Effective Date, among Hertz, HVF and the Collateral Agent, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

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“Hertz Nominee Power of Attorney” means a power of attorney in the form of Exhibit A-2 to the Hertz Nominee Agreement.

“Hertz Vehicles LLC” means Hertz Vehicles LLC, a Delaware limited liability company, and its successors.

“HFC” means Hertz Funding Corp., a Delaware corporation, and its successors.

“HFC Nominee” means HFC, as nominee titleholder for HVF pursuant to the HFC Nominee Agreement.

“HFC Nominee Agreement” means the Vehicle Title Nominee Agreement, dated as of the Restatement Effective Date, among HFC, HVF, Hertz and the Collateral Agent, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“HFC Nominee Power of Attorney” means a power of attorney in the form of Exhibit A-2 to the HFC Nominee Agreement.

“HFC Purchase Agreement” means the Purchase Agreement, dated as of the Restatement Effective Date, between HFC and HVF, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“HGI” means Hertz General Interest LLC, a Delaware limited liability company, and its successors.

“HGI Account” means concentration account no. [account number] held at JPMorgan Chase Bank in the name of Hertz General Interest LLC.

“HGI Credit Facility” means the Credit and Security Agreement dated as of September 18, 2002, between HGI and Hertz, as amended, modified or supplemented from time to time in accordance with its terms.

“HGI Eligible Vehicle” means a HGI Vehicle (i) that is not older than forty-eight (48) months from the date of the original manufacturer invoice therefore, (ii) the Certificate of Title for which is in the name of the Hertz Vehicles LLC, as nominee titleholder for HGI and notes the Collateral Agent as the first lienholder (or the Certificate of Title has been submitted to the appropriate state authorities for such notation), (iii) that is owned by HGI free and clear of all Liens other than Permitted Liens and (iv) that is designated as a HGI Vehicle in accordance with the Collateral Agency Agreement.

“HGI Exchange Account” has the meaning specified in Section 1.1 of the Master Exchange Agreement.

“HGI Lease” means the Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement, dated as of the Restatement Effective Date, between HGI, as lessor thereunder, and Hertz, as lessee and as servicer, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

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“HGI LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of HGI, dated as of Restatement Effective Date, as amended, modified or supplemented from time to time in accordance with its terms.

“HGI Management Agreement” means each of the Management Agreements with one or more of the members of the Board of Directors of HGI, as amended, modified or supplemented from time to time in accordance with its terms.

“HGI Vehicle” means a passenger automobile or light-duty truck which is owned by HGI and leased by HGI to the Lessee pursuant to the HGI Lease.

“HGI Vehicle Collateral” has the meaning specified in Section 2.1(b) of the Collateral Agency Agreement.

“Honda” means American Honda Motor Co., Inc., a California corporation, and its successors.

“HVF” means Hertz Vehicle Financing LLC, a Delaware limited liability company, and its successors.

“HVF Credit Facility” means the Credit Agreement, in the form attached as Exhibit B to the Base Indenture, to be entered into between HVF and Hertz, as amended, modified or supplemented from time to time in accordance with its terms.

“HVF Exchange Account” has the meaning specified in Section 1.1 of the Master Exchange Agreement.

“HVF Lease” means the Master Motor Vehicle Operating Lease and Servicing Agreement, dated as of the Restatement Effective Date, between HVF, as lessor thereunder, and Hertz, as lessee and as servicer, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“HVF LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of HVF, dated as of the Restatement Effective Date, as amended, modified or supplemented from time to time in accordance with its terms.

“HVF Management Agreement” means each of the Management Agreements with one or more of the members of the Board of Directors of HVF, as amended, modified or supplemented from time to time in accordance with its terms.

“HVF Vehicle” means a passenger automobile or light-duty truck (including any Initial Hertz Vehicle or Service Vehicle) which is owned by HVF and leased by HVF to the Lessee pursuant to the HVF Lease (including any such Vehicle that constitutes Replacement Property under, and as defined in, the Master Exchange Agreement).

“HVF Vehicle Collateral” has the meaning specified in Section 2.1(a) of the Collateral Agency Agreement.

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“Hyundai” means Hyundai Motor America Corporation, a California corporation, and its successors.

“IHV Transfer Value” means with respect to each Initial Hertz Vehicle, the net book value of such Initial Hertz Vehicle, as recorded on the books and records of Hertz (with appropriate adjustments for depreciation) at the time of the contribution of each Initial Hertz Vehicle to HVF pursuant to Section 1.01 of the Hertz Contribution Agreement.

“Indebtedness”, as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (f) all Contingent Obligations of such Person in respect of any of the foregoing.

“Indemnified Person” has the meaning specified in Section 2 of the Indemnification Agreement.

“Indemnification Agreement” means the Amended and Restated Indemnification Agreement, dated as of the Restatement Effective Date, among Hertz, Hertz Vehicles LLC, HGI and HVF, as amended, modified or supplemented from time to time in accordance with its terms.

“Indenture” means the Base Indenture, together with all Series Supplements, as amended, modified or supplemented from time to time by Supplements thereto in accordance with its terms.

“Indenture Collateral” has the meaning specified in Section 3.1 of the Base Indenture.

“Independent Director” has the meaning specified in Schedule A to each of the LLC Agreement, the HVF LLC Agreement and the HGI LLC Agreement.

“Ineligible Asset Amount” means, as of any date of determination, an amount equal to the sum (without duplication) of the following amounts to the extent that such amounts are included in clauses (i) through (x) of the definition of Aggregate Asset Amount for such date: (a) the aggregate amount of all Manufacturer Receivables (other than Excluded Payments) as of such date payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, by a Manufacturer with respect to which a Manufacturer Event of Default specified in clause (i) or (ii) of the definition thereof has occurred with respect to HVF Vehicles that were Eligible Vehicles when turned in to and accepted by such Manufacturer or delivered and accepted for Auction, plus (b) the aggregate amount of all Manufacturer Receivables (other than Excluded Payments) as of such date payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, by a Manufacturer which is an Eligible Program

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Manufacturer with respect to HVF Vehicles that were Eligible Vehicles when turned in to and accepted by such Manufacturer or delivered and accepted for Auction which amounts are unpaid more than one hundred (100) days past the applicable Due Date, plus (c) the aggregate of all amounts specified in clause (iv) of the definition of “Aggregate Asset Amount” which are unpaid more than forty-five (45) days past the applicable Disposition Date, plus (d) the aggregate of all amounts specified in clause (v) of the definition of “Aggregate Asset Amount” which are unpaid sixty (60) days or more past the applicable Disposition Date, plus (e) the aggregate of all amounts specified in clauses (vi), (vii) and (x) of the definition of “Aggregate Asset Amount” which are past due as of such date and in respect of which any grace period provided for in the HVF Lease for the making of such payments has expired, plus (f) the aggregate of all amounts specified in clause (viii) of the definition of “Aggregate Asset Amount” which are unpaid more than five Business Days past the date on which the related Rejected Vehicle was rejected by the Lessee pursuant to Section 1.05(b) of the Purchase Agreement, plus (g) the aggregate of all amounts specified in clause (ix) of the definition of “Aggregate Asset Amount” which are payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, by a Manufacturer which was an Eligible Program Manufacturer with respect to which a Manufacturer Event of Default specified in clause (i) or (ii) of the definition thereof has occurred or which are unpaid more than sixty (60) days past the due date thereof, plus (h) the amount by which (x) the aggregate of all amounts specified in clause (v) of the definition of “Aggregate Asset Amount” which are unpaid more than fifteen (15) days but less than sixty (60) days past the applicable Disposition Date exceeds (y) 1% of the Aggregate Asset Amount on such date plus (i) the amount by which (x) the aggregate of all amounts specified in clauses (i) and (ii) of the definition of “Aggregate Asset Amount” attributable to Initial Hertz Vehicles exceeds (y) the Maximum Initial Hertz Vehicle Amount plus (j) the amount by which (x) the aggregate of all amounts specified in clauses (i) and (ii) of the definition of “Aggregate Asset Amount” attributable to Service Vehicles exceeds (y) the Maximum Service Vehicle Amount plus (k) the Ineligible Non-Investment Grade Manufacturer Receivable Amount.

“Ineligible Non-Investment Grade Manufacturer Receivable Amount” means, as of any date of determination, with respect to each Non-Investment Grade Manufacturer, an amount equal to the sum (without duplication) of the following amounts to the extent that such amounts are included in clauses (i) through (x) of the definition of Aggregate Asset Amount for such date:  (a) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by such Non-Investment Grade Manufacturer with respect to Vehicles that are Eligible Vehicles and Eligible Program Vehicles when turned in to and accepted by such Non-Investment Grade Manufacturer or delivered and accepted for Auction, plus (b) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by such Non-Investment Grade Manufacturers with respect to Vehicles that were Eligible Vehicles but not Eligible Program Vehicles when turned in to and accepted by such Non-Investment Grade Manufacturer or delivered and accepted for Auction; provided, that the definition of “Ineligible Non-Investment Grade Manufacturer Receivable Amount” may be amended by HVF, subject to satisfaction of the Rating Agency Condition with respect to such amendment; provided further that any Non-Investment Grade Manufacturer may be excluded from this definition by HVF, subject to satisfaction of the Rating Agency Condition with respect to such exclusion.

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“Ineligible Vehicle” means an HVF Vehicle that is not an Eligible Vehicle.

“Initial Closing Date” means the date on which the initial Series of Notes is issued pursuant to the Indenture.

“Initial Determination Date” means, with respect to any Vehicle, the Determination Date with respect to the Related Month in which a Vehicle Operating Lease Commencement Date for such Vehicle occurs.

“Initial Hertz Vehicles” means, solely during the period commencing on the Acquisition Date and ending 180 days from the Acquisition Date, a passenger automobile or light-duty truck which is contributed by Hertz to HVF on or prior to the Acquisition Date pursuant to the Hertz Contribution Agreement and leased by HVF to the Lessee pursuant to the HVF Lease (including any such Vehicle that constitutes Replacement Property under and as defined in the Master Exchange Agreement) and (i) that is not older than forty-eight (48) months from the date of the original manufacturer invoice therefore, (ii) the Certificate of Title for which is in the name of Hertz and shall not note any lien thereon, including, without limitation, the lien of the Collateral Agent (or the Certificate of Title has been submitted to the appropriate state authorities for retitling and notation of the lien of the Collateral Agent as the first lienholder), (iii) that has been made subject to the Hertz Nominee Agreement, (iv) that is owned by HVF free and clear of all Liens other than Permitted Liens and (v) that is designated as an HVF Vehicle in accordance with the Collateral Agency Agreement. For the avoidance of doubt, with respect to any passenger automobile or light-duty truck, from and after receipt by the Servicer or a Servicer’s Agent, as agent of, and custodian for, the Collateral Agent, or its designated agents, of a Certificate of Title with respect to such passenger automobile or light-duty truck which is in the name of Hertz Vehicles LLC, as nominee titleholder for HVF, and which notes the Collateral Agent as the first lienholder, such passenger automobile or light-duty truck shall not constitute an Initial Hertz Vehicle. In addition, for the avoidance of doubt, from and after the expiration of the period ending 180 days from the Acquisition Date, no passenger automobile or light-duty truck shall constitute an Initial Hertz Vehicle.

“Initial Principal Amount” means, with respect to any Series of Notes, the aggregate initial principal amount specified in the applicable Series Supplement.

“In-Service Date” means, with respect to (i) any Vehicle subject to a Manufacturer Program, the date on which depreciation related to such Vehicle begins to accrue under such Manufacturer Program and (ii) any Vehicle not subject to a Manufacturer Program, the date designated by the Servicer in respect of such Non-Program Vehicle in the Monthly Servicing Certificate for the Related Month in which the Vehicle Operating Lease Commencement Date for such Non-Program Vehicle occurs.

“Interest Collections” means on any date of determination all Collections which represent payments of Monthly Variable Rent under the HVF Lease plus any amounts earned on Permitted Investments in the Collection Account which are available for distribution on such date.

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“Interest Period” means, with respect to any Series of Notes, the period specified in the applicable Series Supplement.

“Intermediary” means the Person acting in the capacity of Qualified Intermediary pursuant to the Master Exchange Agreement.

“Invested Percentage” means, with respect to any Series of Notes, the percentage specified in the applicable Series Supplement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Property” has the meaning specified in Section 9-102(a)(49) of the applicable UCC.

“Invoice Adjustment” has the meaning specified in Section 1.05(d) of the Purchase Agreement.

“Jaguar” means Jaguar Cars, a division of Ford Motor Company, and its successors.

“Kia” means Kia Motors America, Inc., a California corporation, and its successors.

“Land Rover” means Land Rover North America, Inc., a Delaware corporation, and its successors.

“Lease” means either the HVF Lease or the HGI Lease.

“Lease Payment Default” means the occurrence of any event described in Section 17.1.1 of the HVF Lease.

“Lease Payment Deficit” means, for any Related Month, an amount equal to the excess, if any, of (a) the aggregate amount of payments required to be made under the HVF Lease with respect to the Related Month over (b) the aggregate amount of payments actually received by HVF under the HVF Lease with respect to the Related Month.

“Lessee” means Hertz, in its capacity as the lessee under the HVF Lease and the HGI Lease.

“Lessor” means HVF, in its capacity as the lessor under the HVF Lease.

“Lexus” means Lexus, a division of Toyota, and its successors.

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or

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lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.

“Limited Liquidation Event of Default” means, with respect to any Series of Notes, any event specified as such in the applicable Series Supplement.

“Liquidation Event of Default” means, so long as such event or condition continues, any of the following: (a) any Lease Payment Default, (b) an Event of Bankruptcy with respect to Hertz, Hertz Vehicles LLC, HGI or HVF or (c) an Operating Lease Event of Default in respect of a breach by the Lessee of its agreements set forth in Section 18(a) of the HVF Lease.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Hertz Vehicles LLC, dated as of September 18, 2002, as amended, modified or supplemented from time to time in accordance with its terms.

“Luxembourg Agent” has the meaning specified in Section 2.4(c) of the Base Indenture.

“Management Agreement” means each of the Management Agreements with one or more of the members of the Board of Directors of Hertz Vehicles LLC, as amended, modified or supplemented from time to time in accordance with its terms.

“Manufacturer” means a manufacturer or distributor of passenger automobiles and/or light-duty trucks.

“Manufacturer Event of Default” means with respect to any Manufacturer, (i) there shall be Past Due Amounts owing to Hertz, HGI, HVF or the Intermediary with respect to such Manufacturer in an amount equal to or in excess of the lesser of (x) $25 million and (y) the then outstanding aggregate amount of repurchase obligations of such Manufacturer under its Manufacturer Program in respect of all Vehicles, in each case, net of Past Due Amounts aggregating no more than $50 million, (A) that are the subject of a good faith dispute as evidenced in a writing by Hertz, HGI, HVF or the Manufacturer questioning the accuracy of amounts paid or payable in respect of certain Vehicles tendered for repurchase under a Manufacturer Program (as distinguished from any dispute relating to the repudiation by such Manufacturer generally of its obligations under such Manufacturer Program or the assertion by such Manufacturer of the invalidity or unenforceability as against it of such Manufacturer Program) and (B) with respect to which Hertz, HGI or HVF, as the case may be, has provided adequate reserves as reasonably determined by such Person, (ii) the occurrence of an Event of Bankruptcy with respect to such Manufacturer and such Manufacturer has not assumed its Manufacturer Program in accordance with the Bankruptcy Code or (iii) the termination of such Manufacturer’s Manufacturer Program or the failure of such Manufacturer’s Repurchase Program or Guaranteed Depreciation Program to qualify as a Manufacturer Program.

“Manufacturer Program” means at any time any Repurchase Program or Guaranteed Depreciation Program that is in full force and effect with a Manufacturer (i) pursuant to which the repurchase price or guaranteed auction sale price is at least equal to the Capitalized

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Cost of each Vehicle, minus all Depreciation Charges accrued with respect to such Vehicle prior to the date that the Vehicle is submitted for repurchase, minus Excess Mileage Charges, minus Excess Damage Charges, (ii) that cannot be amended or terminated with respect to any Vehicle after the purchase of that Vehicle, and (iii) the assignment of the benefits of which to HVF and the Collateral Agent has been acknowledged in writing by the related Manufacturer in the form of an Assignment Agreement.

“Manufacturer Receivable” means an amount due from a Manufacturer or an auction dealer under a Manufacturer Program in respect of or in connection with a Program Vehicle disposed of in accordance with such Manufacturer Program.

“Market Value” means, with respect to any Vehicle as of any date of determination, the wholesale market value of such Vehicle as specified in the Related Month’s published NADA Guide for the model class and model year of such Vehicle based on the average equipment and the average mileage of each vehicle of such model class and model year; provided, that if the NADA Guide is not being published or the NADA Guide is being published but such Vehicle is not included therein, the Finance Guide at the beginning of the model year shall be used to estimate the wholesale market value of the Vehicle, based on the Vehicle’s model class and model year or the closest model class and model year thereto and a vehicle condition of “average” (as defined in the Finance Guide); provided, further, that if the Finance Guide is not being published or the Finance Guide is being published but such Vehicle or a reasonably similar model class and model year is not included therein, the wholesale market value of such Vehicle shall be based on an independent third-party data source, and determined in accordance with a methodology, with respect to which the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied; provided, further, that if no such third-party data source or methodology shall have been so approved or any such third-party source or methodology is not available, the wholesale market value of such Vehicle shall be equal to a reasonable estimate of the wholesale market value of such Vehicle as determined by the Servicer, based on the Net Book Value of such Vehicle and any other factors deemed relevant by the Servicer.

“Master Exchange Agreement” means the Master Exchange Agreement, dated as of the Restatement Effective Date, among Hertz, HVF, HGI, the Intermediary and J.P. Morgan Property Holdings LLC, as amended, modified or supplemented from time to time in accordance with its terms.

“Material Adverse Effect” means, with respect to any occurrence, event or condition:

1.               a material adverse change in the financial condition, business, assets or operations of Hertz and its Consolidated Subsidiaries;

2.               a material adverse effect on the ability of Hertz, the Hertz Nominee, the HFC Nominee, Hertz Vehicles LLC, HGI, HVF or the Qualified Intermediary to perform its obligations under any of the Related Documents;

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3.               a material adverse effect on HVF’s interest in the HVF Vehicles or the Manufacturer Receivables; or

4.               an adverse effect on (i) the validity or enforceability of any Related Document or (ii) on the validity, status, perfection or priority of the Lien of the Trustee in the Indenture Collateral or of the Collateral Agent in the HVF Vehicle Collateral; provided that with respect to the Initial Hertz Vehicles and the Service Vehicles, the lack of the notation of the lien of the Collateral Agent on the Certificates of Title related to such Vehicles to the extent provided under the Related Documents, shall not constitute a Material Adverse Effect.

“Maximum Initial Hertz Vehicle Amount” means during the period (i) from and including the Restatement Effective Date to but excluding the 90th day following the Restatement Effective Date, $480,000,000 of the Adjusted Aggregate Asset Amount, (ii) from and including the 90th day following the Restatement Effective Date to but excluding the 180th day following the Restatement Effective Date, $270,000,000 of the Adjusted Aggregate Asset Amount and (iii) thereafter, $0.

“Maximum Lease Termination Date” means, with respect to any Vehicle, the earlier of (x) the last Business Day of the month that is 36 months after the month in which the Vehicle Operating Lease Commencement Date occurs with respect to such Vehicle and (y) the last Business Day of the month that is 47 months after the date of original invoice for such Vehicle.

“Maximum Manufacturer Amount” means, as of any date of determination, with respect to a particular Manufacturer or group of Manufacturers, the lowest Maximum Manufacturer Amount with respect to such Manufacturer or group of Manufacturers specified with respect to such Manufacturer or group of Manufacturers in any Series Supplement under which Notes are Outstanding as of such date.

“Maximum Non-Eligible Manufacturer Amount” means, as of any date of determination, the lowest Maximum Non-Eligible Manufacturer Amount specified in any Series Supplement under which Notes are Outstanding as of such date.

“Maximum Non-Eligible Vehicle Amount” means, as of any date of determination, the lowest Maximum Non-Eligible Vehicle Amount specified in any Series Supplement under which Notes are Outstanding as of such date.

“Maximum Service Vehicle Amount” means, $35,000,000.

“Maximum Term” has the meaning specified in Section 3.1 of the HVF Lease.

“Mazda” means Mazda Motor of America, Inc., a California corporation, d/b/a Mazda North American Operations, and its successors, provided, that for determination of ratings by the Rating Agencies, “Mazda” means Mazda Motor Corporation and its successors.

“Measurement Month” on any date, means each calendar month, or the smallest number of consecutive calendar months, preceding such date in which at least the lesser of the

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following (a) and (b) were sold to third parties, at auction or otherwise (excluding salvage sales): (a) the greater of (x) one-twelfth of the number of Non-Program Vehicles as of the last day of such calendar month or consecutive calendar months and (y) 2,000 and (b) 4,500 Non-Program Vehicles; provided, however, that no calendar month included in a single Measurement Month shall be included in any other Measurement Month.

“Mercedes” means, Mercedes Benz USA, a wholly owned subsidiary of Chrysler, and its successors.

“Minimum Term” has the meaning specified in Section 3.1 of the HVF Lease.

“Mitsubishi” means Mitsubishi Motor Sales of America, Inc., a California corporation, and its successors.

“Monthly Administration Fee” has the meaning specified in the Administration Agreement.

“Monthly Base Rent” has the meaning specified in Section 4.1 of the HVF Lease.

“Monthly Servicing Certificate” has the meaning specified in Section 4.1(c) of the Base Indenture.

“Monthly Servicing Fee” has the meaning specified in Section 23 of the HVF Lease.

“Monthly Noteholders’ Statement” means, with respect to any Series of Notes, a statement substantially in the form of an Exhibit to the applicable Series Supplement.

“Monthly Variable Rent” has the meaning specified in Section 4.2 of the HVF Lease.

“Moody’s” means Moody’s Investors Service.

“NADA Guide” means the National Automobile Dealers Association, Official Used Car Guide, Eastern Edition.

“Net Book Value” means, (a) with respect to each New Vehicle subject to either Lease, (i) as of any date of determination during the period from the Vehicle Operating Lease Commencement Date for such New Vehicle under such Lease to but excluding the Initial Determination Date for such New Vehicle, the Capitalized Cost of such New Vehicle, (ii) as of the Initial Determination Date for such New Vehicle, (A) the Capitalized Cost for such New Vehicle minus (B) the aggregate Depreciation Charges accrued with respect to such New Vehicle under such Lease through the last day of the Related Month in which the Vehicle Operating Lease Commencement Date for such New Vehicle under such Lease occurred and (iii) as of any Determination Date after the Initial Determination Date for such New Vehicle, (A) the Net Book Value of such New Vehicle as calculated on the immediately preceding Determination Date minus (B) the aggregate Depreciation Charges accrued with respect to such New Vehicle under such Lease during the Related Month (through the last day thereof), (b) with respect to

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each Transferred Vehicle subject to either Lease, (i) as of any date of determination during the period from the Vehicle Operating Lease Commencement Date for such Transferred Vehicle under such Lease to but excluding the Initial Determination Date for such Transferred Vehicle, the Transfer Price of such Transferred Vehicle paid by the Purchaser of such Transferred Vehicle pursuant to Section 1.07 of the Purchase Agreement, (ii) as of the Initial Determination Date for such Transferred HGI Vehicle, (A) the Transfer Price of such Transferred Vehicle paid by the Purchaser of such Transferred Vehicle pursuant to Section 1.07 of the Purchase Agreement minus (B) the aggregate Depreciation Charges accrued with respect to such Transferred Vehicle under such Lease through the last day of the Related Month in which the Vehicle Operating Lease Commencement Date for such Transferred Vehicle under such Lease occurred and (iii) as of any Determination Date after the Initial Determination Date for such Transferred Vehicle, (A) the Net Book Value of such Transferred Vehicle as calculated on the immediately preceding Determination Date minus (B) the aggregate Depreciation Charges accrued with respect to such Transferred Vehicle under such Lease during the Related Month (through the last day thereof), (c) with respect to each Initial Hertz Vehicle subject to the HVF Lease, (i) as of any date of determination during the period from the Vehicle Operating Lease Commencement Date for such Initial Hertz Vehicle under such Lease to but excluding the Initial Determination Date for such Initial Hertz Vehicle, the IHV Transfer Value of such Initial Hertz Vehicle, (ii) as of the Initial Determination Date for such Initial Hertz Vehicle, (A) the IHV Transfer Value of such Initial Hertz Vehicle minus (B) the aggregate Depreciation Charges accrued with respect to such Initial Hertz Vehicle under such Lease through the last day of the Related Month in which the Vehicle Operating Lease Commencement Date for such Initial Hertz Vehicle under such Lease occurred and (iii) as of any Determination Date after the Initial Determination Date for such Initial Hertz Vehicle, (A) the Net Book Value of such Initial Hertz Vehicle as calculated on the immediately preceding Determination Date minus (B) the aggregate Depreciation Charges accrued with respect to such Initial Hertz Vehicle under such Lease during the Related Month (through the last day thereof) and (d) with respect to each Service Vehicle subject to the HVF Lease, (i) as of any date of determination during the period from the Vehicle Operating Lease Commencement Date for such Service Vehicle under such Lease to but excluding the Initial Determination Date for such Service Vehicle, the SV Transfer Price of such Service Vehicle paid by HVF pursuant to Section 1.02 of the HFC Purchase Agreement, (ii) as of the Initial Determination Date for such Service Vehicle, (A) the SV Transfer Price of such Service Vehicle paid by HVF pursuant to Section 1.02 of the HFC Purchase Agreement minus (B) the aggregate Depreciation Charges accrued with respect to such Service Vehicle under such Lease through the last day of the Related Month in which the Vehicle Operating Lease Commencement Date for such Service Vehicle under such Lease occurred and (iii) as of any Determination Date after the Initial Determination Date for such Service Vehicle, (A) the Net Book Value of such Service Vehicle as calculated on the immediately preceding Determination Date minus (B) the aggregate Depreciation Charges accrued with respect to such Service Vehicle under such Lease during the Related Month (through the last day thereof). After the Initial Determination Date for a Vehicle, on any day which is not a Determination Date, the Net Book Value of such Vehicle shall be the Net Book Value calculated for such Vehicle on the most recent Determination Date. In connection with a redesignation of an Eligible Vehicle as either a Program Vehicle or a Non-Program Vehicle in accordance with Section 2.6 of the HVF Lease, the Net Book Value of such Vehicle shall be recalculated on the next Determination Date following such redesignation as if such Vehicle had been designated as a Non-Program Vehicle (in the case of a redesignated

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Program Vehicle) or a Program Vehicle (in the case of a redesignated Non-Program Vehicle) on the Vehicle Operating Lease Commencement Date for such Vehicle.

“New HVF Vehicle” means a Vehicle that is purchased from HGI pursuant to Section 1.05 of the Purchase Agreement.

“New Vehicle” has the meaning specified in Section 1.04 of the Purchase Agreement.

“New Vehicle Schedule” has the meaning specified in Section 1.04 of the Purchase Agreement.

“Nissan” means Nissan North America, Inc., a California corporation, and its successors.

“Nominee” means Hertz Vehicles LLC, as nominee titleholder for each of HGI and HVF pursuant to the Nominee Agreement.

“Nominee Agreement” means the Amended and Restated Vehicle Title Nominee Agreement dated as of September 18, 2002 among Hertz Vehicles LLC, HVF, HGI, and the Collateral Agent, as amended, modified or supplemented from time to time in accordance with its terms.

“Nominee Power of Attorney” means a power of attorney in the form of Exhibit A to the Nominee Agreement.

“Non-Eligible Program Vehicle” means a Program Vehicle that is not an Eligible Program Vehicle on the Vehicle Operating Lease Commencement Date for such Program Vehicle.

“Non-Investment Grade Manufacturer” has the meaning specified, with respect to any Series, in the applicable Series Supplement.

“Non-Program Vehicle” means an HVF Vehicle that is not subject to a Manufacturer Program on the Vehicle Operating Lease Commencement Date for such HVF Vehicle or which is redesignated as a Non-Program Vehicle pursuant to Section 2.6 of the HVF Lease.

“Non-Program Vehicle Special Default Payments” has the meaning specified in Section 13.3 of the HVF Lease.

“Noteholder” and “Holder” means the Person in whose name a Note is registered in the Note Register.

“Note Obligations” means all principal and interest, at any time and from time to time, owing by HVF on the Notes and all costs, fees and expenses payable by, or obligations of, HVF under the Indenture and/or the Related Documents.

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“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Note Rate” means, with respect to any Series of Notes, the annual rate at which interest accrues on the Notes of such Series of Notes (or formula on the basis of which such rate shall be determined) as stated in the applicable Series Supplement.

“Note Register” means the register maintained pursuant to Section 2.5(a) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof.

“Notes” has the meaning specified in the recitals to the Base Indenture.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of Hertz, HGI, Hertz Vehicles LLC or HVF, as the case may be.

“Operating Lease Commencement Date” has the meaning specified in Section 3.2 of the HVF Lease.

“Operating Lease Event of Default” has the meaning specified in Section 17.1 of the HVF Lease.

“Operating Lease Expiration Date” has the meaning specified in Section 3.2 of the HVF Lease.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Hertz, HGI, Hertz Vehicles LLC or HVF, as the case may be.

“Outstanding” has the meaning specified, with respect to any Series, in the applicable Series Supplement.

“Past Due Amounts” means, with respect to any Manufacturer, the amount that such Manufacturer (or if such Manufacturer’s Manufacturer Program is a Guaranteed Depreciation Program, such Manufacturer or any related auction dealers) shall have failed to pay when due under such Manufacturer’s Manufacturer Program with respect to a Vehicle turned in to such Manufacturer with respect to which such failure shall have continued for more than one hundred (100) days following the Due Date.

“Paying Agent” has the meaning specified in Section 2.5(a) of the Base Indenture.

“Payment Date” means, unless otherwise specified in any Series Supplement for the related Series of Notes, the 25th day of each calendar month, or if such date is not a Business Day, the next succeeding Business Day, commencing on October 25, 2002.

“Permitted Check Payments” means (i) payments of sales proceeds of HVF Vehicles made by check by auction dealers under the Manufacturer Program with Chrysler and

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(ii) payments made by check by GM, Hyundai and Subaru under their respective Manufacturer Programs.

“Permitted Investments” means negotiable instruments or securities, payable in Dollars, issued by an entity organized under the laws of the United States of America and represented by instruments in bearer or registered or in book-entry form which evidence (excluding any security with the “r” symbol attached to its rating):

(i)  obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;

(ii)  demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated “P-1” by Moody’s, “A-1+” by S&P (or as otherwise agreed to by S&P) and, if rated by Fitch, “F1+” by Fitch (or as otherwise agreed to by Fitch) and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P of “A-1+” (or as otherwise agreed to by S&P), a credit rating from Moody’s of “P-1” and, if rated by Fitch, a credit rating from Fitch of “F-1+” (or as otherwise agreed to by Fitch) in the case of certificates of deposit or short-term deposits, or a rating from S&P not lower than “AA,” a rating from Moody’s not lower than “Aa2” and, if rated by Fitch, a rating from Fitch not lower than “AA” in the case of long-term unsecured debt obligations;

(iii)  commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from S&P of “A-1+” (or as otherwise agreed to by S&P), a rating from Moody’s of “P-1” and, if rated by Fitch, a rating from Fitch of “F-1+” (or as otherwise agreed to by Fitch);

(iv)  bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;

(v)  investments in money market funds rated “AAAm” by S&P, “Aaa” by Moody’s and, if rated by Fitch, “AAA” by Fitch, or otherwise approved in writing by S&P, Moody’s and Fitch;

(vi)  Eurodollar time deposits having a credit rating from S&P of “A-1+” (or as otherwise agreed to by S&P), a credit rating from Moody’s of “P-1” and, if rated by Fitch, a credit rating from Fitch of “F-1+” (or as otherwise agreed to by Fitch);

(vii)  repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a

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commercial paper or short-term certificate of deposit rating of “A-1+” by S&P (or as otherwise agreed to by S&P), “P-1” by Moody’s and, if rated by Fitch, “F-1+” by Fitch (or as otherwise agreed to by Fitch) or which otherwise is approved as to collateralization by the Rating Agencies; and

(viii)  any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect any ratings with respect to any Series of Notes.

“Permitted Liens” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (iii) Liens in favor of the Trustee pursuant to the Indenture and Liens in favor of the Collateral Agent pursuant to the Collateral Agency Agreement, and (iv) Liens in favor of an Enhancement Provider, provided, however, that such Liens referred to in this clause (iv) are subordinate to the Liens in favor of the Trustee and the Collateral Agent and have been consented to by each of the Trustee and the Collateral Agent.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.

“Physical Property” means banker’s acceptances, commercial paper, negotiable certificates of deposits and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the applicable UCC and are susceptible to physical delivery and Certificated Securities.

“Plan” means any “employee pension benefit plan”, as such term is defined in ERISA, which is subject to Title IV of ERISA (other than a “multiemployer plan”, as defined in Section 4001 of ERISA) and to which any company in the Controlled Group has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Pool Factor” means, unless a Series of Notes is issued in more than one Class as stated in the applicable Series Supplement, a number carried out to seven decimals representing the ratio of the Principal Amount of such Series as of such Record Date (determined after taking into account any reduction in the Principal Amount which will occur on the following Payment Date) to the Initial Principal Amount of such Series, and with respect to a Series of Notes having more than one Class, as specified in the applicable Series Supplement.

“Potential Amortization Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an Amortization Event.

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“Potential Manufacturer Event of Default” means an event which, with the giving of notice, the passage of time or both, would constitute a Manufacturer Event of Default.

“Potential Operating Lease Event of Default” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an Operating Lease Event of Default.

“Power of Attorney” means a power of attorney in the form of Exhibit B to the Collateral Agency Agreement.

“Principal Amount” means, with respect to each Series of Notes, the amount specified in the applicable Series Supplement.

“Principal Collections” means any Collections other than Interest Collections.

“Principal Distribution Period” means, with respect to any Series of Notes, the period specified in the applicable Series Supplement.

“Principal Payment Amount” means, with respect to any Class of Notes, the amount (or amounts) specified in any applicable Series Supplement.

“Principal Terms” has the meaning specified in Section 2.3 of the Base Indenture.

“Proceeds” has the meaning specified in Section 9-102(a)(64) of the applicable UCC.

“Program Vehicle” means an HVF Vehicle eligible under, and subject to, a Manufacturer Program.

“Program Vehicle Special Default Payments” has the meaning specified in Section 13.3 of the HVF Lease.

“PR Borrower” means Puerto Ricancars Fleet, LLC, a Puerto Rican special purpose limited liability company established under the laws of the Commonwealth of Puerto Rico.

“Purchase Agreement” means the Amended and Restated Participation, Purchase and Sale Agreement dated as of the Restatement Effective Date by and among HGI, HVF, the Servicer and the Lessee, as amended, modified or supplemented from time to time in accordance with its terms.

“Purchaser” has the meaning specified in the recitals to the Purchase Agreement.

“Qualified Institution” means a depository institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all

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times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

“Qualified Insurer” means a financially sound and responsible insurance company duly authorized and licensed where required by law to transact business and having a general policy rating of “A” or better by A.M. Best Company, Inc.

“Qualified Intermediary” means a Person satisfying the requirements for a “qualified intermediary” within the meaning of Section 1031 of the Code and the regulations thereunder.

“Qualified Trust Institution” means an institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $50,000,000 as set forth in its most recent published annual report of condition, and (iii) has a long term deposits rating of not less than “BBB-” by S&P, “Baa3” by Moody’s and, unless otherwise agreed to by Fitch, “BBB-” by Fitch.

“Rapid Amortization Period” means, with respect to any Series of Notes, the period specified in the applicable Series Supplement.

“Rating Agency” with respect to any Series of Notes, has the meaning specified in the applicable Series Supplement.

“Rating Agency Condition” with respect to any Series of Notes, has the meaning specified in the applicable Series Supplement.

“Reasonably Equivalent Value” has the meaning specified in Section 1.07 of the Purchase Agreement.

“Record Date” means, with respect to any Series of Notes and any Payment Date, the date specified in the applicable Series Supplement.

“Registered Organization” means “registered organization” within the meaning of Section 9-102(a)(70) of Revised Article 9.

“Registrar” has the meaning specified in Section 2.5(a) of the Base Indenture.

“Rejected Vehicle” has the meaning specified in Section 1.05(b) of the Purchase Agreement.

“Rejected Vehicle Payment” has the meaning specified in Section 1.05(b) of the Purchase Agreement.

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“Rejected Vehicle Schedule” has the meaning specified in Section 1.05(b) of the Purchase Agreement.

“Related Documents” means, collectively, the Indenture, the Notes, the Purchase Agreement, the Hertz Contribution Agreement, the HFC Purchase Agreement, the Nominee Agreement, the Hertz Nominee Agreement, the HFC Nominee Agreement, the Collateral Agency Agreement, the Indemnification Agreement, the LLC Agreement, the HVF Credit Facility, any Enhancement Agreement, the Assignment Agreements, the Administration Agreement, the Depository Agreements, any agreements relating to the issuance or the purchase of any Series of Notes, the HVF Lease, the Supplemental Documents relating to the HVF Lease, the Master Exchange Agreement and the Escrow Agreement.

“Related Month” means, (i) with respect to any Payment Date or Determination Date, the most recently ended calendar month, (ii) with respect to any other date, the calendar month in which such date occurs and (iii) with respect to an Interest Period, the month in which such Interest Period commences; provided, however, that with respect to the above clause (i), the initial Related Month shall be the period from and including the Initial Closing Date to and including the last day of the calendar month in which the Initial Closing Date occurs.

“Related Vehicle Collateral” has the meaning specified in Section 5.1(a) of the Collateral Agreement.

“Relinquished Property Proceeds” has the meaning specified in Section 1.1 of the Master Exchange Agreement.

“Rent” has the meaning specified in Section 4.3 of the HVF Lease.

“Reportable Event” has the meaning specified in Title IV of ERISA.

“Repurchase Period” means, with respect to any Program Vehicle, the period during which such Vehicle may be turned in to the Manufacturer thereof for repurchase or sale at Auction pursuant to the applicable Manufacturer Program.

“Repurchase Price” with respect to any Program Vehicle (i) subject to a Repurchase Program means the price paid or payable by the Manufacturer thereof to repurchase such Program Vehicle pursuant to its Manufacturer Program and (ii) subject to a Guaranteed Depreciation Program means the amount which the Manufacturer thereof guarantees will be paid to the seller of such Program Vehicle by such Manufacturer and/or the related auction dealers upon the disposition of such Program Vehicle pursuant to its Manufacturer Program.

“Repurchase Program” means a program pursuant to which a Manufacturer has agreed to repurchase Vehicles manufactured by such Manufacturer or one of its Affiliates during the specified Repurchase Period.

“Required Asset Amount” means, with respect to any Series of Notes, the amount specified in the applicable Series Supplement.

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“Required Enhancement Amount” means, with respect to any Series of Notes, the amount specified in the applicable Series Supplement.

“Required Noteholders” has the meaning specified, with respect to any Series of Notes, in the applicable Series Supplement.

“Required Rating” means (i) a short-term certificate of deposit rating from Moody’s of “P-1,” from S&P of at least “A-1+” and, if rated by Fitch, from Fitch of at least “F-1+” and (ii) a long-term unsecured debt rating of not less than “Aa3” by Moody’s, not less than “AA-” by S&P and, unless otherwise agreed to by Fitch, not less than “AA-” by Fitch.

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

“Requisite Investors” means Noteholders holding in excess of 50% of the sum of (a) the Aggregate Principal Amount and (b) the sum of the unutilized purchase commitments of the Committed Purchasers (excluding, for the purposes of making the foregoing calculation, any Notes held by any Affiliate of Hertz (other than a Committed Purchaser or an Affiliate Issuer)); provided, however that, upon the occurrence and during the continuance of an Amortization Event with respect to any Series of Notes held by a Committed Purchaser, the purchase commitment of such Committed Purchaser shall be deemed to be zero.

“Responsible Officer” means, with respect to the Collateral Agent, any officer within the corporate trust department of the Collateral Agent, including any Vice President, Assistant Vice President or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, or any successor thereto responsible for the administration of the Collateral Agency Agreement.

“Restatement Effective Date” means December 21, 2005.

“Revised Article 8” means Article 8 of the New York UCC.

“Revised Article 9” means Article 9 of the New York UCC.

“Revolving Period” means, with respect to any Series of Notes, the period specified in the applicable Series Supplement.

“S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

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“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning specified in the recitals to the Purchase Agreement.

“Series Account” means any account or accounts established pursuant to a Series Supplement for the benefit of a Series of Notes.

“Series Closing Date” means, with respect to any Series of Notes, the date of issuance of such Series of Notes, as specified in the applicable Series Supplement.

“Series of Notes” or “Series” means each Series of Notes issued and authenticated pursuant to the Base Indenture and the applicable Series Supplement.

“Series-Specific Swap Agreement” means one or more interest rate swap contracts, interest rate cap agreements or similar contracts entered into by HVF in connection with the issuance of a Series of Notes, as specified, and designated as a “Series-Specific Swap Agreement” in the applicable Series Supplement, providing limited protection against interest rate risks solely with respect to such Series of Notes.

“Series Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Section 2.3 of the Base Indenture.

“Series Termination Date” means, with respect to any Series of Notes, the date stated in the applicable Series Supplement as the termination date.

“Servicer” means Hertz, in its capacity as servicer under the HVF Lease, the Purchase Agreement and the Collateral Agency Agreement.

“Servicer Default” has the meaning specified in Section 17.7 of the HVF Lease.

“Service Vehicles” means, solely during the period commencing on the Acquisition Date and ending 180 days from the Acquisition Date, a passenger automobile or light-duty truck which is sold by HFC to HVF on or prior to the Acquisition Date pursuant to the HFC Purchase Agreement and leased by HVF to the Lessee pursuant to the HVF Lease (including any such Vehicle that constitutes Replacement Property under and as defined in the Master Exchange Agreement) and (i) that is not older than forty-eight (48) months from the date of the original manufacturer invoice therefore, (ii) the Certificate of Title for which is in the name of HFC and shall not note any lien thereon, including, without limitation, the lien of the Collateral Agent (or the Certificate of Title has been submitted to the appropriate state authorities for retitling and notation of the lien of the Collateral Agent as the first lienholder), (iii) that has been made subject to the HFC Nominee Agreement, (iv) that is owned by HVF free and clear of all Liens other than Permitted Liens and (v) that is designated as an HVF Vehicle in accordance with the Collateral Agency Agreement. For the avoidance of doubt, with respect to any passenger automobile or light-duty truck, from and after receipt by the Servicer or a Servicer’s Agent, as agent of, and custodian for, the Collateral Agent, or its designated agents, of a Certificate of Title with respect to such passenger automobile or light-duty truck which is in the name of Hertz Vehicles LLC, as nominee titleholder for HVF and which notes the Collateral Agent as the first lienholder, such passenger automobile or light-duty truck shall not constitute a

34

Service Vehicle. In addition, for the avoidance of doubt, from and after the expiration of the period ending 180 days from the Acquisition Date, no passenger automobile or light-duty truck shall constitute a Service Vehicle.

“Special Default Payments” has the meaning specified in Section 13.3 of the HVF Lease.

“Special Term” has the meaning specified in Section 3.1 of the HVF Lease.

“Specified Bankruptcy Opinion Provisions” means the provisions contained in the legal opinions delivered in connection with the issuance of each Series of Notes or, if applicable, amendments to the Related Documents relating to the non-substantive consolidation of Hertz and its Affiliates (other than HGI and Hertz Vehicles LLC) and HVF.

“Subaru” means Subaru of America, Inc., a New Jersey corporation, and its successors.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Article 12 of the Base Indenture.

“Supplemental Documents” has the meaning specified in Section 2.1 of the HVF Lease.

“SV Transfer Price” has the meaning specified in Section 1.02 of the HFC Purchase Agreement.

“Swap Agreement” means one or more interest rate swap contracts, interest rate cap agreements or similar contracts (other than a Series-Specific Swap Agreement) entered into by HVF in connection with the issuance of a Series of Notes, as specified, and designated, as a “Swap Agreement”, in the applicable Series Supplement, providing limited protection against interest rate risks.

“Swap Payments” means amounts payable to or receivable by HVF pursuant to any Swap Agreement.

“Tax Opinion” means an Opinion of Counsel to be delivered in connection with the issuance of a new Series of Notes to the effect that, for United States federal income tax purposes, (i) the issuance of such new Series of Notes will not affect adversely the United States federal income tax characterization of any Series of Notes Outstanding or Class thereof that was (based upon an Opinion of Counsel) characterized as debt at the time of their issuance and (ii)

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HVF will not be classified as an association or as a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

“10-K Report” has the meaning specified in Section 25.5 of the HVF Lease.

“Term” has the meaning specified in Section 3.2 of the HVF Lease.

“Termination Payment” means the collective reference to Excess Damage Charges, Excess Mileage Charges, early turnback surcharges and any other similar charges and penalties charged under the Manufacturer Programs.

“Termination Value” means, with respect to (a) any Vehicle other than a Transferred Vehicle, as of any date, an amount equal to (i) the Capitalized Cost of such Vehicle, minus (ii) all Depreciation Charges for such Vehicle accrued prior to such date under the applicable Lease, (b) any Transferred Vehicle, as of any date, an amount equal to (i) the Transfer Price previously paid by or on behalf of HGI or HVF, as the case may be, for such Vehicle pursuant to Section 1.07 of the Purchase Agreement minus (ii) all Depreciation Charges for such Transferred Vehicle accrued under the applicable Lease from the date such Vehicle was transferred pursuant to Section 1.06 of the Purchase Agreement to such date, (c) any Initial Hertz Vehicle, as of any date, an amount equal to (i) the IHV Transfer Value of such Initial Hertz Vehicle minus (ii) all Depreciation Charges for such Initial Hertz Vehicle accrued under the applicable Lease from the date such Initial Hertz Vehicle was transferred pursuant to Section 1.01 of the Hertz Contribution Agreement to such date and (d) any Service Vehicle, as of any date, an amount equal to (i) the SV Transfer Price previously paid by or on behalf of HVF for such Vehicle pursuant to Section 1.02 of the HFC Purchase Agreement minus (ii) all Depreciation Charges for such Service Vehicle accrued under the applicable Lease from the date such Service Vehicle was transferred pursuant to Section 1.01 of the HFC Purchase Agreement to such date.

“Toyota” means Toyota Motor Sales, U.S.A., Inc., a California corporation, and its successors, provided, that for determination of ratings by the Rating Agencies, “Toyota” means Toyota Motor Corporation and its successors.

“Transfer Price” has the meaning specified in Section 1.07 of the Purchase Agreement.

“Transferred HGI Vehicle” means, as of any date of determination, a HGI Vehicle which has been sold to HVF pursuant to Section 1.06 of the Purchase Agreement prior to such date.

“Transferred HVF Vehicle” means, as of any date of determination, an HVF Vehicle which has been sold to HGI pursuant to Section 1.06 of the Purchase Agreement prior to such date.

“Transferred Vehicle” means either a Transferred HGI Vehicle or a Transferred HVF Vehicle.

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“Transferred Vehicle Schedule” has the meaning specified in Section 1.06 of the Purchase Agreement.

“Trustee” means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any Vice President, Assistant Vice President or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, or any successor thereto responsible for the administration of the Base Indenture.

“Turnback Date” means, with respect to any Program Vehicle, the date on which such Vehicle is accepted for return by a Manufacturer or its agent pursuant to its Manufacturer Program and the Depreciation Charges cease to accrue pursuant to its Manufacturer Program.

“UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“U.S. Government Obligations” means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged as to full and timely payment of such obligations.

“Vehicle” means either a HGI Vehicle or an HVF Vehicle.

“Vehicle Collateral” means the collective reference to the HGI Vehicle Collateral and the HVF Vehicle Collateral.

“Vehicle Funding Date” has the meaning specified in Section 3.1 of the HVF Lease.

“Vehicle Operating Lease Commencement Date” has the meaning specified in Section 3.1 of each of the Leases.

“Vehicle Operating Lease Expiration Date” has the meaning specified in Section 3.1 of each of the Leases.

“Vehicle Purchase Price” has the meaning specified in Section 2.4 of the HVF Lease.

“Vehicle Return Default” has the meaning specified in Section 17.6 of the HVF Lease.

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“Vehicle Term” has the meaning specified in Section 3.1 of the HVF Lease.

“Vehicle Turn-In Condition” has the meaning specified in Section 13.1 of the HVF Lease.

“Volkswagen” means Volkswagen of America, Inc., a New Jersey corporation, and its successors.

“Volvo” means Volvo Cars of North America, LLC, a Delaware limited liability company, and its successors.

“VIN” means vehicle identification number.

“written” or “in writing” means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.

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EXHIBIT A

TO BASE INDENTURE

FORM OF MONTHLY SERVICING CERTIFICATE

HERTZ VEHICLE FINANCING LLC

Pursuant to Section 4.1(c) of the Amended and Restated Base Indenture dated as of December 21, 2005 for Rental Car Asset Backed Notes (Issuable in Series) by and between Hertz Vehicle Financing LLC, as Issuer, and BNY Midwest Trust Company, as Trustee (the “Base Indenture”), the undersigned                      ,                         of Hertz Vehicle Financing LLC, does hereby certify to the best of his knowledge after due investigation that:

1.             Attached hereto is a true and correct copy of the monthly Noteholders’ Statement hereby delivered on or before the fourth Business Day prior to the upcoming Payment Date pursuant to Section 4.1(d) of the Base Indenture.

The undersigned has read the provisions of the Indenture relating to the foregoing, has made due investigation into the matters discussed herein, which investigation has enabled him to express an informed opinion on the foregoing and, in the opinion of the undersigned, those conditions or covenants contained in the Indenture which relate to the above matters have been complied with.

Capitalized terms used herein shall have the meanings set forth in the Indenture and Schedule I (Definitions List) thereto.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer’s Certificate this      day of                 ,      .

Name:
Title:

EXHIBIT B
TO BASE INDENTURE

FORM OF HVF CREDIT FACILITY

This CREDIT AGREEMENT (this “Agreement”) is to be effective as of [                ], [      ], and is between THE HERTZ CORPORATION, a Delaware corporation (“Lender”), or its successors or assignees, and HERTZ VEHICLE FINANCING LLC, a Delaware limited liability company (“Borrower”).

BACKGROUND

A.            Lender is willing to make a loan in the aggregate principal amount of up to [               ] ($[               ]) available to Borrower on the terms and conditions contained in this Agreement.

B.            Borrower desires to use the proceeds received pursuant to this Agreement for general corporate purposes.

AGREEMENT

In consideration of the mutual promises set forth in this Agreement, Borrower and Lender agree as follows:

ARTICLE I

Definitions

SECTION 1.01.               Defined Terms.  For purposes of this Agreement, the following terms shall have the following definitions:

“Amortization Event” with respect to each Series of Notes has the meaning specified in the Indenture.

“Business Day” shall mean any day (excluding each Saturday, Sunday and legal holiday) on which [                ], a [          ] banking corporation, is open to transact business.

“Default Rate” shall mean the applicable Loan Rate plus (2) percentage points per annum.

“Event of Default” shall mean each event identified in Article 13 of this Agreement.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

“Indenture” shall mean the Amended and Restated Base Indenture, dated as of December 21, 2005, between the Borrower and BNY Midwest Trust Company, as trustee, as the same may be amended and supplemented from time to time, including by any Series Supplement.

“Interest Payment Date” shall mean, the 25th day of each month, or if such date is not a Business Day, the next succeeding Business Day, commencing on [                ], [        ], unless otherwise specified in any Series Supplement for the related Series of Notes.

“Interest Period” shall have the meaning set forth in Section 2.03.

“Loan” shall have the meaning set forth in Section 2.01(a).

“Loan Documents” shall mean this Agreement, the Loan Note and all other agreements, instruments and documents now or hereinafter executed by or on the behalf of Borrower and delivered to Lender which evidence or relate to this Agreement or the transactions contemplated hereby.

“Loan Note” shall mean that certain Loan Note dated the date hereof made by Borrower and held by Lender in the aggregate principal amount of up to [             ] ($[                 ]), a copy of which is attached hereto and made a part hereof as Exhibit A.

“Loan Rate” shall mean, unless provided to the contrary elsewhere in this Agreement, [                 ] percent ([             ]%) per annum.

“Maturity Date” shall mean [                ], [     ], unless accelerated upon an Event of Default or otherwise restricted pursuant to Section 2.05 hereof; provided, however, that the Maturity Date shall be extended automatically by one year on each December 31 occurring after the date hereof unless written notice of nonrenewal is received by the Borrower from the Lender no fewer than 180 days prior to such date.

“Notes” shall mean notes issued by the Borrower pursuant to the Indenture.

“Obligations” shall mean the Loan and each other loan, advance, indebtedness, liability, obligation, covenant or duty (including post-petition interest on the foregoing, to the extent lawful) owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, arising under the Loan Documents, whether direct or indirect (including those acquired by assignment), as the same may be modified, extended or renewed from time to time.  Such term includes, without limitation, all interest, charges, expenses, fees, attorneys’ fees and each other sum chargeable to Borrower by Lender under the Loan Documents.

“Outstanding” shall have the meaning specified, with respect to any Series, in the applicable Series Supplement.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, corporation, trust, unincorporated organization or Government Authority.

“Series” shall mean any series of Notes issued by the Borrower.

“Series Supplement” shall mean a supplement to the Indenture that authorizes a particular Series of Notes.

“Taxes” shall mean each present or future stamp or documentary tax or other excise or property tax, charge or similar levy of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction that may arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement.

ARTICLE II

Revolving Credit Facility

SECTION 2.01.               Revolving Loan.  (a)  Lender hereby establishes, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties made herein by Borrower, a loan (the “Loan”) in favor of Borrower in an aggregate principal amount not to exceed [                   ] ($[                  ]) and, subject to Section 2.01(d), agrees to make and remake advances to Borrower, upon the terms and conditions set forth in this Agreement, on any Business Day while this Agreement is in effect; provided, however, that Borrower shall give Lender notice on or before 12:00 noon on such Business Day of the amount of each desired advance and the date funds are to be received by Borrower.

(b)           Borrower shall request an advance under this Agreement in writing by any officer of Borrower.

(c)           Borrower shall not be required to pay any commitment fee, either initially or annually, with respect to this Agreement.

(d)           Notwithstanding anything to the contrary in this Agreement, Lender shall not be obligated to advance funds under this Agreement to Borrower.

SECTION 2.02.               Term.  This Agreement shall continue in effect until the later of the Maturity Date or the date on which all of the Obligations have been paid in full.

SECTION 2.03.               Interest.  Except as otherwise provided in Section 3.01, Borrower agrees to pay to Lender interest on the weighted average principal amount of the Loan outstanding during each Interest Period at the Loan Rate on the Interest Payment Date for the period from and including the prior Interest Payment Date, or in the case of the first Interest Payment Date, the date of this Agreement, to but excluding such

Interest Payment Date (each an “Interest Period”).  Interest on the loan shall be calculated based on the actual number of days elapsed in each Interest Period and a year consisting of 360 days.

SECTION 2.04.               Prepayment Privilege.  Borrower may prepay without penalty any portion of, or the entire, outstanding balance due under this Agreement; provided, however, that Borrower may not make prepayments until funds are released to Borrower under any Series Supplement(s).

SECTION 2.05.               Available Funds.  Notwithstanding any provision to the contrary in this Agreement, the Loan Notes(s) or any other Loan Document, the parties agree that all amounts payable by Borrower under this Agreement, any Loan Note or any other Loan Document on each Interest Payment Date are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all obligations, whether direct or indirect, absolute or contingent due under the Series Supplement(s) as of such Interest Payment Date, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise.  This subordination is for the benefit of and enforceable by the holders of Notes.  All amounts payable by Borrower to Lender under this Agreement, any Loan Note or any other Loan Document are due and payable to Lender only to the extent funds are released to Borrower under any Series Supplement(s).

SECTION 2.06.               Loan Note.  Contemporaneously with the execution of this Agreement, Borrower shall execute and deliver the Loan Note to Lender.  The principal amount owing to Lender under the Loan Note at any given time shall be the aggregate amount of all advances made under the Loan, less all payments of principal theretofore paid by or on behalf of Borrower.  The Loan Note shall (i) be payable to the order of the Lender, (ii) be dated the date hereof, and (iii) mature on the Maturity Date.

ARTICLE III

Default

SECTION 3.01.               Default Interest Rate.  Notwithstanding any provision to the contrary in this Agreement, during the existence of any Event of Default the aggregate outstanding principal amount of the Loan shall accrue interest at the Default Rate.

SECTION 3.02.               Interest Payable.  To the fullest extent permitted under applicable law, interest shall continue to accrue on the Loan after the filing by or against Borrower of a petition seeking relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

ARTICLE IV

Payment

SECTION 4.01.               Timing.  All payments (including prepayments) by Borrower on account of principal, interest, costs and expenses under the Loan shall be made to Lender in immediately available funds not later than 3:00 p.m., New York City time on the date such payment is due, subject to Section 2.05 hereof.  Any payment received after 3:00 p.m. shall be deemed to have been received by Lender the next Business Day.  If any payment of principal or interest falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day, and interest shall continue to accrue on the outstanding principal for such period of extension, but interest for the period of extension shall not be due or payable until the next payment date.

SECTION 4.02.               Application of Payments.  Each payment made by Borrower shall be applied (i) first, to the payment of accrued and unpaid fees and interest on the Loan Note, and (ii) second, to the payment of unpaid principal on the Loan Note; provided, however, that, during the existence of an Event of Default, Lender may apply all such payments in any amounts and in any fashion or priority as Lender in its sole discretion may determine.

ARTICLE V

Use of Proceeds

Borrower covenants to use the proceeds received pursuant to this Agreement exclusively for general corporate purposes, including, without limitation, paying off debt (now existing or hereafter incurred) and as working capital.

ARTICLE VI

Disbursement of Proceeds

Borrower hereby authorizes Lender to disburse, for and on behalf of Borrower, the proceeds of each advance under this Agreement, in the form of a wire transfer to such bank account of Borrower as Borrower from time to time instructs Lender in accordance with the terms set forth in Section 2.01 of this Agreement.

ARTICLE VII

Taxes

SECTION 7.01.               Liability.  Borrower agrees to pay all Taxes incurred by Borrower with respect to proceeds disbursed under this Agreement.

SECTION 7.02.               Indemnification.  Borrower agrees to indemnify Lender for the full amount of Taxes paid by Lender in connection with the Loan Documents and any transactions contemplated thereby and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  Borrower further agrees that such indemnification shall be made within thirty (30) days from the date Lender makes written demand therefor, subject to Section 2.05 hereof.

ARTICLE VIII

Register

Lender may maintain a register on which it records advances made by it to Borrower from time to time, and each payment in respect thereof.  If Lender maintains such a register, such recordation shall be conclusive, absent error therein.  Failure to maintain any such register, or any error in such register, shall not affect Borrower’s obligations under this Agreement.

ARTICLE IX

Waiver of Rights

Borrower expressly waives:  (i) notice of extension of credit to Borrower by Lender, (ii) presentment and demand for payment of any of the Obligations, (iii) protest and notice of dishonor of or default to Borrower or to any other party with respect to the Obligations, (iv) each other notice to which Borrower might otherwise be entitled, (v) any right to assert against Lender, as a defense, counterclaim, set-off or cross-claim, any defense (legal or equitable), setoff, counterclaim or claim which Borrower may now or hereafter have against Lender, but such waiver shall not prevent Borrower from asserting against Lender in a separate action, any claim, action, cause of action or demand that Borrower might have, whether or not arising out of this Agreement.

ARTICLE X

Representations and Warranties of Borrower

SECTION 10.01.             Borrower is a duly organized and validly existing limited liability company under the laws of the State of Delaware.

SECTION 10.02.             Borrower (i) is in good standing in each state in which it does business which is material to its operations, and (ii) has no material federal, state or local tax liabilities, which are past due, except such tax liabilities, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books.

SECTION 10.03.             To the best of the knowledge of the undersigned officer of Borrower, there is no legal action or proceeding pending against Borrower which would prevent Borrower from validly entering into this Agreement.

SECTION 10.04.             Borrower has the legal power to enter into this Agreement and the undersigned officer executing this Agreement on behalf of Borrower has been duly authorized to do so.

SECTION 10.05.             Neither the execution nor the performance of the obligations contained in this Agreement constitutes a material violation, breach or default under any other agreement by which Borrower is bound.

ARTICLE XI

Affirmative Covenants

Until the Obligations are paid in full, Borrower covenants and agrees that, unless Lender otherwise consents in writing:

SECTION 11.01.             Borrower will promptly repay the Obligations when due, subject to Section 2.05 hereof, including, without limitation, the amounts due under the Loan Note (and each other applicable Loan Document), according to the terms and conditions contained herein and therein.

SECTION 11.02.             Borrower shall perform all obligations required to be performed by it under the terms of this Agreement, the Loan Note and each other applicable Loan Document.

SECTION 11.03.             Borrower agrees to notify Lender promptly, but in no event later than five (5) Business Days after Borrower obtains knowledge of any:  (i) Event of Default, or (ii) matter, including litigation or any investigation, government regulation or enforcement, that has resulted in, or might reasonably be expected to result in, a materially adverse change in the financial condition, operations or business affairs of Borrower.

SECTION 11.04.             Borrower shall pay all taxes, assessments and government charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any asset or property of Borrower; provided, however, that Borrower may, in good faith and with due diligence in appropriate proceedings contest any such tax, assessment, charge, levy or claim.

SECTION 11.05.             Borrower agrees to comply in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by,

all governmental bodies, the noncompliance with which would be materially adverse to the conduct of Borrower’s business.

ARTICLE XII

Negative Covenants

Until the Obligations are paid in full, Borrower covenants and agrees that, unless Lender otherwise consents in writing, Borrower shall not wind-up, liquidate, dissolve or, except with respect to a merger, consolidation or reorganization in which Borrower is the surviving corporation, enter into a consolidation, merger, syndication or other combination, or sell, lease, transfer or otherwise dispose of, in a single transaction or a series of related transactions, substantially all of its business or assets.

ARTICLE XIII

Events of Default

Each of the following shall constitute an “Event of Default:”  (a) Borrower fails to make any payment required by this Agreement when due and the same is not cured within ten (10) Business Days; (b) Borrower breaches any covenant that Borrower has made to Lender in any Loan Document such breach and is not cured within thirty (30) Business Days; (c) any representation or statement made to Lender by Borrower or on Borrower’s behalf is false or misleading in any material respect; (d) Borrower becomes insolvent, or a receiver is appointed for any part of Borrower’s property; (e) Borrower makes any material assignment for the benefit of creditors; (f) any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency law and such proceeding is not cured within sixty (60) days; or (g) an Amortization Event occurs with respect to all Series of Notes Outstanding.

ARTICLE XIV

Rights and Remedies After Event of Default

SECTION 14.01.             During the existence of an Event of Default, Lender may:  (i) declare that this Agreement is terminated, whereupon the Lender will cease to advance funds hereunder, (ii) subject to Section 2.05 hereof, declare the Obligations to be, and the same shall thereupon be, immediately due and payable without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower, and (iii) exercise all of its rights under this Agreement in order to satisfy the Obligations.

SECTION 14.02.             The enumeration of Lender’s rights in Section 14.01 is not intended to be exhaustive and the exercise by Lender of any right or remedy shall not preclude the exercise of any other right or remedy, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder.  No delay or failure to take action on the part of Lender in exercising any right shall be construed to be a waiver of any Event of Default.  No course of dealing with Borrower by Lender, its agents or employees shall effect a change, modification or amendment to this Agreement nor shall it constitute a waiver of any Event of Default.

ARTICLE XV

Notices

Each notice required to be given under this Agreement shall be in writing addressed to the appropriate recipient at the following address (or fax number) listed in this Article 15, or such other address (or fax number) as the addressee may specify from time to time.  Any notice may be delivered by (i) hand, (ii) United States mail, postage prepaid, (iii) Federal Express (or any other nationally recognized overnight courier), delivery charge prepaid, or (iv) fax (or any other similar facsimile device).  Such notice shall be effective (i) when received if hand delivered, mailed or couriered, and (ii) when dispatched if given by fax.

TO LENDER:

The Hertz Corporation
225 Brae Boulevard
Park Ridge, NJ 07656
Attn:  Treasury Department

TO BORROWER:

Hertz Vehicle Financing LLC
225 Brae Boulevard
Park Ridge, NJ 07656
Attn:  Treasury Department

ARTICLE XVI

No Petition

Lender agrees that it shall not institute against, or join any other Person in instituting against, Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the Loan is repaid in full.

ARTICLE XVII

Waiver of Jury Trial

BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY LOAN DOCUMENT OR ANY TRANSACTION CONTEMPLATED IN ANY SUCH LOAN DOCUMENT.  BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

ARTICLE XVIII

Miscellaneous

SECTION 18.01.             The parties hereto agree to cooperate with each other to the fullest extent reasonably possible by executing all documents that may from time to time be required to perfect the interest of either party hereto arising hereunder and the rights and obligations hereunder.

SECTION 18.02.             This Agreement may not be amended or modified without the written consent of all parties hereto.

SECTION 18.03.             THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK.

SECTION 18.04.             If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the remainder of this Agreement which may be given effect without the invalid or unenforceable provision, and to this end the provisions of this Agreement shall be severable.

SECTION 18.05.             This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements.

SECTION 18.06.             All section and article headings in this Agreement are for convenience of reference only and do not form part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 18.07.             Each party agrees to pay its respective expenses incurred with the preparation of this Agreement, the carrying out of its terms and the consummation of the transactions contemplated thereby.

SECTION 18.08.             This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

ARTICLE XIX

Non-Petition

Lender hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all of the Notes, it will not institute against, or join any other Person in instituting against Borrower, and bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.  In the event that Lender takes action in violation of this Article XIX, Borrower agrees, for the benefit of the holders of Notes, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by Lender against it or the commencement of such action and raise the defense that Lender has agreed in writing not to take such action and should be estopped and precluded therefrom.  The provisions of this Article XIX shall survive the termination of this Agreement.

ARTICLE XX

Limited Recourse

The obligations of Borrower under this Agreement are solely the obligations of Borrower.  No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or another obligation or claim arising out of or based upon this Agreement against any member, employee, officer or director of Borrower.  Amounts, fees, expenses or costs payable by Borrower hereunder shall be payable by Borrower to the extent and only to the extent that Borrower is reimbursed therefore pursuant to any of the Related Documents, or funds are then available or thereafter become available for such purpose pursuant to the Indenture, and the amount of any fees, expenses or costs exceeding such funds shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, Borrower.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the      th day of                 ,      .

THE HERTZ CORPORATION,

by
Name:
Title:

HERTZ VEHICLE FINANCING LLC,

by
Name:
Title:

___________, ____

LOAN NOTE

§1.          Promise to Pay.

Hertz Vehicle Financing LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to The Hertz Corporation, a Delaware corporation with headquarters located at 225 Brae Boulevard, Park Ridge, New Jersey 07656 (“Lender”), or its successors or assigns, in lawful money of the United States of America, the aggregate principal amount outstanding under this Loan Note of up to [                 ] Dollars ($[            ]), together with all accrued interest.  Each capitalized term used herein, and not defined herein, shall be given the same meaning as such term is given in that certain Credit Agreement between Lender and Borrower to be effective on the date hereof (“Credit Agreement”).

§2.          Interest.

Until the Obligations have been paid in full, interest shall accrue on the outstanding principal balance hereof at the Loan Rate.  Borrower shall not pay to Lender any commitment fee with respect to this Loan Note.  During the existence of an Event of Default, Borrower agrees to pay interest at the Default Rate; provided, that interest shall accrue but will not be payable until and only to the extent funds are released to Borrower under any Series Supplement(s).

§3.          Payments.

Borrower shall make payments of all accrued and unpaid interest on the weighted average principal amount of the Loan outstanding during each Interest Period at the Loan Rate on the Interest Payment Date.  Interest on the Loan shall be calculated based on the actual number of days elapsed in each Interest Period and a year consisting of 360 days.  Borrower shall pay Lender each payment required hereunder at Lender’s address shown above or, if requested in writing by any officer of Lender, by wire transfer to another address as is designated by Lender.  Except as provided in the Credit Agreement or required by applicable law, payments will be applied first to accrued and unpaid interest, then to principal.

§4.          Prepayments.

Borrower may prepay without penalty all or a portion of the amount owed under this Loan Note; provided, however, that Borrower may only make prepayments with funds released to Borrower under any Series Supplement(s).  Prepayments will not, unless agreed by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make interest payments as provided in §3 above.  Rather, each prepayment shall be applied to reduce the principal balance then outstanding.

§5.          Default.

Each of the following shall constitute an “Event of Default”:  (a) Borrower fails to make any payment required by the Credit Agreement when due and the same is not cured within ten (10) Business Days; (b) Borrower breaches any covenant that Borrower has made to Lender in any Loan Document and such breach is not cured within thirty (30) Business Days; (c) any representation or statement made to Lender by Borrower or on Borrower’s behalf is false or misleading in any material respect; (d) Borrower becomes insolvent, or a receiver is appointed for any part of Borrower’s property; (e) Borrower makes any material assignment for the benefit of creditors; (f) any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency law and such proceeding is not cured within sixty (60) days; or (g) an Amortization Event occurs with respect to all Series of Notes Outstanding.

§6.          Lender’s Rights.

During the existence of an Event of Default, Lender may:  (i) declare that the Credit Agreement is terminated, and cease to make continued credit available to Borrower under this Loan Note and the Credit Agreement, (ii) declare all or any part of the Obligations immediately due and payable, subject to §9 of this Loan Note below, and (iii) exercise all of its rights under this Note and the Credit Agreement in order to satisfy the Obligations.

§7.          Revolving Line of Credit.

This Note evidences a revolving line of credit.  Once the total principal amount of this Loan Note has been advanced, Borrower is only entitled to further loan advances upon repayment of a corresponding amount of principal.  Each advance under this Loan Note may only be requested as set forth in the Credit Agreement. Borrower agrees to be liable for all sums advanced in accordance with the terms of this §7.  The unpaid  principal balance owing on this Loan Note at any time will be recorded on the schedule attached hereto and made a part hereof (the “Schedule”).  Lender is authorized to make notations of the advances made by Lender to Borrower under this Loan Note, and of all payments by Borrower to Lender of outstanding principal amounts and accrued interest on the Loan, on the Schedule.  Such notations, if made, will be presumed correct unless the contrary is established.

§8.          General Provisions.

Lender may delay or forgo enforcing any of its rights or remedies under this Loan Note without waiver of those rights.  Borrower, to the extent allowed by applicable law, waives presentment, demand for payment, protest and notice of dishonor.  Upon any change in the terms of this Loan Note, and unless otherwise expressly stated in writing, no party who signs this Loan Note shall be released from liability.  Neither Lender nor Borrower may renew, extend, amend or modify this Loan Note without the written consent of the other.

§9.          Available Funds.

Notwithstanding any provision to the contrary in this Loan Note, the Credit Agreement or any other Loan Document, all amounts payable to Lender by Borrower under this Loan Note, the Credit Agreement or any other Loan Document are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all obligations, whether direct or indirect, absolute or contingent due under the Series Supplement(s), in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise.  This subordination is for the benefit of and enforceable by the holders of Notes.  All amounts payable by Borrower to Lender under this Loan Note, the Credit Agreement or any other Loan Document are due and payable to Lender only to the extent funds are released to Borrower under any Series Supplement(s).

§10.        Separate Counterparts

This Loan Note may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

§11.        Governing Law.

THIS LOAN NOTE WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK.

§12.        Waiver of Jury Trial.

BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS LOAN NOTE, ANY LOAN DOCUMENT OR ANY TRANSACTION CONTEMPLATED IN ANY SUCH LOAN DOCUMENT.  BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

§13.        Non-petition.

Lender hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all of the Notes, it will not institute against, or join any other Person in instituting against Borrower, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.  In the event that the Lender takes action in violation of this §13, Borrower agrees, for the benefit of the holders of Notes, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by Lender, against it or the commencement of such action and raise the defense that Lender has agreed in writing not to take such action and should be estopped and precluded therefrom.  The provisions of this §13 shall survive the termination of this Loan Note.

§14.        Limited Recourse.

The obligations of Borrower under this Loan Note are solely the obligations of Borrower.  No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or another obligation or claim arising out of or based upon this Loan Note against any member, employee, officer or director of Borrower.  Amounts, fees, expenses or costs payable by Borrower hereunder shall be payable by Borrower to the extent and only to the extent that Borrower is reimbursed therefor pursuant to any of the Related Documents, or funds are then available or thereafter become available for such purpose pursuant to the Indenture, and the amount of any fees, expenses or costs exceeding such funds shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, Borrower.

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IN WITNESS WHEREOF, Borrower has executed this Loan Note as of the ___th day of _____________, ____.

HERTZ VEHICLE FINANCING LLC

By:
Name:
Title:

Received and acknowledged by
THE HERTZ CORPORATION

By:
Name:
Title:

Date:

EXHIBIT C
TO BASE INDENTURE

FORM OF OFFICER’S CERTIFICATE

The undersigned, [                              ], a [                        ] of Hertz Vehicle Financing LLC, a Delaware limited liability company (the “Company”), pursuant to Section 8.25(a) of the Amended and Restated Base Indenture dated as of December 21, 2005 (the “Base Indenture”), between the Company and BNY Midwest Trust Company, an Illinois trust company, as trustee (the “Trustee”), hereby certifies that (i) the Company is in receipt of the preliminary Manufacturer Program (as defined in Schedule 1 to the Base Indenture) for [name of manufacturer] for the [   ] model year, (ii) upon review of such Manufacturer Program, there are no changes to the terms and conditions of the Manufacturer Program as compared to the Manufacturer Program for the previous model year that are likely to have a material adverse effect on HVF and (iii) the undersigned has no reason to believe that there will be any changes to the terms and conditions of the final Manufacturer Program for the [    ] model year as compared to the Manufacturer Program for the previous model year that would be likely to have a material adverse effect on HVF.

IN WITNESS WHEREOF, the undersigned has executed this certificate this        day of               , 20   .

[Name]
[Title]